As filed with the Securities and Exchange Commission on February 13,2008

Registration No.  333-140530_

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Freedom Financial Holdings, Inc.

(Name of small business issuer in its charter)

Maryland (State of or other jurisdiction of incorporation or organization)	6163 (Primary Standard Industrial Classification Code Number)	56-2560951 (I.R.S. Employer Identification No.)

6615 Brotherhood Way

Fort Wayne, Indiana  46825

(260) 490-5363

(Address and telephone number of principal executive offices and principal place of business)

________________

HIQ MARYLAND CORPORATION 5TH FLOOR 516 NORTH CHARLES STREET BALTIMORE, MARYLAND 21201 (800) 564-5300	COPIES TO: RICHARD A. WEINTRAUB,ESQ. WEINTRAUB LAW GROUP PC 10085 CARROLL CANYON ROAD, SUITE 230 SAN DIEGO, CALIFORNIA 92131 (858) 566-7010

(Name, address and telephone number of agent for service)

_____________________

Approximate date of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE*

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $.001 per share held by current shareholders subject to this registration statement (2)	322,500	$3.00	$967,500	103.52
Total	322,500		$967,500	103.52

(1)

Includes shares of our common stock, par value $.001 which may be offered pursuant to this registration statement.

(2)

These are outstanding shares of common stock which may be offered for sale by selling shareholders pursuant to this registration statement.

(3)

Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (g) under the Securities Act of 1933. No market currently exists for the shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

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DE-REGISTRATION OF SECURITIES

We  filed  a  registration  statement on Form SB-2, file #333-140530, on February 8, 2007, as amended by pre-effective amendments on May 3, 2007, May 29, 2007, July 16, 2007, August 20, 2007, August 22, 2007, and August 31, 2007, to  register (1) a minimum of 375,000 units and a maximum of 1,500,000 units of the common stock of Freedom Financial Holdings, Inc. at a price of $2.00 per share (the “Company offering”) and (2) the resale by selling shareholders of up to 322,500 shares of our common  stock (the “Selling Security Holder Offering. The Company Offering Period was to extend for seven (7) months following date of the prospectus, provided however, that if the minimum offering was not sold within ninety (90) days of the date of the prospectus the offering period would end on the ninetieth day after the date of the prospectus.  As of December 15, 2007, we had not sold any of the Company offering units registered under the Registration Statement.  As a result, the Company terminated the Company Offering and the corresponding Company Offering Period on December 15, 2007.  Accordingly, we hereby: (1) withdraw from Registration the up to 1,500,000 units that remain unsold under the Registration statement as it pertained to the Company Offering and (2) amend the Registration Statement as it pertains to the 322,500 shares of common stock of Freedom Financial Holdings, Inc. that may be sold from time to time by the selling security holders under the Selling Security Holder Offering.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated _________, 2008

FREEDOM FINANCIAL HOLDINGS, INC.

322,500 Shares of Common Stock

This prospectus relates to 322,500 shares of common stock of Freedom Financial Holdings, Inc. that may be sold from time to time by the selling security holders named in this prospectus.  The above mentioned parties are referred to as the “selling security holders” in this prospectus.  The shares may be offered and sold from time to time by the selling security holders, and any pledgees, donees, transferees or other successors-in-interest of the shares, through public or private transactions at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  As a result of contractual agreements between the Selling Security Holders and the Company, the selling security holders will sell at a price range of $2.40 - $3.00 per share until the shares are traded on the OTCBB. Thereafter, the selling security holders will sell at prevailing market prices or privately-negotiated prices. Information regarding the identities of the selling security holders, the manner in which they acquired or will acquire their shares and the manner in which the shares are being offered and sold is provided in the “Selling security holders” and “Plan of Distribution” sections of this prospectus.

We will not receive any of the proceeds from the sale of the shares.  We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for sales commissions.

No public trading market currently exists for our common stock or any of our other securities.  We cannot assure you that our common stock will be listed on any exchange.

The securities offered under this prospectus are speculative and involve a high degree of risk.  See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

INTRODUCTORY COMMENTS

3

RISK FACTORS

3

FORWARD LOOKING STATEMENTS

16

USE OF PROCEEDS

17

DETERMINATION OF OFFERING PRICE

17

DILUTION

17

SELLING SECURITY HOLDERS

18

PLAN OF DISTRIBUTION

20

LEGAL PROCEEDINGS

21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

26

DESCRIPTION OF SECURITIES

28

SHARES ELIGIBLE FOR FUTURE SALE

33

INTEREST OF NAMED EXPERTS AND COUNSEL

35

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

36

ORGANIZATION WITHIN LAST FIVE YEARS

36

BUSINESS OF THE COMPANY

37

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

49

DESCRIPTION OF PROPERTY

62

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

64

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

66

EXECUTIVE COMPENSATION

67

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS  ON ACCOUNTING AND FINANCIAL DISCLOSURE

70

WHERE YOU CAN FIND MORE INFORMATION

70

FINANCIAL STATEMENTS

71

INFORMATION NOT REQUIRED IN THE PROSPECTUS

74

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

74

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

74

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES

74

ITEM 27.

EXHIBITS

77

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you.  You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

The Company

Background and Business Plan

Titan Holdings, Inc. was incorporated as an Indiana corporation in August 2005. Freedom Financial Holdings, Inc. (the “Company”) was incorporated in Maryland in June 2005 under the name Northern Business Acquisition Corp., a Maryland company, which had been formed specifically for merger with Titan Holdings, Inc., to change the state of incorporation. In February 2006, Titan Holdings, Inc. merged into Northern Business Acquisition Corp.  In April 2006, the name was changed to Freedom Financial Holdings, Inc. We are a holding company and conduct all of our operations through our wholly owned subsidiary Freedom Financial Mortgage Corp.  Investors in the offering by the Company will purchase shares of Freedom Financial Holdings, Inc., the Maryland holding company.

The Company acquired a mortgage brokerage division in May 2006 through the acquisition of Freedom Financial Mortgage Corp., an Indiana corporation (“FFMC”).  FFMC is a mortgage broker and generates revenues by originating mortgage loans that are funded by third parties.

Prior to the acquisition, the Company did not commence operations and did not have any assets or liabilities. Accordingly, the consolidated financial statements included in this prospectus are the financial statements of FFMC.

Currently, the Company’s principal line of business is engaging as a mortgage broker. Our services include originating and processing mortgage loans at our offices.  We are licensed currently as a mortgage broker in Indiana, Florida, Georgia, Tennessee, and Ohio. FFMC, as a licensed Indiana loan broker, is subject to the Indiana Loan Broker Act. The Company intends to operate the planned expansion of FFMC to build a nationwide broker infrastructure which the Company will use as a distribution channel for its mortgage business.  The proceeds from the sale of the shares of our common stock being offered by the selling security holders pursuant to this prospectus will belong to the selling security holders.  We will not receive any of the proceeds from the sale of such shares.

As of December 31, 2006, the Company’s net loss was $793,157 and the working capital deficit was $421,563. As of September 30, 2007 the Company’s net loss was $1,096,178 and the working capital deficit was $1,386,820.  Additionally, we expect our working capital deficit to continue even after we receive the proceeds from this offering. Further, our auditors have issued a going concern qualification in their report.

The Selling Security Holder Offering

The selling security holders named in this prospectus below are selling a total of 322,500 shares of our common stock held by the selling security holders.  As a result of contractual agreements between the Selling Security Holders and the Company, the Selling Security Holders will sell at a price range of $2.40- $3.00 until the shares are traded on the OTCBB. There after the Selling Security Holders will sell at prevailing market prices or privately-negotiated prices. For a more complete description of the restrictions imposed on the selling security holders, including the terms of leak-out provisions, see “Shares Eligible For Future Sale – Lock-Up.” We will not receive any proceeds from the sale by the selling security holders of their shares. The sale of those shares will not affect the number of shares outstanding.

There are currently 3,669,043 shares of common stock outstanding. The 322,500 shares being offered by selling security holders represent approximately 8.8% of the total shares outstanding.

Additional Information

Our principal executive office is located at 6615 Brotherhood Way, Fort Wayne, Indiana 46825.  The telephone number at that address is (260) 490-5363. We maintain a site on the World Wide Web at www.freedomfinancialmortgage.net as a website for our subsidiary, FFMC. The information on the subsidiary website should not be considered part of this document and is not incorporated into this Prospectus by reference.  This web address of the subsidiary is, and is intended to be, an inactive textual reference.  Unless the context otherwise requires, references to “we,” “us” and “our” refer to the combined operations the Company and FFMC.

INTRODUCTORY COMMENTS

Except as otherwise indicated by the context, references in this prospectus to “we,” “us,” “our,” or the “Company” are references to the combined business of Freedom Financial Holdings, Inc., and its wholly-owned subsidiary, Freedom Financial Mortgage Corporation.  The terms “we,” “us,” or “our” in each case do not include the selling stockholders.  References to “Freedom Financial” are reference to Freedom Financial Holdings, Inc. individually, and References to “FFMC” are references to Freedom Financial Mortgage Corporation, individually.

RISK FACTORS

The purchase of shares of the Company’s common stock involves a high-degree of risk.  Prospective Shareholders should carefully consider the risks described below in addition to other information set forth in this Prospectus before making a business and/or financial decision to become a Shareholder of the Company and purchase shares of our common stock.  The risks and uncertainties described below are not exclusive.  Additional risks and uncertainties not presently known or that the Company currently deems immaterial may also impair its business operations.  If one or more of the following risks actually occur, the Company's business operations and financial condition could be materially adversely affected.  In that case, an investor may lose all or part of his or her financial participation.

FINANCIAL RISKS

The Company may not have the ability to continue as a going concern.

As is indicated in the financial statements, the Company incurred losses through December 31, 2006. As of December 31, 2006, the Company’s net loss was $793,157 and the working capital deficit was $421,563. As of September 30, 2007 the Company’s net loss was $1,096,178 and the working capital deficit was $1,386,820.  Additionally, we expect our working capital deficit to continue even after we receive the proceeds from this offering. In addition, the Company will require substantial additional funding for continuing the development and marketing of its products.  The accountants indicated that these factors raised substantial doubt about the Company’s ability to continue as a going concern. See, “Financial Statements.”

The Company had planned to address the concerns raised by the accountants by raising funds, pursuant to a Company offering, whereby the Company intended to sell a minimum of 375,000 units and a maximum of 1,500,000 units of the common stock of Freedom Financial Holdings, Inc. at a price of $2.00 per share (the “Company Offering”), to meet net capital and working requirements. The Company had further planned to use a portion of the proceeds to retain experienced wholesale account executives and retail loan officers with particular skills in the commercialization and marketing of its products and to attain technology to develop already existing and additional products.  The Company, however, was unable to raise any funds through the Company offering and, therefore, terminated the Company offering on December 15, 2007.  The Company now plans to obtain additional private funding in order to meet its present net capital and working  requirements and fund its ongoing objectives.  While there is no assurance that the Company will be able to obtain sufficient additional funds or that such funds, if available, will be on terms satisfactory to the Company, our management believes that the raising of additional funds will allow the Company to continue as a going concern.

Additionally, the Company is in the early stages of development, which makes an evaluation of its business operations and its prospects difficult.  As a result, the Company has a limited operating history and cannot forecast operating expenses based on historic results.

In the view of the State of Indiana Securities Division the Company is considered to be in unsound financial condition.

In the view of the State of Indiana Securities Division the Company does not meet the North American Securities Administrators Association guidelines regarding financial condition and is considered to be in unsound financial condition. As such, persons should not invest unless they can afford to lose their entire investment.

We have approximately $20,000 in cash and we may not be able to fully execute our business plan.

As of September 30, 2007, we had approximately $20,000 in cash available to fund our operations.  We were unable to raise any additional proceeds from the Company offering and therefore terminated it on December 15, 2007.

The amounts and timing of our expenditures will depend primarily on our ability to raise additional capital.  We may seek to satisfy our future funding requirements through new offerings of securities or from other sources, including loans from our controlling stockholders.  Additional financing may not be available when needed or on terms acceptable to us.  We have a current commitment for additional financing in the amount of $200,000 in the form of a line of credit from Tower Bank which is secured by the equity in the office building. The terms of the line of credit allow for interest only daily withdrawals and deposits at prime plus ¼%.  Unavailability of further financing may require us to delay, scale back or eliminate some or all of the aspects of our business plan.  To the extent we raise additional capital by issuing equity securities, your ownership interest would be diluted.

We have not yet established an audit committee.

We currently do not have an audit committee and have no immediate plans to establish one.  This may have the result of a less comprehensive discussion about accounting and financial matters among board members with expertise in accounting matters or matters. The lack of an  audit committee may prove to have a material impact on our businesses which may harm our future operating prospects. See, “Directors, Executives Officers, Promoters and Control Persons - Meetings and Committees of the Board of Directors.”

The estimates and projections contained in this Prospectus may not be realized.

Any estimates or projections in this Prospectus have been prepared on the basis of assumptions and hypotheses, which our management believes to be reasonable.  However, no assurance can be given that the potential benefits described in this Prospectus will prove to be available.

As a result of this offering, we will be subject to additional reporting and governance requirements, which could adversely affect our profitability.

Upon completion of this offering, we will be a public company and, for the first time in our history, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 (“SOX”), the related rules and regulations promulgated by the Securities and Exchange Commission and the rules of the exchange on which our shares are listed. These laws, regulations and rules will increase the scope, complexity and cost of corporate governance, reporting and disclosure practices. Additionally, these laws and regulations have different requirements for compliance than we have previously experienced. Our expenses related to services rendered by our accountants, legal counsel and consultants will increase as we seek to comply with these laws and regulations. In addition, the application of these requirements to our business may strain our management resources.

Our financial results fluctuate as a result of seasonality and other timing factors, which makes it difficult to predict our future performance.

The mortgage brokerage business is generally subject to seasonal trends. These trends reflect the general pattern of housing sales, which typically peak during the spring and summer seasons. As such, our quarterly operating results are expected to fluctuate in the future, reflecting the seasonality of the industry.

We face intense competition that could adversely impact our market share and our revenues.

As we seek to expand our business further, we will face a significant number of additional competitors, many of whom will be well established in the markets we seek to penetrate. Some of our competitors are much larger than we are, have better name recognition than we do, and have far greater financial and other resources than us.

The intense competition in the mortgage industry has also led to rapid technological developments, evolving industry standards and frequent releases of new products and enhancements. As mortgage products are offered more widely through alternative distribution channels, such as the Internet, we may be required to make significant changes to our current retail and wholesale structure and information systems to compete effectively. Our inability to continue enhancing our current Internet capabilities, or to adapt to other technological changes in the industry, could significantly harm our business, financial condition, liquidity and results of operations. See, “Business of the Company – Market/Competitive Overview & Business of the Company – Competition.”

The Company recently moved headquarters and may not be able to find a tenant to sub-lease its prior office space.

In October 2006, the Company completed the purchase of an office building located at 6615 Brotherhood Way, Fort Wayne, Indiana 46825. The building is approximately 16,000 square feet. The building has been renovated and the Company moved its headquarters to this new space in December 2006.

Until the move to the new headquarters, the Company rented office space. The base rental for the office space is $2,943 per month and the lease will end on June 30, 2009.  The Company is still obligated to fulfill the terms of the lease for the office space.  The Company is using and will continue to use its best efforts to sub-lease the office space.  However, in the event that the Company is unable to find a tenant to sub-lease the space at the monthly rental rate, or is only able to find a tenant to pay a rent at a rate less than that is called for in the lease, the Company will be obligated to pay the monthly rate due, or the difference between the rate the sub-tenant pays and the leased rate, pursuant to the lease which expires in June 2009.  As of the date of this Prospectus the Company has not found a sub-tenant to occupy the space. To the extent that the Company has to continue to make payments pursuant to the lease it may have an adverse effect on the Company.  See, “Description of Property – Former Headquarters.”

RISKS RELATED TO THE MORTGAGE INDUSTRY

We might not be successful in achieving our investment objectives if there are significant changes in the economic and regulatory environment surrounding residential mortgage loans.

Our anticipated investment in the residential mortgage brokerage industry will be subject to risks related to national economic conditions, changes in the investment climate for residential mortgage loans, changes in local real estate market conditions, changes in interest rates, changes in the values of all assets owned or held as collateral by the company, governmental rules and fiscal policies, and other factors beyond the control of our management. Changes in these economic and regulatory factors could cause consumers to refrain from purchasing properties, reduce any tax benefits we provide to our Shareholders, or otherwise render unattractive some of the ways we do business.

Income may be affected by many factors including, but not limited to: (1) the inability to achieve or maintain gross revenues as projected; (2) adverse changes in general economic conditions which would affect the purchasing of homes among the public; (3) the lack of acceptance by the local community of the Company's product; (4) adverse local conditions, such as competitive conditions; (5) the failure of the real estate market to develop as expected; (6) governmental regulation; or (7) catastrophes such as fires, earthquakes and floods.  Income is subject to various factors, including the above, and may fluctuate from time to time, whereas some expenses related to the real estate business industry, such as interest rates, loan payments, taxes, utility costs, maintenance costs and insurance, tend either to be fixed or to increase.

Our competitors are larger, more diversified, and have extensive experience in the mortgage brokerage industry.

We are in a development stage and, accordingly, our competitors are larger, more diversified, and may have more experience in the mortgage brokerage industry.  FFMC will compete with others engaged in the mortgage brokerage business, many of whom have greater financial resources and experience than our management or the Company.  Competition in our market niche depends upon a number of factors including price and interest rates of the loan, speed of loan processing, reliability, quality of service and support services.  See, “Business of the Company - Competition.”

Our business may be significantly harmed by a slowdown in the economies of Florida, Indiana or Georgia, where we conduct a significant amount of business.

Since inception, a significant portion of the mortgage loans we have brokered (approximately 98%) have been secured by property in Florida, Indiana, and Georgia. An overall decline in the economy or the residential real estate market, or the occurrence of a natural disaster that is not covered by standard homeowners’ insurance policies, in one of the aforementioned states could decrease the value of mortgaged properties in those states. This, in turn, might discourage consumers from purchasing homes in these areas. This could restrict our success in attracting clients and significantly harm our business, financial condition, liquidity and results of operations.

The Company has limited experience in the real estate markets outside of Florida, Indiana, and Georgia. To the extent that we expand our operations to new markets, our business operations may suffer from our lack of experience, which may adversely affect our revenues.

Currently, FFMC operates primarily in Florida, Indiana and Georgia. Depending on the market and our performance, we plan to expand our operations throughout the United States. However, we have limited experience outside of the markets in which we currently operate. Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state.  Our limited experience in most U.S. real estate markets may impact our ability to make prudent investment decisions. Accordingly, where we deem it necessary we may work with independent real estate advisors and local legal counsel in markets where we lack experience. You will not have the opportunity to evaluate the qualifications of such advisors and no assurances can be given that they will render prudent advice to us.  Therefore, we can provide no assurances that we will be successful in any geographic expansion of our operations or that we will be able to mitigate the risk of such expansion by working with local brokers or lawyers. Any difficulties encountered by us in this regard could adversely affect our operating results, slow down our expansion plans or result in a reduction of loan origination, any of which may diminish our revenues.

We are subject to losses due to fraudulent and negligent acts on the part of loan applicants, mortgage brokers, other vendors and our employees.

When FFMC brokers mortgage loans, we rely heavily upon information supplied by third parties including the information contained in the loan application, property appraisal, title information and employment and income documentation. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the loan applicant, the mortgage broker, another third party or one of our own employees, we generally bear the risk of loss associated with the misrepresentation.

If we experience a significant number of such fraudulent or negligent acts, our business, financial condition, liquidity and results of operations would be significantly harmed.

FFMC must maintain a minimum adjusted net worth to remain in good standing with the U.S. Department of Housing and Urban Development.

In order to maintain approval with U.S. Department of Housing and Urban Development (“HUD”), a licensed Supervised Loan Correspondent must maintain an adjusted net worth of at least $63,000 dollars and $25,000 dollars for each branch office.  In the event that a Supervised Loan Correspondent falls below the minimum requirements HUD has the ability to pursue administrative action which may include a letter of reprimand, probation, suspension or withdrawal of the license.

FFMC is registered with HUD as a Supervised Loan Correspondent and must maintain a total adjusted net worth of $113,000 ($63,000 dollars for the main office and $25,000 dollars for each of the two (2) branch offices). It appears that over the last year, the company may have violated the minimum adjusted net capital requirement set by HUD.  There is a possibility that HUD may conduct an audit of FFMC. As such, an audit could result in administrative action which could affect the Company’s status as a HUD licensed entity.  However, the Company has instituted new policies to ensure that the Company will not fall below the minimum HUD requirements and the Company will monitor its status for compliance with the minimum requirements on a monthly basis.  Only approximately five percent (5%) of the Company’s business is derived from HUD.  See “Business of the Company – U.S. Department of Housing and Urban Development (“HUD”) Loan Correspondent.”

The multi-jurisdictional scope of our operations exposes us to risks of noncompliance with an increasing and inconsistent body of complex laws and regulations at the federal, state and local levels.

Because we intend to provide mortgage brokerage services in multiple states, we must comply with the laws and regulations, as well as judicial and administrative decisions, of all of these jurisdictions, as well as an extensive body of federal law and regulations. The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict sub-prime loan origination activities in those cities and counties. The laws and regulations of each of these jurisdictions are different, complex and, in some cases, in direct conflict with each other. As our operations continue to grow, it may be more difficult to comprehensively identify, to accurately interpret and to properly program our technology systems and effectively train our personnel with respect to all of these laws and regulations, thereby potentially increasing our exposure to the risks of noncompliance with these laws and regulations.

Our failure to comply with these laws can lead to:

•	civil and criminal liability;
•	loss of approved status;
•	demands for indemnification or loan repurchases from purchasers of our loans; and

•	class action lawsuits.

The Company will depend on warehouse financing sources to begin funding loans as a mortgage banker.

The Company anticipates it will fund substantially all mortgage banking activities through a warehouse line of credit. Its ability to originate mortgage loans is dependent on continued access to capital on acceptable terms, whether through a warehouse facility or otherwise.  The Company believes that financial institutions will continue to provide it with warehouses lines of credit, but no assurance can be made that the current line of credit will continue to be available on reasonable terms, or at all.  To the extent that the Company cannot successfully maintain a warehouse line of credit, it may be required to curtail its mortgage loan purchase and origination activities, which could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

The Company will be dependent on loan sales for future mortgage banking revenue.

Once the Company begins to provide mortgage banking services, the Company will seek to generate mortgage banking revenue by regularly selling for cash, at a premium, its portfolio of originated loans. There can be no assurance that investors will purchase loans or that they will be willing to purchase loans on terms which they the Company proposes to sell the loans. To the extent that the Company is not able to successfully find such loan purchasers, the Company’s business, prospects, financial condition and results of operations could be materially and adversely affected.

Failure to successfully manage interest rate volatility may adversely affect results of operations.

Changes in interest rates can have differing effects on various aspects of the Company’s business, particularly in the areas of volume of mortgage loans originated and purchased and net interest income. Fluctuating interest rates may affect the net interest income earned by the Company, resulting from the difference between the yield to the Company on loans held pending sale and the interest paid by the Company for funds borrowed under the warehouse line of credit. While the Company monitors the interest rate environment, there can be no assurance that the profitability of the Company would not be adversely affected during any period of changes in interest rates. In such event, the business, prospects, financial condition and results of operations of the Company could be materially adversely affected.

We may suffer losses from defaulted mortgage loans, even if we have already sold them.

We are at risk for mortgage loan defaults from the time we fund a loan until the time that loan is sold, which is generally 45 days after funding. When we sell a loan, we typically make representations and warranties to the purchasers and insurers that we have properly originated the loans under state laws, investor guidelines and program eligibility standards. Purchasers of our loans typically conduct their own review of the loans, and we may be liable for unpaid principal and interest on defaulted loans if we have breached our representations and warranties.

In some instances, we may even be required to repurchase the loan. Any liability from breaches of our representations and warranties, including mandatory repurchases or loans, would harm our mortgage banking business.

The mortgage banking business is seasonal and our operating results will suffer if our mortgage banking business volume during peak periods is less than expected.

The mortgage banking industry is generally subject to seasonal variations. These variations reflect the national pattern of sales and re-sales of homes in our markets, although refinancings tend to be less seasonal and more closely related to changes in interest rates. The magnitude of seasonal variations is beyond our control and could adversely impact our business, especially if we are unable to take advantage of increased mortgage volume during peak periods, or if peak periods do not produce anticipated mortgage volume.

BUSINESS RISKS

The inability to attract and retain qualified employees could significantly harm our business.

FFMC will depend upon our wholesale account executives and retail loan officers to attract borrowers by, among other things, developing relationships with financial institutions, other mortgage companies and brokers, real estate agents, borrowers and others. We believe that these relationships lead to repeat and referral business. The market for skilled executive officers, account executives and loan officers is highly competitive and historically has experienced a high rate of turnover. In addition, if a manager leaves our company there is an increased likelihood that other members of his or her team will follow. Competition for qualified account executives and loan officers may lead to increased hiring and retention costs. If FFMC is unable to attract or retain a sufficient number of skilled account executives at manageable costs, FFMC will be unable to continue to attract borrowers, which will ultimately reduce our revenues.

An interruption in or breach of our information systems may result in lost business.

FFMC relies heavily upon communications and information systems to conduct its business. As we implement our growth strategy and increase our volume of loan brokerage, that reliance will increase. Any failure or interruption or breach in security of our information systems or the third-party information systems on which we rely could cause delays and could result in fewer loan applications being received and slower processing of applications. The occurrence of any failures or interruptions could significantly harm our business.

The success and growth of our business will depend upon our ability to adapt to and implement technological changes.

Our mortgage brokerage business is currently dependent upon our ability to effectively interface with our brokers, borrowers and other third parties and to efficiently process loan applications and closings. The origination process is becoming more dependent upon technological advancement, such as the ability to process applications over the Internet, accept electronic signatures, provide process status updates instantly and other customer-expected conveniences that are cost-efficient to our process. Implementing this new technology and becoming proficient with it may also require significant capital expenditures. As these requirements increase in the future, we will have to fully develop these technological capabilities to remain competitive or our business will be significantly harmed.

CONCENTRATED CONTROL RISKS

The management team collectively has the power to make all major decisions regarding the company without the need to get consent from any stockholder or other person.

Presently our management team collectively owns 52.9% of the outstanding common stock.  See, “Security Ownership of Certain Beneficial Owners and Management.” Our management and directors, therefore, have significant voting power in determining major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.  The management and directors will also have significant voting power in the election of our directors and to dictate our policies.

RISKS RELATING TO OUR SECURITIES AND THE MARKET FOR OUR SECURITIES

There is no public market for our common stock and if a market for our stock develops, it may be highly volatile.

No market currently exists for our shares, and none may develop following the Selling Security Holder offering.  We intend to seek quotation of our securities on the over-the-counter bulletin board.  However, to be quoted on the bulletin board a market maker must file a form 211 application relating to the Company and our common stock.  It is possible that no market maker will be willing to file a form 211 application on our behalf.  Our failure to create a market for our common stock would result in the purchasers of the shares offered under this prospectus being unable to dispose of their shares in any effective commercial manner. See, “Determination of Offering Price & Market for Common Equity and Related Stockholder Matters.”

Since we are relatively thinly capitalized and our stock is a penny stock, if a market in our stock is ever developed, our stock price may become highly volatile.  There has been no established public trading market for our common stock and, none of our shares are currently eligible for sale in a public trading market.  As a result, investors may find it difficult to dispose of our securities, or to obtain accurate quotations of the price of our securities. This lack of information limits the liquidity of our common stock, and likely will have an adverse effect on the market price of our common stock and on our ability to raise additional capital.

Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities that have often been unrelated to the operating performance of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Our stock is subject Blue Sky restrictions, which means you may may offer and sell the Shares covered by this prospectus only in States in the United States where exemptions from registration under State securities laws are available.

The selling shareholders named in this prospectus may offer and sell the Shares covered by this prospectus only in States in the United States where exemptions from registration under State securities laws are available.  We anticipate obtaining an exemption, known as the "manual exemption," in certain States where such exemption is available. Generally, the manual exemption is available to issuers that maintain an up-to-date listing that includes certain information about the issuer in a recognized securities manual.  Some of the States that provide the manual exemption include:  Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Texas, U.S. Virgin Islands, Utah, Washington, West Virginia, and Wyoming. Each State's law is different.  Some of the States provide a general exemption for issuers' securities that are listed in a "recognized securities manual" (or similar language) while other States have provisions that name the recognized securities manuals that qualify an issuer for the exemption in that State.  Investors and securities professionals are advised to check each State's securities laws and regulations (known as "Blue Sky" laws).

Another terrorist attack similar to the events that occurred on September 11, 2001 could have an adverse effect on our Company.

A terrorist attack on the United States, similar to what happened on September 11, 2001, could prevent us from achieving the objectives in our business plan. The adverse conditions in financial markets that could result from terrorist activities in the U.S. would likely prevent or impair our company’s ability to obtain capital from public and private investors. We will not be able to successfully pursue our business plan if we are unable to secure additional capital.

We do not plan to pay dividends on our common stock in the foreseeable future and investors will be wholly dependent upon the market for the common stock to realize economic benefit from their investment.

As holders of shares of our common stock, you will only be entitled to receive those dividends that are declared by our board of directors out of surplus.  We do not expect to have any surplus available for the declaration of dividends in the foreseeable future.  Indeed, there is no assurance that such a surplus will ever materialize to permit payment of dividends to you as holders of the shares.  The board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.  Furthermore, even if we have surplus, we intend to retain any earnings to finance future growth. See, “Description of Securities – Common Stock & Market for Common Equity and Related Stockholder Matters.”

Because our stock is considered a penny stock, any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is a "penny stock" within the meaning of Rule 15g-9 to the Securities Exchange Act of 1934, which is generally an equity security with a price of less than $5.00.  Our common stock is subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.  Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor.

In addition, the penny stock regulations require the broker-dealer to:

•

deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities; and

•

send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of holders of our capital stock to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities.  In addition, the liquidity of our securities may be decreased, with a corresponding decrease in the price of our securities.  Our common stock in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

Certain provisions of our Certificate of Incorporation and Maryland law may make it more difficult for a third party to effect a change- in-control.

Our Certificate of Incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock.  The preferred stock may be issued in one or more series,

the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders.  These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions.  The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock.  In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party.  The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire the Company or effect a change-in-control.

Maryland’s corporate take-over statute affords the Company protection in potential “business combinations” with parties who are “interested stockholders.”  Such a business combination requires the approval of 80 percent of all outstanding shares and two-thirds of the outstanding shares that are disinterested in the business combination.

An “interested stockholder” is one that is the beneficial owner of 10 percent or more of the voting power of the corporation after the date the corporation had 100 or more beneficial owners of its stock.  A “business combination” includes, among other transactions, a merger or share exchange, a sale, lease or transfer in a 12-month period to an interested stockholder of assets valued at 10 percent or more of the market value of the corporation’s outstanding stock or its net worth, and the issuance to an interested stockholder of equity securities of the corporation valued at 5 percent or more of the corporation’s market value. These provisions are subject to many qualifications and exceptions.

If an active public market for our shares of common stock does not develop, our stock will be illiquid and you may lose all or a portion of your investment.

An active public market for our common stock may not develop or be sustained. Because the Company intends to have its stock quoted on the Over The Counter Bulletin Board, there is a risk that the Company may not be able to convince any broker-dealers to act as market makers and make quotations on the Over The Counter Bulletin Board. Additionally, the price at which our common stock will trade after the Selling Security Holder offering may be lower than the price at which our stock is sold in the Selling Security Holder offering. See, “Determination of Offering Price & Market for Common Equity and Related Stockholder Matters.”  Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to this, or a future, offering;
•	changes in interest rates;
•

competitive developments, including announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;
•	changes in financial estimates by securities analysts;
•	the depth and liquidity of the market for our common stock; and
•	investor perceptions of our company and the sub-prime and non-conforming mortgage industry generally.

GENERAL INVESTMENT RISKS

No market studies have been performed regarding this Offering.

No studies regarding the effect of this Offering have been conducted.  In formulating the Company's business plan, the Company has relied on the judgment of the officers, directors and consultants.  The effect of the sale of the shares of our common stock has not been analyzed for its effect on the Company's operations, its ability to obtain funds or financing.  Although the company will seek additional public or private funding in the future, the Company may not become profitable and you may lose your entire investment.

Investment in the Company is highly speculative.

Investment in the Company is speculative and by investing, each investor assumes the risk of losing their entire capital investment.  Our management believes that by operating as a mortgage broker an investor’s capital will be preserved for their benefit and a reasonable return in the form of cash distributions will be able to be paid to Shareholders of the Company.  However, this objective of our management may not be realized and there is no guarantee of any return on a Shareholder’s investment. You may lose some or all of your investment.  Only Shareholders who are able to bear the loss of their entire investment, and who otherwise meet the qualifications discussed in this Prospectus should consider purchasing the shares of our common stock.

You will have little control over operations.

Our management has complete authority to make decisions regarding our day-to-day operations. Our management may take actions with which you disagree. You will not have any right to object to most management decisions unless the management breaches its duties. You will be able to remove the management only by vote of Shareholders requiring a 75% interest in the shares of the company or in other limited instances. Our Shareholders will not be able to amend our bylaws in ways that adversely affect our management without its consent.

We are currently dependent upon the key personnel of our management and the loss of their services, and particularly the services of Brian Kistler, Robin W. Hunt, and Rodney J. Sinn could have a detrimental effect upon the Company.

Our success depends to a significant extent upon the continued service of the officers of the Company and FFMC. The departure of those officers, particularly of Brian Kistler, Robin W. Hunt and/or Rodney J. Sinn, could materially and adversely affect our operations.  On December 13, 2007 the Board of Directors of the Company voted to remove Mr. Sinn as President of FFMC effective as of that date.  Mr. Sinn resigned his seat on the Board of Directors on December 20, 2007.  Mr. Sinn, will, however, continue to serve FFMC as a loan officer.  The Company does not maintain employment agreements with, or key man insurance on Mr. Hunt or Mr. Kistler.  See, “Executive Compensation – Employment Agreements & Noncompete and Nondisclosure Agreements.”

We are required to indemnify our officers and directors for good faith actions and the indemnification obligation may cause any liability it incurs to be paid by the Company.

Under our bylaws our officers and directors are not liable to us for any act or omission that they take in good faith, except for active and deliberate dishonesty or a criminal act of the officers or directors. Under certain circumstances our management will be entitled to indemnification from us for losses they incur in defending actions arising out of their positions as management of the Company.

The shares of our common stock purchased in the offering by the Company will be subordinate to the rights of our wholly owned operating subsidiary’s existing and future creditors.

We are a holding company and our only assets are and will be the shares of capital stock of our wholly owned operating subsidiary, FFMC, an Indiana corporation. As a holding company without independent means of generating operating revenues, we depend upon dividends and other payments from FFMC to fund our obligations and meet our cash needs. Our expenses may include the salaries of our executive officers, insurance and professional fees. Financial covenants under the existing or future loan agreements of FFMC, or provisions of the Indiana Corporations Code, may limit FFMC’s ability to make sufficient dividend or other payments to us to permit us to fund our obligations or meet our cash needs, in whole or in part. By virtue of this holding-company structure, the shares of our common stock purchased in the Selling Security Holder offering will be structurally junior in right of payment to all existing and future liabilities of FFMC.

FORWARD LOOKING STATEMENTS

This Prospectus (and the documents made available to potential Shareholders) contains forward-looking statements involving risks and uncertainties.  These statements relate to future events or the Company's future financial performance.  Any statement that is not a reference to historical fact is a forward-looking statement.  For example, in some cases, you can identify forward-looking statements by terminology such as "could," "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology.  These statements are only hypotheses and predictions.  Actual events or results may, and often do, differ materially.  In evaluating these statements, you should specifically consider various important factors, including the risks described above under "Risk Factors" and in other parts of this Prospectus.  These factors may cause actual results to differ materially from any forward-looking statement.

Although the expectations reflected in all forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any forward-looking statements.  The Company is under no duty to update any of the forward-looking statements after the date of this Prospectus to conform them to actual results or to changes in the Company's expectations.

USE OF PROCEEDS

The proceeds from the sale of the shares of our common stock being offered by the selling security holders pursuant to this prospectus will belong to the selling security holders.  We will not receive any of the proceeds from the sale of such shares.

The proceeds that were received from the sales of shares to selling security holders were used approximately in the following manners: to expand the operations of the subsidiary ($100,000); investment in technology ($50,000); move to new office space ($25,000); hire new staff and benefits ($200,000); legal ($150,000); underwriter fees ($10,000); printing new stationary ($10,000); accounting/audit ($40,000); operating and working capital ($10,000); and reduction of debt ($80,000).

DETERMINATION OF OFFERING PRICE

This prospectus may be used from time to time by the selling shareholders who offer the common stock in transactions (which may include block transactions). As a result of contractual agreements between the Selling Security Holders and the Company, the Selling Security Holders will sell at a price range of $2.40- $3.00 until the shares are traded on the OTCBB. There after the Selling Security Holders will sell at prevailing market prices or privately-negotiated prices.    at prevailing market prices at the time of sale, at prices related to the prevailing market prices, or at other negotiated prices. The selling shareholders will act independently in determining the offering price of each sale.

Although our common stock is not listed on a public exchange, we have filed to become eligible to be quoted on the Over The Counter Bulletin Board (“OTCBB”). As of the date of this prospectus, the Company has contracted with Spartan Securities to act as its market maker for the purpose of being quoted on the OTCBB.  However, the Company may need additional broker-dealers to act as market makers and make quotations on the OTCBB at a later date and it is possible, that despite our best efforts, we may not be able to convince any additional broker-dealers to do so.   Additionally, there is no assurance that our common stock, once it becomes quoted on the OTCBB, will trade at market prices in excess of the offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions. The offering price should not be considered a determination of the actual present or future value of the shares of our common stock.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders or new investors in the offering.

 SELLING SECURITY HOLDERS

An aggregate of 322,500 shares of our common stock may be offered for sale and sold pursuant to this prospectus by the selling security holders.

These shares are to be offered by and for the respective accounts of the selling security holders and any pledgees, donees, assignees and transferees or successors-in-interest of the respective selling security holders.  We have agreed to register all of such securities under the Securities Act and to pay all of the expenses in connection with such registration and sale of the shares (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling security holders).

Of the shares being registered on behalf of selling security holders, 322,500 were issued as a result of sales via a private placement.

All of the 322,500 shares being registered on behalf of selling security holders were subject to various lock-up agreements and/or escrow agreements.  However, when the Company Offering terminated on December 15, 2007, the terms of the lock-up agreements were renegotiated. See, “Shares Eligible for Future Sale” and “Plan of Distribution – Lock-Up and Leak-out Provisions.”  However, because the Company Offering was terminated on December 15, 2007 and no shares were sold to Indiana residents, the escrow restrictions no longer apply and the 2,115,817 shares were eligible to be released from escrow as of that date.  See, “Escrow,” below.

The following table and notes to the table sets forth, with respect to each selling security holder:

•

the name of the selling security holder and any material relationship the selling security holder has had with us over the past three years;

•

the number of shares of our common stock beneficially owned by the selling security holder as of the date of this prospectus;

•

the number of shares of our common stock being offered for sale by the selling security holder pursuant to this prospectus; and

•

the number of shares of our common stock and percentage that will be beneficially owned by the selling security holder assuming the selling security holder disposes of all of the shares being offered pursuant to this prospectus.

Except as set forth in the footnotes to the table below, none of the selling security holders has held a position as an officer or director of us, nor has any selling security holder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling security holder. The shares being offered are being registered to permit public secondary trading of the shares and each selling security holder may offer all or part of the shares owned for resale from time to time. In addition, unless otherwise specified in the footnotes to the table below, none of the selling security holders has any family relationships with our officers, directors or controlling stockholders, or is a registered broker-dealer or an affiliate of a registered broker-dealer.

Name of Selling Security Holder	Number of Shares Owned Before Offering	Number of Shares being Offered	Total Shares Owned After Offering	Percentage Owned After Selling Security Holder Offering (2)
Bruce Miller	37,500(1)	37,500	0	0%
Tom Morrical	11,250(1)	11,250	0	0%
Ryan Goldacker 401K	4,875(1)	4,875	0	0%
Joyce Swartz IRA	63,600(1)	63,600	0	0%
Mitch & Susan Kruse	18,750(1)	18,750	0	0%
Lori Beardslee 401K	4,500(1)	4,500	0	0%
Lloy Ball	7,500(1)	7,500	0	0%
Don Davis IRA	4,200 (1)	4,200	0	0%
Barb Wherry	7,500(1)	7,500	0	0%
Don & Jessica Davis	4,500(1)	4,500	0	0%
Shirley & Richard French	37,500(1)	37,500	0	0%
Jessica Davis IRA	3,600(1)	3,600	0	0%
Herb & Carolyn Hunt	7,500(1)	7,500	0	0%
Kevin Hostetler IRA	16,725(1)	16,725	0	0%
Rubble Trucking	37,500(1)	37,500	0	0%
Darin Roth	27,000(1)	27,000	0	0%
Jason & Casey Stone	3,750(1)	3,750	0	0%
Matt Swartz	2,250(1)	2,250	0	0%
Noel & Lynette Johnson	18,750(1)	18,750	0	0%
Gary W. Oden	3,750(1)	3,750	0	0%

(1)

The Class A shares that were purchased pursuant to a private placement offering have been converted to common shares and are subject to a lock-up agreement, the terms of which are described under, “Shares Eligible for Future Sale – Lock-up Agreements.”

(2)

Percentage is based on 3,669,043 shares of our common stock outstanding as of September 30, 2007.

PLAN OF DISTRIBUTION

The shares of our common stock being offered for sale by the selling security holders pursuant to this prospectus may be sold by underwriters or agents, the selling security holders or by pledgees, donees, transferees or other successors in interest of the selling security holders for their respective own accounts or through block trades.

We will receive none of the proceeds from such shares. The selling security holders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares.

The distribution of the shares by the selling security holders is subject to restrictions.  For a description of the terms of the lock-up and leak-out provisions see, “Shares Eligible For Future Sale – Lock-up.”

The shares offered by the selling security holders may be sold from time to time at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.  In addition, the selling security holders may sell their shares covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If a selling security holder enters into an agreement, after the effectiveness of the registration statement, to sell shares to a broker-dealer as principal and that broker-dealer is acting as an underwriter, the Company will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information on the plan of distribution, revising the appropriate disclosures in the registration statement, and filing the agreement as an exhibit to the registration statement.  Additionally, prior to any involvement of any broker-dealer in the offering, such broker-dealer will seek and obtain clearance of the underwriting compensation and arrangements from the NASD.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgees, transferees or other successors in interest as selling security holders under this prospectus.

The selling security holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the transferees, pledgees or other successors in interest as selling security holders under this prospectus.

The selling security holders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling security holders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

The selling security holders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise.  In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling security holders.  The selling security holders may also sell shares short and redeliver the shares to close out such short positions.  The selling security holders may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares.  The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.  The selling security holders also may loan or pledge the shares to a broker-dealer.  The broker-dealer may sell the shares so loaned, or upon default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

Any broker-dealer that participates with the selling security holders in the distribution of the shares being offered pursuant to this prospectus may be deemed to be underwriters and any commissions received by them and any profit on the resale of shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.  To our knowledge, none of the selling security holders has entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of our common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares by any of the selling security holders.  If we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares offered pursuant to this prospectus, we will, if required, file a supplement to this prospectus.  If the selling security holders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act.

Each selling security holder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling security holders.

In order to comply with the securities laws of various states, the common stock will not be sold in a particular state unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

LEGAL PROCEEDINGS

On November 28, 2006 a complaint was filed in the Court of Common Pleas, Cuyahoga County Justice Center in the State of Ohio in which FFMC was named as defendant. There were 22 named plaintiffs in the action. The lawsuit was not a class action. The complaint alleged violations of the Telephone Consumer Protection Act of 1991 which prohibits the transmission of unsolicited facsimiles for advertisement. The Complaint also asserted violation of Consumer Sales Practice Act, a related Ohio statute for the transmission of unsolicited facsimiles for advertisement.  FFMC contracted with a third party for advertising services.  The third party sent facsimile transmissions to the plaintiffs in the action. Damages for violation of the federal statute range from $500-$1500 per violation.  Damages are $200 per violation of the Ohio statute; additionally, attorney’s fees may be awarded. The Company filed an answer to the complaint on February 7, 2007 in which it denied liability and asserted a complaint against the third party it contracted with for indemnification purposes.  The maximum aggregate amount of damages the Company faced for alleged violation was estimated at $94,400.

The Company vigorously defended against all claims asserted in the complaint.  On December 3, 2007, FFMC entered into a Mutual Release and Settlement Agreement (“Settlement Agreement”).  Under the terms of the Settlement Agreement, FFMC was to pay to Plaintiffs Fifteen Thousand Dollars ($15,000.00) on or before December 5, 2007.  In addition, FFMC shall take all reasonable actions in the Litigation to obtain a monetary award in the amount of $15,000.00 against EZPMG, Inc. in connection with the Motion for Default Judgment that FFMC has been granted against EZPMG, Inc. in the Litigation and shall then assign said judgment to Plaintiffs. The risk of collecting any money from EZPMG, Inc. pursuant to the assignment shall be borne solely by Plaintiffs, and FFMC does not represent, guarantee or warrant that Plaintiffs will successfully collect from EZPMG, Inc. any part of the assigned judgment.

Other than the lawsuit mentioned above, the Company is currently not a party to any material litigation, nor is the Company aware of any pending or threatened claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Management of Freedom Financial Holdings, Inc.

The following table sets forth information regarding our directors and officers. Executive Officers and Directors of the Company and their positions are as follows:

Name:

Position(s)

Age

Brian Kistler

Chief Executive Officer, Director

 51

Robin W. Hunt

Chief Financial Officer, Director

 43

Robert Houlihan

Director

 69

Gregory Fields

Director

 47

Robert W. Carteaux

Director

 74

Stan Lipp

Director

 70

The Management of Freedom Financial Mortgage Corporation

The following table sets forth information regarding the officers of Freedom Financial Mortgage Corporation:

Name

Position

Age

Robin W. Hunt

President

43

Brian Kistler

Director

51

The principal occupation and business experience of each of our officers, directors and key employees, for at least the last five (5) years is as follows:

Brian Kistler.  Mr. Kistler has extensive work history in the financial services industry. He began working at the securities firm Edward Jones in 1987 and over five (5) years increased his assets under management to $45 million dollars.  Mr. Kistler then joined Linsco/Private Ledger in 1992, an independent broker/dealer firm, where he worked as an independent contractor.  In 1994 he was recruited by broker/dealer Hillard Lyons to develop the northeast area of Indiana. During his time at Hillard/Lyons Mr. Kistler had assets under management of nearly $100 million dollars.  In 1999 Mr. Kistler joined Raymond James & Associates to manage their recently acquired Fort Wayne, Indiana office. Subsequently, he became the manager of nine (9) Raymond James offices in Indiana. Mr. Kistler’s responsibilities included managing fifty-three employees.  During his time as manager, the revenues and assets under management grew substantially as a direct result of Mr. Kistler’s ability to recruit, retain and train high quality financial advisors.  Mr. Kistler left Raymond James in December 2005 to focus on the development of the Company.

Mr. Kistler is the founder of the Company and will serve as a Director and as its Chief Executive Officer.  He was appointed to these positions on February 10, 2006.

Robin W. Hunt.  Mr. Hunt has a diversified work history in the mortgage industry.  In 1989 he began working at Project Renew and in 1990 he took over as the Executive Director. During his tenure at Project Renew, he reinvested over $15.5 million dollars into Fort Wayne’s older neighborhoods. Mr. Hunt was also responsible for the development and administration of federal and private loan programs. Additionally, he established Project Renew as a qualified housing agency with the Department of Housing and Urban Development.  He also qualified Project Renew to act as a mortgagee and project manager under the Federal Housing Administration 203K Program.  During his time at Project Renew, he also became the Chief Financial Officer and was responsible for the annual accounting audit and bi-annual government audits.

In March of 2000 Mr. Hunt joined FFMC. His responsibilities at FFMC have included development of financial management systems, staff policy and procedures and quality control procedures for FFMC.  Additionally, he qualified FFMC for lender approval with the Federal Housing Administration and the Department of Veteran Affairs. Mr. Hunt maintains all daily financial duties including payroll and payroll taxes and oversees the annual financial audit.  Further, he maintains all state licenses. During Mr. Hunt’s tenure, FFMC has expanded its geographic area and has established relationships with over 100 wholesale lenders.  Mr. Hunt is the brother-in-law of Mr. Sinn.  On December 13, 2007, Mr. Hunt replaced Mr. Sinn as President of FFMC.

Mr. Hunt joins the Company as the Chief Financial Officer and a Director. He was appointed to these positions on February 10, 2006.  In addition, he will continue his duties with FFMC.

 Robert Houlihan.  Mr. Houlihan has been in the insurance industry since 1959, when he joined the New England Fire Insurance Rating Association as an inspector. In 1968 Mr. Houlihan joined the staff of Brotherhood Mutual Insurance Company as the supervisor of the Commercial Lines Department.  He was named chief underwriter in 1969, manager of underwriting in 1976, and assistant vice president of underwriting in 1977. Mr. Houlihan was promoted to vice president – underwriting in 1983, assumed responsibility for building and grounds in 1998.  From 1998 through June of 2003 Mr. Houlihan was vice president – building and grounds.  Since June of 2003 Mr. Houlihan has been retired.

Mr. Houlihan graduated from Bryant College in Providence, RI, in 1957 with a degree in business administration.

Mr. Houlihan joins the Company as an independent director. He was appointed to this position on May 17, 2006.

Gregory Fields.  Mr. Fields is an experienced business development professional who has over 25 years of business operations experience.  From 1991-2003 Mr. Fields was a founding team member and Vice-President of a small consumer electronics company, Innotek Pet Products, Inc., which was sold to an investment group. In 2003, he purchased his current company, G.K. Fields & Associates dba Action International which provides business management consulting services.  Throughout the past three (3) years, Mr. Fields has assisted business owners by helping grow their own business-development potential through coaching in sales, marketing, teambuilding, customer service and leadership.

Mr. Fields has a Bachelor of Science in Business from Indiana Wesleyan University where he graduated cum laude.  He also earned an Associates degree from Purdue University in management and an Electronics Communication Degree from Indiana Tech in Fort Wayne.

Mr. Fields joined the Company as a Director and the Chief Operating Officer. He was appointed as a Director on May 17, 2006 and he became the Chief Operating Officer on January 11, 2007.  However, effective December 1, 2007, Mr. Fields resigned his position as Chief Operating Officer.  He remains a Director of the Company.

Robert W. Carteaux.  Mr. Carteaux has been an investor for his own account for the past five years.  Prior to his retirement in 1997, he was the President and CEO of CTC, Inc., a wholesale consumer products distributor, for 31 years. During his business career Mr. Carteaux successfully founded five (5) businesses which he later sold to employees of each company.

Mr. Carteaux joins the Company as a Director. He was appointed to the position on December 4, 2006.

Stan Lipp.  Mr. Lipp currently serves as the President of TreadBlaster Marketing, Inc., where he oversees the marketing and selling of the TreadBlaster products, and the Chairman of Carpet One in Fort Wayne, Indiana. Mr. Lipp has been the President of TreadBlaster Marketing, Inc. for the past five years and the Chairman of Carpet One for more than ten years.  Mr. Lipp has a Bachelor of Arts in Political Science and Public Administration from the University of Colorado. Mr. Lipp was the founder of Carpetland USA and worked with the company from 1960-1997. During that time he expanded the business into multiple states and locations. Currently, he serves as the Chairman of Carpet One in Fort Wayne, Indiana. Mr. Lipp has in the past, and currently serves on the boards of several charitable organizations and has been awarded many business honors including Sagamore of The Wabash by the State of Indiana Governor Evan Bayh.

Mr. Lipp joins the Company as a director. He was appointed to this position on December 4, 2006.

Family Relationships

There are no family relationships among our directors or officers.

Legal Proceedings

To the best of our knowledge, except as set forth herein, none of the directors or director designees to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Meetings and Committees of the Board of Directors

We do not have a nominating committee of the Board of Directors, or any committee performing similar functions. Nominees for election as a director are selected by the Board of Directors.

We do not yet have an audit committee or an audit committee financial expert. We expect to form such a committee composed of our non-employee directors. We may in the future attempt to add a qualified board member to serve as an audit committee financial expert in the future, subject to our ability to locate and compensate such a person. Despite the lack of an audit committee, those members of the board of directors that would otherwise be on our audit committee will continue to analyze and investigate our actual and potential businesses prospects as members of our board of directors.  Furthermore, our entire board of directors is aware of the importance of the financial and accounting due diligence that must be undertaken in furtherance of our business and they intend to conduct a comprehensive accounting and financial analysis of the Company’s business.

Our Company established a Compensation Committee on December 13, 2007 which consists of three directors, Robert Carteaux, Greg Fields, and Robert Houlihan. The Compensation Committee will be responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of our officers and directors.

Except as disclosed in the applicable employment agreements discussed in the section of this document titled “Executive Compensation,” “Employment Agreements” and as disclosed in the section of this document titled “Certain Relationships and Related Transactions,” no arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected to serve as an executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 6615 Brotherhood Way, Fort Wayne, Indiana 46825.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and nature of Beneficial Owner(1)	Percent of Class(2)
Common Stock	Brian Kistler 6461 N 100E Ossian, IN 46777	1,129,068 (3)	30.8% (3)
Common Stock	Robin W. Hunt 17318 Dawkins Rd. New Haven, IN 46774	350,486 (4)	9.6% (4)
Common Stock	Robert W. Carteaux 700 Woodrcroft Ln. Fort Wayne, IN 46825	276,470	7.5%

(1)Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except where otherwise specified, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock.

(2) A total of 3,669,043 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3) In December 2007, Mr. Kistler gifted a total of 585,500 shares to Mr. Hunt, Mr. Carteaux, Mr. Sinn and other unrelated individuals.  Mr. Kistler holds an irrevocable proxy to vote stock on the 245,500 shares gifted to  Mr. Hunt and Mr. Sinn.  As a result, Mr. Kistler now has voting rights on 1,374,568 shares, or 37.5% of the outstanding shares of the Company.

 (4) Mr. Kistler holds an irrevocable proxy to vote the 98,200 shares gifted to Mr. Hunt in December 2007.  Mr. Hunt has full voting rights on the remaining 252,286 shares, or 6.8% of the outstanding shares of the Company.

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and nature of Beneficial Owner(1)	Percent of Class(2)
Common Stock	Brian Kistler 6461 N 100E Ossian, IN 46777	1,129,068 (3)	30.8% (3)
Common Stock	Robin W. Hunt 17318 Dawkins RD New Haven, IN 46774	350,486 (4)	9.6% (4)
Common Stock	Stanley P. Lipp 6615 Brotherhood Way Fort Wayne, Indiana 46825	176,471	4.8%
Common Stock	Robert W. Carteaux 700 Woodrcroft Ln. Fort Wayne, Indiana 46825	276,470	7.5%
Common Stock	Gregory K. Fields 918 Perry Woods Cove Fort Wayne, Indiana 46925	7,500	0.2%
Common Stock	All executive officers and directors as a group	1,939,995	52.9%

(1)Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except where otherwise specified, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock.

(2) A total of 3,669,043 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3) In December 2007, Mr. Kistler gifted a total of 585,500 shares to Mr. Hunt, Mr. Carteaux, Mr. Sinn and other unrelated individuals.  Mr. Kistler holds an irrevocable proxy to vote stock on the 245,500 shares gifted to Mr. Hunt and Mr. Sinn.  As a result, Mr. Kistler now has voting rights on 1,374,568 shares, or 37.5% of the outstanding shares of the Company.

 (4) Mr. Kistler holds an irrevocable proxy to vote the 98,200 shares gifted to Mr. Hunt in December 2007.  Mr. Hunt has full voting rights on the remaining 252,286 shares, or 6.8% of the outstanding shares of the Company.

Change in Control

There are no arrangements that may result in a change in control or our company.

DESCRIPTION OF SECURITIES

The Company's authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock $0.001 par value per share.  As of the date of this Prospectus, but before giving effect to the sale of shares of common stock pursuant to the offering by the Company, there will be 3,669,043 shares of common stock issued and outstanding. There are no shares of Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock issued and outstanding and there are 1,000,000 shares of Class D Preferred Stock authorized and 578,000 Shares outstanding.  As of the date of this Prospectus there are 1,397,812 warrants outstanding to purchase 1,397,812 shares of common stock.

The following description of our capital stock is intended as a summary only and is qualified in its entirety by our amended and restated articles of incorporation and bylaws, which are filed as exhibits to the registration statement, of which this Prospectus forms a part.

Common Stock

Each outstanding share of the common stock is entitled to equal voting rights, consisting of one vote per share. In the event we liquidate, dissolve or windup our operations, either voluntarily or involuntarily, each outstanding share of the common stock is entitled to share equally in our assets. The holders of the common stock are entitled to receive dividends when and as declared by the board of directors, out of funds legally available therefore. We have not paid cash dividends in the past and we do not expect to pay any within the foreseeable future since any earnings are expected to be reinvested.

Preferred Stock

All outstanding shares of our Class A, B, and C preferred stock have been converted into common stock.  Upon conversion of the preferred stock, those shares of preferred stock resumed the status of authorized but unissued preferred shares available for issuance.

On or about November 28, 2007, the Company converted approximately seven hundred and twenty-five thousand dollars ($725,000) of debt into four hundred and thirty five thousand (435,000) shares of Series D convertible preferred stock.  Five hundred thousand dollars ($500,000) of the former debt was owed to Robert Carteaux, a shareholder and director of the Company with repayment terms beginning in December 2007.  The remaining two hundred and twenty-five thousand dollars ($225,000) was owed to unaffiliated parties with repayment terms beginning in March 2008.  Each share of the Series D preferred stock issued in this transaction is convertible, in the Company’s sole discretion, into shares of the Company’s Common Stock at the average closing price of the Common Shares for the twenty (20) trading days prior to conversion and features a 12% annual dividend.  The other  terms of the Class D Preferred Stock are essentially the same as the terms of the existing series of Preferred Stock.

In December 2007, the Company converted approximately two hundred and thirty-eight thousand two hundred and sixty-eight dollars ($238,268) of debt into 143,000 shares of Series D convertible preferred stock.  Eighty-seven thousand five hundred dollars ($87,500) of the former debt was owed to Brian Kistler, the CEO and a shareholder and director of the Company, with repayment terms beginning in December 2007.  Ten thousand one hundred and sixty-two dollars and twenty-six cents ($10,162.26) was owed to G.K. Fields and Associates.  Greg Fields, the President of G.K. Fields and Associates, is a director of the Company.  The remaining one hundred and forty thousand six hundred and six dollars ($140,606) was owed to unaffiliated parties.  Each share of the Series D preferred stock issued in this transaction is convertible, in the Company’s sole discretion, into shares of the Company’s Common Stock at the average closing price of the Common Shares for the twenty (20) trading days prior to conversion and features a 12% annual dividend.  The other  terms of the Class D Preferred Stock are essentially the same as the terms of the existing series of Preferred Stock.

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more classes. In addition, our board of directors may fix the rights, preferences and privileges of any class of preferred stock it determines to issue. These rights may include such items as a preferential return in the event of our liquidation or the right to receive dividends if declared by the board of directors. Any or all of these rights may be superior to the common stock.

Warrants

Of the 1,397,812 warrants outstanding, 529,412 are exercisable at the Company Offering Price and 718,400 are exercisable at prices in excess of the Company Offering Price.  Only 150,000 are exercisable at a discount (85%) of the Company Offering Price.  None of the warrants are exercisable until one (1) year after the close of the Company offering.  Because the Company offering was terminated on December 15, 2007, the terms of the warrants that were tied to the close of the Company offering were reneogotiated.  Under the terms of the new agreement, the warrants are not exercisable until one (1) year after the December 15, 2007 termination of the Company offering.

Series A Warrants

The Company sold 337,325 Series A Warrants in a previous private placement which closed in January 2007. Each Series A Warrant gave the investor the right to subscribe and purchase, for a period of three (3) years from the date of the closing of the Company offering, one share of common stock of the Company. The purchase price of each share of common stock was to be equal to 120% of the price for common stock sold in the Company offering. Series A warrants were not exercisable by holders until one (1) year after the close of the Company offering.

The Company had the right call the Series A Warrants, upon 30 days’ written notice, after one (1) year if the average closing price of the Company’s common stock for any 20 consecutive trading days was at least 120% of the Company offering price per share ($2.00), and provided that all the shares of common stock issuable pursuant to the warrants are registered under an effective registration statement.  The Series A Warrants further provided that the Company must simultaneously call all, but not less than all, of the Series A Warrants on the same terms.  The call option was to expire three (3) years from the date of the closing of the Company offering.

When the Company offering was terminated on December 15, 2007, the terms of the Series A warrants were renegotiated.  Each Series A Warrant now gives the investors the right to subscribe for and purchase for a period of three (3) years from the date of the termination of the Company offering, one share of common stock of the Company.  The purchase price of each share of common stock is equal to 120% of the $2.00 Company Offering Price. Series A warrants are not exercisable by holders until one (1) year after the termination of the Company offering.   The remaining terms are identical except the call option now expires three (3) years from the date of the termination of the Company offering.

Series B Warrants

The Company sold 337,325 Series B Warrants in a previous private placement which closed in January 2007. Each Series B Warrant gave the investor the right to subscribe and purchase, for a period of five (5) years from the date of the closing of the Company Offering Period one share of common stock of the Company. The purchase price of each share of common stock was to be equal to 150% of the price for common stock sold in the Company offering ($2.00). Series B warrants were not to be exercisable by holders until one (1) year after the close of the Company offering.

The Company had the right to call the Series B Warrants, upon 30 days’ written notice, after two (2) years if the average closing price of the Company’s common stock for any 20 consecutive trading days was at least 150% of the Company offering price per share ($2.00), and provided that all the shares of common stock issuable pursuant to the warrants are registered under an effective registration statement.  The Series B warrants provided further provided that the Company must simultaneously call all, but not less than all, Series B Warrants on the same terms. The call option was to expire five (5) years from the date of the closing of the Company offering.

When the Company offering was terminated on December 15, 2007, the terms of the Series B Warrants were renegotiated.  Each Series B Warrant now gives the investors the right to subscribe for and purchase for a period of five (5) years from the date of the termination of the Company offering, one share of common stock of the Company.  The purchase price of each share of common stock is equal to 150% of the $2.00 Company Offering Price. Series B warrants are not exercisable by holders until one (1) year after the termination of the Company offering.   The remaining terms are identical except the call option now expires five (5) years from the date of the termination of the Company offering.

Building Purchase Warrants

The Company issued 529,412 warrants to purchase shares of our common stock to Robert W. Carteaux (“Carteaux”) and Stanley P. Lipp (“Lipp”) in connection with the purchase of real property located at 6615 Brotherhood Way, Fort Wayne, Indiana. The warrants were exercisable at the price of the shares in the Company offering; the warrants were not exercisable for a period of one (1) year from the close of the Company Offering Period and were to expire five (5) years from the close of the Company offering.

When the Company offering was terminated on December 15, 2007, the terms of the Building Purchase warrants were renegotiated.  The new terms are nearly identical except that the Building Purchase warrants are now not exercisable for a period of one (1) year from the termination of the Company Offering Period and shall expire five (5) years from the termination of the Company offering.

Personal Guarantee Warrants

The Company issued 150,000 warrants to purchase shares of our common stock to Carteaux for his personal guarantee for a portion of a loan covering the costs for renovation of the real property located at 6615 Brotherhood Way, Fort Wayne, Indiana. The warrants were exercisable at 85% of the price of the shares in the Company offering; the warrants are not exercisable for a period of one (1) year from the close of the Company Offering Period and shall expire five (5) years from the close of the Company Offering Period.

When the Company offering was terminated on December 15, 2007, the terms of the Personal Guarantee Warrants were renegotiated.  The new terms are nearly identical except that the Building warrants are now not exercisable for a period of one (1) year from the termination of the Company Offering Period and shall expire five (5) years from the termination of the Company offering.

Provisions Common to all Warrants issued by the Company

The exercise prices and number of shares of common stock issuable upon exercise of all the warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Company, accompanied by full payment of the exercise price to the Company for the number of warrants being exercised. Holders of the warrants do not have the rights or privileges of holders of common stock.

In order to comply with applicable laws in connection with the exercise of the warrants and the resale of the common stock issued upon such exercise, the warrants will be exercisable only if:

•

at the time of exercise, we have an effective and current registration statement on file with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise of the warrant; and

•

such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such warrant.

We will use our best efforts to have all shares so registered or qualified on or before any exercise date and to maintain a current prospectus relating thereto until the expiration of the warrants, subject to the terms of the warrant agreement.  While it is our intention to do so, there is no assurance that we will be able to comply.  We will be required to file post-effective amendments to this registration statement when subsequent events require such amendments in order to continue the registration of the shares of our common stock underlying the warrants and to take appropriate action under state laws.  During any period in which we fail to maintain the effectiveness of this registration statement, the warrant holders will not be able to exercise their warrants.

Registration Rights

The selling security holders and their permitted transferees of “registerable securities” are entitled to certain registration rights with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of those shares of our common stock into which those securities are convertible or exercisable into upon the close of the offering by the selling security holders. Subject to the terms of the agreements, the Company will register the registerable securities subject to the registration rights agreements.

Piggyback registration rights. All parties to the registration rights agreements have piggyback registration rights. Under these provisions, if we register securities for public sale, these security holders will have the right to have their shares included in the registration statement, subject to customary exceptions. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement.

Expenses of registration. We will pay all registration expenses, other than underwriting discounts and commissions.

Indemnification. The registration rights agreements contain customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling shareholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

2006 Incentive Stock Plan

The Company has designed an incentive stock plan to retain directors, executives, selected employees and consultants and reward them for making major contributions to the success of the Company.  These objectives are accomplished by making long-term incentive awards under the plan thereby providing participants with a proprietary interest in the growth and performance of the Company. Pursuant to the terms of the plan, incentive stock options may only be issued to employees of the Company. Incentive stock options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director's fee shall not be sufficient to constitute employment by the Company.

We have reserved a total of 300,000 shares of our common stock for issuance pursuant to the 2006 plan. As of the date of this Prospectus no incentive stock options have been granted.

SHARES ELIGIBLE FOR FUTURE SALE

There is currently no public market for our common stock. Future sales of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. We intend to apply to have our common stock approved for trading on the OTCBB concurrently with the filing of this Prospectus.

The 322,500 shares of our common stock that we are registering on behalf of the selling security holders were issued and sold by us on reliance on exemptions from the registration requirements of the Securities Act. All of these shares were subject to “lock-up” agreements described below on the effective date of the Registration Statement.  However, due to the termination of the Company offering and the underwriting Agreement these lock-up restrictions are no longer necessary and were hereby terminated.  The agreement restricting the ability to  directly or indirectly, offer, sell, grant any options to purchase, or otherwise dispose of any Shares for a price other than between $2.40 - $3.00 per share until the Company’s shares are traded on the OTCBB will remain in full force and effect.

Additionally, to the extent that any of the shares eligible for future sale are held by officers or directors of the Company, the Company intends to enter into a 10b-5 plan with those officers and/or directors.

Lock-up Agreements

Our CEO, Brian Kistler, entered into a lock-up agreement with respect to 228,443 shares of our common stock pursuant to which he may not sell any shares for 180 days following the effective date of this Registration Statement.  After 180 days he may offer and sell up to 1/3 of the shares provided that the shares are sold for a price not less than 120% of the Company offering price of $2.00.  After 270 days he may offer and sell up to 2/3 of the shares provided that the shares are sold for a price not less than 120% of the Company offering price of $2.00.  After 360 days he may offer and sell all of the shares regardless of price.  In May 2007, pursuant to escrow restrictions imposed by the State of Indiana, the 228,443 shares were placed into escrow and none of the 228,443 shares were to be able to be sold until the second anniversary of the completion of the Company Offering. Further, the shares were subject to leak-out provisions after the second anniversary.  See, “Escrow,” below. However, because the Company Offering terminated and no shares were sold in Indiana, the escrow provisions no longer apply.  The 228,443 shares which were subject to escrow were eligible to be released from escrow as of the termination of the Company offering.

Investors in the private placement entered into a lock-up agreement with respect to 505,989 shares of our common stock pursuant to which they may not sell any shares for 180 days following the effective date of this Registration Statement.  After 180 days, each investor was permitted to sell up to 1/3 of his/her shares provided that the shares were sold for a price not less than 120% of the Company offering price.  After 270 days, each investor was permitted to sell up to 2/3 of his/her shares provided that the shares were sold for a price not less than 120% of the Company offering price.  After 360 days, each investor was permitted to sell all of the shares regardless of price.  Subsequently, investors in the private placement entered into an amended lock-up agreement in which they agreed to sell their shares at a fixed price range of $2.40 - $3.00 until the shares are traded on the OTCBB.  Following the termination of the underwriting agreement and the Company offering on December 15, 2007, however, investors subsequently entered into another amended lock-up agreement that cancelled the time restrictions regarding the selling of the shares.  In May 2007, pursuant to escrow restrictions imposed by the State of Indiana, 183,488 of the shares sold in the private placement were placed into escrow and were not to be sold until the second anniversary of the completion of the Company Offering. Further, the shares were subject to leak-out provisions after the second anniversary. See, “Escrow,” below. However, because the Company Offering terminated and no shares were sold in Indiana, the escrow provisions no longer apply.  The 183,488 shares which were subject to escrow were eligible to be released from escrow as of the termination of the Company Offering.

Additionally, two (2) of our directors, Robert W. Carteaux and Stanley P. Lipp, entered into a lock-up agreement with respect to a total of 352,941 shares of our  common shares.  Pursuant to the terms of the lock-up agreement the shares were not to be sold for 360 days following the effective date of this Registration Statement. In May 2007, pursuant to escrow restrictions imposed by the State of Indiana, all 352,941 of the shares were placed into escrow and were not to be sold until the second anniversary of the completion of the Company Offering. Further, the shares were subject to leak-out provisions after the second anniversary of the date of the completion of the offering.  See, “Escrow,” below. However, because the Company Offering terminated and no shares were sold in Indiana, the escrow provisions no longer apply.  The 352,941 shares which were subject to escrow were eligible to be released escrow as of the termination of the company offering.

The shareholders of FFMC who received 859,091 shares of common stock of the Company in the Exchange Agreement have entered into a lock-up agreement which obligates the recipients of such common stock to refrain from disposing of the common stock for 360 days after the close of the Company Offering Period.  These shares do not have registration rights and are subject to Rule 144. See “Organization within the Last Five Years” for further information on the Exchange Agreement.

Rule 144

A total of 2,454,545 shares do not have registration rights and are subject to Rule 144.  Of those shares 245,454 were issued on February 10, 2006 and 2,209,091 were issued on April 24, 2006.   In January 2007 the holders of all 2,454,545 shares of our common stock entered into a lock-up agreement to refrain from disposing of the shares for 360 days after the close of the Company offering.  Additionally, in June 2007, pursuant to escrow restrictions imposed by the State of Indiana, 2,115,817 of the shares were placed into escrow and not to be sold until the second anniversary of the completion of the Company Offering and were subject to leak-out provisions.

See, “Escrow,” below.  However, because the Company Offering was terminated on December 15, 2007 and no shares were sold to Indiana residents, the escrow restrictions no longer apply and the 2,115,817 shares were eligible to be released from escrow as of that date.

Escrow

The State of Indiana Securities Division, pursuant to guidelines issued by the North American Securities Administrators Association (“NASAA”), is requiring the Company to deposit all promotional shares into escrow.  Pursuant to the NASAA guidelines, promotional shares are defined as those shares issued to promoters, including, but not limited to individuals who are, officers, directors, 5% or more shareholders, and/or a person who directly or indirectly took the initiative in founding or organizing an issuer. Accordingly, the Company has required all officers, directors, and certain other individuals involved in the organization of the Company to place their shares in escrow.

There were a total of 3,007,814 shares which were placed in escrow as of the effective date of the offering.

The material terms of the escrow agreement were as follows:

The escrow agent was to hold the escrow shares without disbursement until the second anniversary of the completion by the Company of the initial public offering of the shares. Thereafter the shares were to be disbursed as follows: (a) Beginning on the second anniversary of the date of the completion of the offering, two and one-half percent (2½ %) of the shares held in escrow were to be released each quarter pro rata among the shareholders; and (b) all remaining shares were to be released from escrow on the fourth anniversary from the date of the completion of the offering.

In the event the Company offering has been terminated and no securities were sold the escrowed shares may be released as of the day of the termination of the offering. In the alternative, if the Company offering has been terminated and all of the gross proceeds have been returned to public investors, the escrowed shares may be released as of the date of the return of all proceeds.

Because the Company offering was terminated and no shares were sold in Indiana, the escrowed shares were eligible for release as of that date.  Accordingly, as of the filing of the date of this prospectus, all of the shares required to be deposited into escrow by the state of Indiana were to be released.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering by the Company, a substantial interest, direct or indirect, in the Company or its subsidiary. Nor was any such person connected with the Company or its subsidiary as a promoter, managing or principal underwriter voting trustee, director, officer, or employee.

The validity of the common stock offered by this prospectus will be passed upon for us by Weintraub Law Group PC, our independent legal counsel.

The financial statements included in this prospectus and the registration statement have been audited by Cordovano and Honeck, LLP, a registered independent public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s articles of incorporation provide that the corporation shall, to the fullest extent permitted by the Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to or covered by said Maryland General Corporation Law. In addition, the Company intends to apply for a Directors and Officers’ Insurance Policy. However, there can be no assurances that the Company will be able to obtain the policy.

In the opinion of the SEC and the securities administrators of most states, indemnification for liabilities arising under securities laws is against public policy and therefore unenforceable. If a claim for indemnification for liabilities under securities laws is asserted by our directors, officers, or controlling persons in connection with registration of the shares of our common stock, after apprising such court of the position of the SEC and state securities administrators, we will submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy and will be governed by the final adjudication of such issue.

At present time, there is not pending litigation or proceeding involving a director, officer, employee or other agent in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ORGANIZATION WITHIN LAST FIVE YEARS

Freedom Financial was incorporated on August 15, 2005 in the State of Indiana as Titan Holdings, Inc. On February 10, 2006 it merged into Northern Business Acquisition Corp., a Maryland shell corporation which was formed on June 16, 2005.  Freedom Financial changed its name to Freedom Financial Holdings, Inc. in April 2006.  On May 3, 2006, pursuant to a Purchase Agreement and Share Exchange (the “Exchange Agreement”) between FFMC and Freedom Financial, Freedom Financial acquired all of the shares of FFMC from the FFMC shareholders in consideration for the issuance of 859,091 shares of our common stock to the FFMC shareholders. Pursuant to the Exchange Agreement, FFMC became the wholly owned subsidiary of Freedom Financial. The purpose for this merger with FFMC was to acquire an operating company which Freedom Financial believed has a successful business plan. FFMC was formed as corporation in the State of Indiana on November 17, 1997.

BUSINESS OF THE COMPANY

The main focus of the Company, which is based in Indiana, is the mortgage brokerage industry. The Company recently acquired FFMC, an Indiana mortgage brokerage company with offices in Tampa, Florida, Atlanta, Georgia, and Fort Wayne, Indiana.  The Company will operate as the parent company of FFMC in a planned expansion to build a nationwide broker infrastructure which the Company will use as a distribution channel for its mortgage business.

Summary

We acquired, as a wholly-owned subsidiary, FFMC in May 2006.  FFMC is a full service mortgage company, specializing in “non” or “sub” prime instruments.  FFMC was formed in 1997, and has established a reputation for providing fair and equitable loans to individuals with limited access to prime interest rate mortgages.  FFMC has grown since its inception, averaging fees of more than $1.5 million over the past 4 years.  Over the past decade, FFMC has secured more than 3,500 transactions, comprising nearly $520 million in loan volume.

While FFMC specializes in prime paper (i.e., loans made that meet Freddie Mac or Fannie Mae underwriting criteria), it also provides conventional, Federal Housing Administration, Veteran’s Administration, non-prime, Jumbo and Super-Jumbo mortgage, refinancing and home equity products for individuals across a wide range of incomes and credit risks.  FFMC has established relationships with over 100 wholesale lenders across the United States, has the ability to conduct operations in Tennessee, Missouri and Colorado and has offices in Woodstock, Georgia, Tampa, Florida, Fort Wayne, Indiana, and Lima, Ohio.

In this highly competitive marketplace, FFMC’s growth and success reflects two essential factors: (i) an incentive based, client-oriented sales team; and (ii) an effective lending criterion.  With a broad spectrum of products in its arsenal, FFMC has been able to develop solid relationships with clients, realtors, homebuilders, financial planners, accountants, insurance agents, etc., providing it with a steady stream of loan applicants.

Now an established presence in the mortgage broker niche, our management’s current objective is to build a nationwide broker infrastructure which the Company will use as a distribution channel for its mortgage business.  It is the goal of the Company to become a nationwide mortgage brokerage company. The Company will continue to specialize in prime loans and will focus on borrowers who meet conforming underwriting guidelines. We anticipate originating loans primarily based upon the borrower’s willingness and ability to repay the loan and the adequacy of the collateral. We believe that this business approach will contribute to our growth in both origination volume and profits.

The company’s initial focus will be to generate growth within existing markets, i.e., Indiana, Florida and Georgia, where the company has offices; however, our management will seek additional expansion through acquisitions and mergers in other states as opportunity presents.  The Company has not identified any acquisition targets at this time. States where property appreciation is constant or shows signs of growth will be targeted; specifically Ohio, Michigan, Florida, Georgia, Nevada, and Arizona are currently being researched.

Market/Competitive Overview

The residential mortgage industry has grown significantly over the past 10 years, with loan originations totaling over $2.8 trillion in 2004.  The Mortgage Bankers Association reported total originations in 2006 of $2.50 trillion and estimates $2.28 trillion for 2007, $2.23 trillion for 2008 and $2.14 trillion in 2009.

The majority of prime or “A” paper loans are held by large banks and mortgage lenders (i.e. Wells Fargo and Co., CountryWide, and Washington Mutual Bank).  While the profit margin on these instruments is somewhat lower than that of sub-prime paper, (i.e., loans made that do not meet Freddie Mac or Fannie Mae underwriting criteria), and Alt-A paper (a mortgage categorization that falls between prime (A) and sub-prime, but closer to prime, also referred to as “A” minus), the associated risk and service requirements are far less, so large lenders are able to generate substantial revenues by virtue of the volume of loans they underwrite.  One of the primary factors in growth in the mortgage industry is the impact of Sub-prime and Alt-A lenders.

The overwhelming majority of sub-prime loans are Adjustable Rate Mortgages (“ARMs”).  Unlike a traditional Fixed Rate Mortgage, where the interest and monthly payments remain fixed for the term of the loan, with an ARM, the interest rate is fixed only for a specific term, after which it will periodically (annually or monthly) adjust up or down as a function of some market index.  Inasmuch as an ARM transfers part of the interest rate risk from the lender to the borrower, less “qualified” borrowers are more easily able to secure loans.  Generally not long-term instruments, ARMs essentially serve as a “bridge” loan for individuals to purchase a home, establish or improve their credit and then secure a traditional mortgage at a more attractive rate.

To that end, when necessary, FFMC encourages customers that are in the sub-prime category to improve their credit, thereby enabling them to secure a loan at a more attractive rate at the end of the fixed term.  This relationship serves FFMC in two ways.  First, it provides the opportunity to generate another transaction, i.e., when the borrower goes to refinance their mortgage, typically two (2) to three (3) years from origination.  Second, it presents the opportunity to offer the customer additional services; both of these benefits improve the Company’s revenue generating capabilities.

Freedom Financial Mortgage

FFMC was formed in late 1997 as an Indiana company specializing in second mortgages and debt consolidation.  While FFMC does specialize in brokering prime paper (i.e. loans that meet Freddie Mac or Fannie Mae underwriting criteria), it also provides Federal Housing Administration, Veteran’s Administration, non-prime, Jumbo and Super-Jumbo mortgage, refinancing and home equity products for individuals across a wide range of incomes and credit risks. FFMC has grown since its inception, generating more than 550 mortgages and fee income of $1.54 million in 2006. (The revenue for 2006 was generated with less than 15 loan officers.) This growth is largely attributable to the diversification of mortgage products, an aggressive sales force and strong attention to customer service.

The 2006 revenue of $1,232,144 breakdown is as follows:

Units

Dollar Volume

Overall Percentage

Conforming

274

$ 666,220

54.07%

Alt-A

  21

$ 123,954

10.06%

Government

  30

$   62,470

  5.07%

Sub-Prime

138

$ 273,782

22.22%

Subordinate1

  96

$ 105,718

 8.58%

1

Please note that subordinate represents 2nd mortgages not sub-prime.

Current Business Model – Mortgage Broker

Today, FFMC operates strictly as a mortgage broker, securing loans on behalf of its partners.  The primary function of FFMC is to originate mortgage loans and broker those loans to approved wholesale lenders. FFMC offers conventional, Federal Housing Association, Veteran’s Administration, Non-prime, Jumbo and Super-Jumbo mortgage products for individuals across a wide range of incomes and credit risks.  FFMC does not make underwriting decisions; underwriting decisions are ultimately the decision of the wholesale lenders. As a broker, FFMC does not assume any risk on its loans and receives a small fee i.e., one and one-half percent (1.5%) of loan volume, for each mortgage it places.

FFMC maintains stringent guidelines with regard to the mortgages it originates.  All candidates, whether identified through direct solicitation by the sales team or an individual contacting the company through the website, are required to provide a completed residential loan application, W-2's and/or tax returns for the previous two (2) years, and recent bank, stock and retirement account statements.  Applicants may be required to provide additional documents or verifications based upon their particular history – i.e., have they ever filed for bankruptcy, or does the property in question have a primary mortgage.

With every completed application package, FFMC’s primary objective is to ensure that the borrower has the capacity to carry the anticipated payment schedule.  For each of its loan products, FFMC has specific qualification parameters, as designated by each lender, and it will review the applicant’s credit history, asset portfolio, employment history, and property values to make the determination whether or not to approve the loan.  Each situation is unique and evaluated on a case by case basis, with the resulting loan created specifically for that individual.

Competition

In Fort Wayne, Indiana there are well over 100 small mortgage brokerage shops. Most consist of the owner and 2-3 loan officers. Many of the local loan officers are part time and do not depend on the mortgage industry as their main source of income. FFMC has recently added over 15 experienced loan officers in Fort Wayne, Indiana from other mortgage offices that have either closed or cut back on benefits and support staff.  Currently FFMC has a total of 29 loan officers. 3 located in Woodstock, Georgia, 4 in Tampa, Florida, and 22 in Fort Wayne, Indiana.

The major competition for FFMC in the Fort Wayne, Indiana market comes from the following, but is not limited to local banks and credit unions which offer prime loans only and other privately owned companies which provide a variety of products. Some provide prime loans only while others provide both prime and sub-prime loans. In 2005 there was approximately $125 billion dollars in mortgage originations in the State of Indiana; the data for 2006 is not yet available. There is substantial competition on both the national and local level and the Company originates only a small portion of all loans originated in the areas in which it is licensed.

U.S Department of Housing and Urban Development (“HUD”) Loan Correspondent

HUD requires, for initial and continued approval, that a loan correspondent mortgagee have and maintain an adjusted net worth of at least $63,000, plus $25,000 for each registered branch office up to a maximum required net worth of $250,000. Approved mortgagees must maintain at least the minimum adjusted net worth at all times. If at any time it falls below the required minimum, the mortgagee must notify the Lender Approval and Recertification Division and submit a Corrective Action Plan. Failure to comply is grounds for an administrative action by the Mortgagee Review Board.

FFMC has been licensed with HUD as a Supervised Loan Correspondent since 2000.  As such it is required to maintain a minimum adjusted net worth of $113,000 ($63,000 for the main office plus $25,000 for each of its two (2) HUD branch offices). Maintaining a license with HUD allows FFMC to originate FHA loans that it would not otherwise be able to originate. Approximately five percent (5%) of FFMC’s business is derived from HUD/FHA loans.

It appears that over the last year, the company may have violated the minimum adjusted net capital requirement set by HUD.  There is a possibility that HUD may conduct an audit of FFMC. As such, an audit could result in administrative action which could affect FFMC’s status as a HUD licensed entity.  In order to avoid future violations, FFMC will monitor its status for compliance with the minimum requirements on a monthly basis.

Origination Policies & Procedures

Originations

All origination activities are conducted in accordance with the Real Estate Settlement Procedures Act (“RESPA”), Federal and State laws.  FFMC operates as a loan broker for conforming and non-conforming loans and as a Supervised Correspondent Lender for FHA and VA loans. FFMC offers/places the following products:

o

Conventional loans – these loans typically offer the client the best products as related to rate and term.

o

FHA loans – these loans offer flexible underwriting guidelines for borrowers that do not qualify for conventional loans. Rates and terms are comparable to the conventional market.

o

VA loans – these loans offer flexible underwriting guidelines to veteran borrowers. Rates and terms are comparable to the conventional market.

o

Non-Conforming (Sub-Prime) loans – these loans offer flexible underwriting criteria at a higher cost to the borrower. The higher cost is typically in the form of interest rate and broker fees. Many non-conforming lenders do not offer Yield Spread Premiums. Therefore, the closing cost can be higher by increased broker fees.

The loan originator will send disclosure documents to the borrower within three (3) days of origination regardless of the type of loan or product selected.  Due to automation, the hand written loan application is seldom used.  If the transaction is a purchase, as opposed to a refinance, the originator will send the HUD GUIDE, Buying Your Home to the borrower.

Files are maintained in an orderly fashion. The stacking of each loan file corresponds to the stacking order for that particular loan product. All closed loans must have: (i) a copy of the funding check to FFMC; and (ii) a copy of the signed Settlement Statement as the top two (2) documents in the stack. All denied or terminated loans must have a copy of the Statement of Credit Denial, Termination or Change as the top document.

Quality Control

Conventional loans are completely underwritten by the wholesale lender.  FFMC uses Automated Underwriting through Freddie Mac LP or Fannie May DU.  The wholesale lenders which FFMC works with also underwrite all FHA loans. Automated Underwriting is utilized in the majority of cases but is not always necessary for loan approval.

After a loan officer has received approval from the Automated Underwriting the validation process begins.  The loan officer or processor is responsible for validating all conditions per automated underwriting. Subsequently, the borrower’s file is validated again by the wholesale lender before it is approved.

The following quality control policies are in accordance with the loan origination checklist submitted with our original application for FHA approval.  Separation of duties is difficult to obtain due to the fact that all employees of FFMC originate mortgage loans.

o

Loan files are inspected monthly on a random basis by the Vice-President to insure compliance with HUD/FHA requirements. FHA files are labeled in order to distinguish them from the other files.

o

Loan Originators are notified of file deficiencies and given guidance on how to correct.  Continued deficiencies will result in that loan originator loosing the right to originate FHA loans.

o

FFMC utilizes Calyx-Point for windows automated origination and processing software.  This software is updated regularly to reflect any changes in FHA underwriting criteria.

The Vice-President regularly monitors the FHA connection for any new mortgage letters that apply to FFMC’s origination activities.  Loan originators are notified by e-mail or memo of any changes.

o

FFMC does not oversee or sponsor any correspondent lenders.  FFMC does not close in our name or service FHA loans.  Branch offices of FFMC are required to send their FHA files to the main office after closing for auditing.

o

VA loans are handled in the same manner as FHA loan files.

o

Non-Conforming loans are handled in the same manner as Conventional loans.

As noted earlier, FFMC does not make the underwriting decision on any loan file.  There are cases when a wholesale lender may miss an item and approve the loan for closing.  These items are reflected as “Post Closing Issues.”  Any post closing issues are first reviewed by the President or Vice-President and then delegated to the appropriate loan originator.  Post closing items are top priority and must be resolved immediately.  The loan originator must provide evidence of resolving the problem to the President or Vice-President.

Loan Denials & Terminations

Loan denials are handled the same regardless of the loan product type. The loan originator must complete the form titled, “Statement of Credit Denial, Termination or Change.” This is typically done within thirty (30) days of application.

Loans are considered denied or terminated when the following conditions are present: (i) the borrower does not meet the underwriting criteria of any of the wholesale lenders; or (ii) the borrower does not accept the loan product offered and withdraws their application.  If one of these two conditions is present the loan originator must complete the “Statement of Credit Denial, Termination or Change” and mail it to the borrower. A copy of the aforementioned statement will be maintained in the file of the applicant.  If the borrower provided any original documentation, it must be returned at the time the Statement of Credit Denial, Termination or Change is mailed to the borrower. Additionally, if an appraisal was completed and paid for by the borrower, a copy of the appraisal will be mailed to the borrower.

Because FFMC has the ability to offer more flexible loan products many borrowers encourage loan originators to seek other loan products if the one originally desired is not obtainable. If the client desires the loan originator to seek alternative loan products, the “Statement of Credit Denial, Termination or Change” is not provided because the client’s file is still active and open.

Staff & Facilities

The nature of FFMC’s business enables it to operate with very little physical infrastructure. Currently, FFMC’s corporate headquarters, in Fort Wayne, Indiana, is 8,000 square feet and houses senior management, twenty eight (28) loan officers, and four (4)

processors. FFMC also has two (2) other small offices, one (1) in Georgia with three (3) loan officers and two (2) loan processors, and the other in Florida where two (2) loan officers operate.

Technology

FFMC utilizes an internet-based infrastructure and sophisticated software interface to enhance its business and improve productivity. FFMC’s website, www.freedomfinancialmortgage.net is extremely functional and intuitive.  This combination enables mortgage candidates to manage their entire application online.  They are able to fill out the required forms, submit paperwork and chart the status of their application.  The site also provides visitors with a number of information resources, calculators and other valuable links to support the home-owner.

FFMC maintains a central processing center in Fort Wayne where it manages continuity and quality control.  The loan process is completely automated and interfaces with the majority of wholesale lenders and third party service providers.  FFMC utilizes third party services for certain aspects of its operation, including document preparation, file generation and automated loan review.  The outsourcing and automation of these operating functions accelerates the entire process in addition to reducing FFMC’s overhead.

Consistent with the Company’s growth strategy, we have entered into a non-binding letter of intent to acquire the assets and operations of MStar Systems LLC (“MStar”) through either a stock-for-stock or stock-for-assets exchange to be determined by us.  The letter of intent is not intended to bind either MStar or us to the transaction, but is intended solely to indicate our intention to proceed with a due diligence investigation of MStar’s business operations, financial affairs and prospects and to negotiate with MStar in good faith a definitive agreement containing the terms and conditions that are to be set forth in a definitive agreement.  Execution of a definitive agreement is subject to completion of the due diligence investigation and there can be no assurance that we will actually complete the acquisition of MStar.

MStar was created out of the collaboration of an experienced mortgage company, Morningstar Mortgage, based in Lakewood, CO, and a technology company, Quantum Research, that has created, engineered and licensed computer and Internet-based products and services domestically and internationally.  MStar’s vision is to apply automation and technology to the process of loan financing. Through the creation of an interactive web portal, integrated with a high tech centralized loan processing center, MStar emphasizes communication with, and provides high-quality customer service to, its clients and to the realtors, builders and others involved in the loan process.

We believe that the acquisition of MStars’ technology will position us to improve our customer communication and streamline the loan application process of our customers.  However, as of the date of this prospectus, this acquisition has been suspended indefinitely pending the ability of the Company to obtain the requisite financing.

Sales

FFMC attains its customers in one of two ways: (i) solicitation by its sales force; or (ii) inquiry from the potential borrowers.  Once that initial contact has been made, each candidate is assigned to a representative.  In the end, FFMC’s success is a direct result of its sales team and their ability to establish and maintain relationships with candidates.  Our management’s dedication to customer satisfaction has been a major factor in its ability to maintain these relationships and, in turn, a substantial amount of referral business.

To that end, FFMC attracts and retains the industry’s most talented individuals by providing a competitive compensation and benefit package.  Loan originators are compensated on a commission basis, dependent on their experience and performance.  Typical commission is 50% of gross revenues, less administrative fees.  A production bonus schedule is in place to reward loan originators for production.  Our management also believes strongly that every employee has some level of ownership in the company, providing further incentive to build FFMC and generate revenues.  Because FFMC compensates its sales team at or above industry standards, retention has not been an issue.

Marketing

FFMC has developed a multi-pronged, targeted marketing program aimed at informing potential customers of the company’s services and initiating their contact with its agents.  FFMC is confident that given the opportunity to interact with a potential borrower, it will be able to provide an effective solution to their financing needs.

Direct Mail

FFMC utilizes direct mail to reach a wider audience of potential mortgage clients within its targeted markets.  Campaigns comprise a letter of introduction and a brochure featuring the company’s services.  FFMC acquires its lead lists from firms specializing in consumer databases.  Mailings are then followed-up with phone calls from FFMC sales representatives.

Internet Promotions

FFMC utilizes its website and email database for promotional activities, including sweepstakes and the company’s successful “tell your friends” referral program.  FFMC’s primary means of promoting the website is the registration with all major and most minor search engines, insuring that web users are directed to the site when they search for information regarding mortgages.  Finally, FFMC’s web address will be featured on all printed materials, including advertisements, stationary, etc.

Seminars and Special Events

FFMC sales people regularly host/attend consumer seminars explaining the mortgage application process.  These events present exceptional access to large numbers of potential clients and strategic partners quickly and affordably.  Participating in these events will also enable FFMC to be well-informed on industry trends, and monitor the activities of potential competitors.

Advertising

With the advent of the internet, consumers are increasingly pro-active and well informed with regard to the loan process, and those borrowers that are not technologically savvy rely largely on established relationships, thus traditional advertising is not a particularly effective way to generate mortgage candidate leads.  In light of these circumstances, FFMC utilizes advertising on a relatively limited basis.  When entering new markets, FFMC typically implements a minor campaign comprising newspaper, radio, and trade magazines placements to ensure name recognition, but the majority of its marketing is affected via direct mail, the internet and special events.

Planned Expansion of the Company & FFMC

A well established broker with a solid infrastructure and working operation, FFMC is well-positioned to expand its operations and increase revenues. FFMC anticipates growth through the consolidation of small and mid-sized mortgage brokerages.  Our management has designed an aggressive but straightforward strategy to transition FFMC to a full service mortgage provider with minimal risk to the existing operation.  Following is a brief overview of the tactics to be implemented:

Consolidate the Small and Mid-Sized Mortgage Broker Marketplace

The consolidation strategy is to combine small and medium sized mortgage brokerage firms into one (1) stronger and highly efficient operating entity that can better compete in the industry under one recognizable brand name. The prime objective is to improve the economic performance of the combined companies through the provision of quality products, reduction of operating costs and the expansion of a national brand and the underlying technology. By consolidating back office, non-revenue generating functions, acquired ventures can take advantage of economies of scale, better utilization of technology, greater automation and standardization to achieve higher productivity with fewer resources.

The key benefits of this strategy to participating loan originators are as follows:

•

New revenue sources, a career exit strategy, a platform for business growth, national brand equity, leverage with lenders, capacity through centralized underwriting, and mentoring and training by experienced brokers;

•

The tool to significantly improve origination cost efficiencies and mortgage origination volume, thereby increasing the originator’s flexibility to provide a more competitive package to the customer, and in turn, the ability to increase their own margins; and

•

A diversified product offering centered on mortgage financing, again improving the originator’s ability to generate revenue for themselves and FFMC.

Expand To New Geographic Markets

While our management will continue to grow its customer base in its existing markets, the Company also intends to expand its market presence, eventually to include all 50 states.

Initially FFMC will penetrate neighboring markets in Ohio and Michigan, where proximity will facilitate its efforts and minimize the need for additional infrastructure.

Geographic expansion will come through acquisition of, or strategic alliance with, existing mortgage brokers and/or recruitment of proven revenue generators within a targeted market.  FFMC will maintain the ultimate control over all locations to mitigate risk and ensure the highest level of customer satisfaction.

Recruit and Hire Experienced Staff

FFMC intends to continue this growth strategy by recruiting additional veteran loan officers throughout 2008.  The recruiting goal for 2008 is $1,000,000 in additional trailing gross fee income in the current locations, with substantial increases for future years by rolling up other new office locations during 2008.

Expand To New Geographic Markets

While our management will continue to grow its customer base in its existing markets, FFMC also intends to expand its market presence, eventually to include all 50 states.

Initially FFMC will penetrate neighboring markets in Ohio and Michigan, where proximity will facilitate its efforts and minimize the need for additional infrastructure.  However, FFMC is currently evaluating entry into the Denver, Dallas, Newport Beach, Las Vegas, and Phoenix markets.  These areas have been selected based on projected growth in the housing market.

Transition from Mortgage Broker to Mortgage Banker

In conjunction with FFMC’s expansion strategy, the Company anticipates that it will transition its core business from a mortgage broker to a banker/lender. The secondary phase of the Company’s strategy is the establishment of warehouse lines of credit from which FFMC can make loans directly.  It is anticipated that once FFMC is established as a mortgage banker and operating efficiently, FFMC will be able to leverage its asset base to secure additional lines of credit to place and service nonprime paper.  Loans that do not qualify for investment by FFMC would continue to be brokered to wholesale lenders.

In June 2006 the Company engaged Medallion Consultants, LLC to assist the Company with, among other things: the establishment of the Company as a mortgage banker and to establish a warehouse line-of-credit; the development of a “sub-prime” revenue center; and the development of a “multi-family financing” revenue center. On November 10, 2006, the Company submitted an application with warehouse lenders to expand its services as a wholesale mortgage banker.

In March 2007 the Company secured a $5,000,000 dollar line of credit with National City Bank which will allow the Company to begin the transition into the mortgage banking industry.  The Company will finance loans under this warehouse credit facility and repay the related borrowings upon sale of the loans. In general a $5,000,000 dollar line of credit can be turned over 1.5 to 2 times per month, giving the Company the capital resources or capacity to place $7,500,000 to $10,000,000 of loan volume on the line per month.  However, the Company will not be utilizing the full capacity of the National City Bank line of credit initially.  Currently, the Company is in the process of testing the line of credit and has only placed two loans on the line in order to test procedures.  The Company began live testing in late April 2007 and has originated and funded loans for an approximate aggregate total of $665,000 during the testing phase. As such, mortgage banking will not be a core part of the Company business for some time. Further, the Company will not underwrite any loans; it will retain its broker relationships and will only be the lender of record or banker on those loans that meet approved investor underwriting criteria.

While the Company may resume its attempt to develop and establish mortgage banking as a core part of the Company’s business in the future, these activities have been suspended pending the ability of the Company to obtain the requisite financing.

Sale of Loans and Servicing Rights

With respect to mortgage loans that we will originate as a mortgage banker, we will typically seek to sell those loans within 45 days of origination. We will sell loans on a “flow basis” meaning that each loan is sold individually to the investor that approved the loan for closing. The individual loan is delivered for purchase to the approving investor within three days of the loan closing. These approved investors are large national banks, thrifts and smaller banks, real estate investment trusts and other institutional loan buyers.

Typically, we will sell loans with limited recourse. By doing so, with some exceptions, we anticipate that we will reduce our exposure to default risk at the time we sell the loan, except that we may be required to repurchase the loan if it breaches the representations or warranties that we make in connection with the sale of the loan, in the event of an early payment default, or if the loan does not comply with the underwriting standards or other requirements of the ultimate investor. We intend to sell the loans to investors pursuant to written agreements that establish an ongoing sale program under which those investors stand ready to purchase loans so long as the loans we offer for sale satisfy the investors’ underwriting standards.

With respect to mortgage loans that we originate as a mortgage banker, we will sell the mortgage servicing rights (“MSRs”) in 100% of our loan sales at the time we sell those loans. The prices at which we are able to sell our MSRs vary over time and may be materially adversely affected by a number of factors, including, for example, the general supply of, and demand for, MSRs and changes in interest rates.

While the Company may resume the sale of loans and servicing rights in the future, these activities have been suspended pending the ability of the Company to obtain the requisite financing to develop and establish mortgage banking as a core part of the Company’s business.

Build the FFMC Infrastructure

Currently, FFMC has the capacity to pursue neighboring markets.  Policies, procedures and quality controls are in place and relationships have been established.  Many of these duties will initially be the responsibility of our current senior management; however, as FFMC implements its strategic growth plan, additions to its management team and growth in the operating structure will be required.

Increase Product and Service Offerings

Additional programs and services will be developed or sought out as the opportunity develops and demand warrants.  This growth will be generated both organically and through acquisition or strategic alliance.  It is anticipated that the Company will serve as the center for these operations, with acquired companies and joint ventures operating under the umbrella of the parent company.

Consulting Agreements

In August 2005, Titan Holdings, Inc., an Indiana corporation and a predecessor of the Company, entered into an agreement with Friedland Capital, Inc. (“Friedland Capital”) to perform general corporate finance advisory services (the “Corporate Finance Agreement”).  The Company assumed the obligations under the Corporate Finance Agreement.  The Corporate Finance Agreement provided for payment upon the Company reaching certain milestones.  In June 2007 the Corporate Finance Agreement was amended to cancel all future payments due.

Additionally, in June 2005, Northern Business Acquisition Corp., which changed its name to Freedom Financial Holdings, Inc., entered into an advisory services agreement with Friedland Corporate Investor Services, LLC for the identification of a merger candidate and assistance with the negotiations with the target company.  Pursuant to this agreement, Friedland Capital, or an affiliate, was to receive common stock of the Company which was to represent 10% of the common stock outstanding after the acquisition of, or merger with, the target company.

 In August 2006 an amendment was made to the Corporate Finance Agreement to clarify the terms of the agreement. The amendment clarified that the 10% of common stock would be based on the shares outstanding at the completion of the Company offering, but would not include the shares issued in certain transactions.  In January 2007, the Company and Friedland Corporate Investor Services settled on the amount of shares to be issued for the consulting services, which was based on the amount of shares estimated to be outstanding at the completion of the Company offering.  The Company issued a total of 148,483 shares in full satisfaction of the contract.  In June 2007, the terms of the contract were renegotiated and the previously issued 148,483 shares were cancelled.

In November 2006, the Company entered into a business consulting agreement with G.K. Fields & Associates dba Action International (the “Action Agreement”).  Services to be provided under the agreement include, but are not limited to, strategy implementation and goal setting sessions and review and critique of advertisements and marketing. The monthly fee for the services under the agreement is $2,995 per month.  In January 2007, the Company renegotiated the agreement for a monthly fee of $1495 per month.  Greg Fields, who is the owner of G.K. Fields & Associates, is the former Chief Operations Officer and a current Director of the Company. As a consultant he primarily interacts solely with the owner of a company to assist a company in designing a plan to grow the company.  As of December 2007, the Company owed  G.K. Fields and Associates $10,162.26 for past services rendered.  In exchange for payment of the debt owed by the Company, G.K. Fields and Associates agreed to accept 6,100 shares of Class D Convertible Preferred Stock.  As of November 30, 2007, the Action Agreement has been terminated.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus. In addition to historical information, the following discussion and other parts of this document contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to factors discussed under the sections entitled “Risk Factors,” “Business” and elsewhere in this document.

Forward-looking statements speak only as of the date they are made.  We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward-looking statements are made.

General

We were incorporated under the laws of Maryland on June 16, 2005. Through our subsidiary, FFMC, we are mortgage brokerage firm serving the lending needs of real estate professionals, builders, and individual home buyers across the United States. We have access to a full range of mortgage products, and we are dedicated to finding the right loan--with the best rates, terms and costs--to meet each client’s unique needs.

We generate revenues by placing mortgages with lenders who in return pay the company a commission (yield spread premium) that ranges on average between 100 to 200 basis points (1 to 2%) of the total mortgage volume.  Additional revenue is generated by volume bonuses that range from 12.5 to 100 basis points (.125 to 1%) of total mortgage volume.

We have created a business model that rewards employees with stock options and stock bonuses for performance.  This enhances our ability to recruit and retain key employees, high level producers and executive management.

Finally, we are transitioning from a mortgage broker to a mortgage banker.  This transition is possible because of our growth internally and geographically.  As a mortgage banker we will have more control over each transaction.  This control will increase our number of closings, which will result in a significant increase in revenues.

Strategy for Growth

Our strategy for growth involves transitioning to a mortgage banker, increasing our loan originations, increasing our sales force and support staff and expanding our presence to other geographic markets across the United States.

•

Transition to a Mortgage Banker.  The move from broker to banker will enhance our control over the mortgage loan process.  As a banker we become the lender of record and we will sell our loans to investors, (wholesale lenders).  We can earn more fees as a banker and shorten the loan transaction time frame.  These two factors will significantly increase our revenues.

•

Increase Mortgage Loan Originations. Our growth strategy is to increase our mortgage loan origination volume by expanding our presence in our current geographic markets and by entering new geographic markets. We are executing this strategy through internal growth and pursuing selective acquisitions;

•

Internal Growth. We intend to continue to recruit highly-qualified loan originators and support staff.  Our compensation plan which includes stock options and stock bonuses for production will enhance our ability to recruit and retain key employees.  We currently have branches in Indiana, Georgia and Florida.  Through this growth we intend to expand our retail branch network into new geographic markets and to further penetrate existing geographic markets.

•	Selective Acquisitions. We intend to roll up small to mid size mortgage brokers through the issuance of stock for acquisitions. Economies of scale will be achieved through our acquisition plans.

In executing our business strategy, we focus on the following elements:

•

Leveraging Technology to Maximize Efficiency. We currently utilize software for originations and processing.  We also utilize the internet to give our clients easy access to our company.  We will continue to utilize technology to reduce operating costs, improve communication with clients, and centralize data among our branch operations.

•

Promoting Sales & Recruitment Culture. To maintain a culture of continuous growth and recruitment, we have implemented a program whereby employees are encouraged to recruit earning them additional equity ownership.

Results of Operations

Year Ended December 31, 2006 Compared to Fiscal Year Ended December 31, 2005

According to purchase accounting rules, the results of operations of an acquired company are included in consolidated operations from the date of purchase.  Because the Company acquired FFMC in early May 2006, the results of operations for the year ended December 31, 2005 did not include the results of operations of FFMC.  Nor did the results of operations for the year ended December 31, 2006 include the results of operations of FFMC for the period from January through April 2006.  Accordingly, the results of operations for the year ended December 31, 2006 and the results of operations for the year ended December 31, 2005 are not comparable.

Revenue

We did not have any revenues for the year ended December 31, 2005.  All revenues for the year ended December 31, 2006 were from FFMC.  As previously stated, revenues from the FFMC for the period from January through April 2006 are not included.

Total revenue. Total revenue was $1,232,144 for the year ended December 31, 2006 and $ -0- for the year ended December, 31, 2005.  Revenues consisted of loan originations and processing fees earned buy FFMC.

Loan origination. Income from loan originations was $1,095,253 for the year ended December 31, 2006 and $ -0- for the year ended December 31, 2005.  Loan origination fees are earned by matching the client with the appropriate lender. These revenues are realized at the time the mortgage transaction is closed and funded.

Loan processing fees. Income from loan processing fees was $136,891 for the year ended December 31, 2006 and $ -0- for the year ended December 31, 2005.  Loan processing fees are earned by packaging the clients’ loan documentation and presenting the package to a lender for approval.  These fees are realized at the time the mortgage transaction is closed and funded.

Throughout 2006, it became apparent that the sub-prime mortgage market was becoming strained. As a mortgage broker, FFMC does not have any exposure to the weakening sub-prime market, and has no liability to purchase defaulted loans. As a result, Management feels that even though the sub-prime market has weakened, the negative impact on the forward revenues will be minimal. Given that we have grown our loan officer staff substantially over that of 2006 even with the weakened sub-prime market, revenues are increasing over 2006, as we experience a growing demand for FHA insured loans. The purpose of the FHA insured program is to allow non- Fannie Mae and Freddie Mac approved borrowers’ access to non sub-prime loan programs. Therefore we are experiencing an increase of the “Government” sponsored loan programs that allow more flexible lending criteria, picking up much of the slack in the traditional “sub-prime” loans.

Operating Expenses

FFMC expenses are not included in the year end December 31, 2005 results.  FFMC’s expenses are not included for the period from January through April 2006.  Accordingly, the results of operations for the year ended December 31, 2006 and the results of operations for the year ended December 31, 2005 are not comparable.

Total operating expenses. Total operating expense was $1,975,027 for the year ended December 31, 2006 and $78,186 for the year ended December 31, 2005.  Total operating expenses consist of cost of revenues and selling, general and administrative expenses.  As previously stated the mortgage subsidiaries expenses are not included for the period from January through April 2006.

Cost of revenues. Cost of revenues was $680,332 for the year ended December 31, 2006 and $ -0- for the year ended December 31, 2005.  Cost of revenues is only related to FFMC for the cost of loan originations.

Selling, general and administrative expenses. Selling, general and administrative expenses was $1,294,695 for the year ended December 31, 2006 and $78,186 for the year ended December 31, 2005.  This results from FFMC’s operating expenses, the cost associated with a private placement memorandum and preparing for the SB-2 registration. Other expenses relate to the hiring of new employees to the executive staff as we prepare for company growth and the amortization of intangible assets.

Other income and expenses

Rent Income. Rent income was $17,200 for the year ended December 31, 2006 and $ -0- for the year ended December 31, 2005.  This resulted from the acquisition of the office building on October 9, 2006 and the existing lease.

Interest income. Interest income was $9,273 for the year ended December 31, 2006 and   $ -0- for the year ended December 31, 2005.  This resulted from the sale of 224,475 units of Class A Convertible Preferred Stock.  The proceeds from the Sale of Class A Convertible Preferred Stock were put on deposit in an interest bearing account.

Interest expense, related party. Interest expense, related party was $10,320 for the year ended December 31, 2006 and $1,830 for the year ended December 31, 2005.  This resulted from an officer of the company paying certain cost and expenses on behalf of the company.  The corresponding note payable for the year ended December 31, 2006 is $292,440 and $139,150 for the year ended December 31, 2005.  The note payable carries an annual interest rate of 6% per annum.  The note payable was paid in full by the issuance of 152,294 shares of Class B convertible preferred stock.

Interest expense other. Interest expense other was $66,427 for the year ended December 31, 2006 and $ -0- for the year ended December 31, 2005.  The interest expense was due to the debt service of FFMC.  The short term and long term debt carry a variety of interest rates and monthly debt service consist of principal and interest payments.

Net loss. Net loss for the year ended December 31, 2006 was $793,157 and $80,016 for the year ended December 31, 2005. This loss is the result of FFMC’s operating loss combined with the cost associated with a private placement memorandum and preparing for the SB-2 registration.

Financial Condition

Total assets. Total assets at December 31, 2006 were $2,693,239. Total assets increased primarily due to the sale of 224,475 units of Class A Convertible Preferred Stock under a private placement memorandum and the acquisition of our office building.

Cash and cash equivalents.  Cash and cash equivalents at December 31, 2006 was $109,734. The $109,734 was due primarily to the sale of 224,475 units of Class A Convertible Preferred Stock under a private placement memorandum.

Notes receivable. Total notes receivable at December 31, 2006 was $30,152. FFMC made a signature loan of $30,000 to an unrelated third-party.  Interest for the signature loan is payable monthly at 20 percent per annum.  Our management believes these notes to be collectible and have no allowance for doubtful accounts established. There was also a small balance of $152 due from related parties.

Other current assets.  Our current assets at December 31, 2006 were $2,360. This miscellaneous receivable is a payroll advance made to a newly hired loan originator.  The loan will be paid back out of commissions on loans in the employee’s pipeline.

Property and equipment (net). Property and equipment (net) at December 31, 2006 was $1,650,519.  Fixed assets increased significantly during 2006 due to the addition of fixed assets from the mortgage subsidiary, the purchase of equipment and the purchase of our new building.

Intangible assets, net. Intangible assets, net at December 31, 2006 was $616,454. The Intangible assets resulted from the acquisition of FFMC. These assets are FFMC’s marketing essentials.  The assets are being amortized monthly with a weighted average amortization period of three (3) years.

Deferred offering Cost. Deferred offering Cost at December 31, 2006 was $272,530.  The Deferred offering cost is the expense allocated to the private placement memorandum and the SB2 filing.  Those expenses consist of consultant fees, legal fees and accounting fees.

Trade payables. Trade payables at December 31, 2006 was $118,255. The Trade payables balance is primarily from FFMC vendors.

Lines of Credit. The lines of credit at December 31, 2006 were $147,848. This is the mortgage subsidiary’s lines of credit with Wells Fargo Bank and Hicksville Bank, with outstanding balances at December 31, 2006 of $69,589 and $78,259, respectively.  The annual percentage rate for Wells Fargo Bank is adjustable and currently 13.75%.  The annual percentage rate at Hicksville Bank is 8.25% per annum.  These funds were used for debt consolidation and operations.

Long term debt. Long term debt including current maturities at December 31, 2006 was $1,017,440. The majority of this debt results from the mortgage on the new office building $787,800. The remainder of $229,640 resides on the books for FFMC.  This debt resulted from cost associated with expanding the mortgage subsidiary’s markets in Florida and Georgia.

Bridge loans payable. Bridge loans payable at December 31, 2006 was $126,700. This was the result of certain individuals providing bridge loans to the company.  These unsecured loans carry interest at 10 percent per annum and are payable on demand.  On January 15, 2007, $126,700 of this debt was converted to equity and the balance will be repaid along with the accrued interest.

Other Current Liabilities. Other current liabilities at December 31, 2006 was $36,900.  FFMC performs the payroll functions and had an accrued payroll liability at December 31, 2006 of $30,335, the remainder, $6,565, was for accrued property taxes.

Capital lease obligations. Capital lease obligations including current maturities at December 31, 2006 was $145,429.  FFMC leased new office equipment as a part of its capacity building and growth strategies.

Nine months ended September 30, 2007 compared to the nine months ended September 30, 2006

According to purchase accounting rules, the results of operations of an acquired company are included in consolidated operations from the date of purchase.  Because the Company acquired FFMC in early May 2006, the results of operations for the nine months ended September 30, 2006 did not include the results of operations of FFMC for the period from January through April 2006.  Accordingly, the results of operations for the nine months ended September 30, 2007 and the results of operations for the nine months ended September 30, 2006 are not comparable.

Revenue

As previously stated, revenues from FFMC for the period from January through April 2006 are not included. All revenues for the nine months ended September 30, 2007 were from FFMC.

Total revenue. Total revenue was $1,163,764 for the nine months ended September 30, 2007 and $759,514 for the nine months ended September 30, 2006.  Revenues consisted of loan originations and processing fees earned buy FFMC.

Loan origination. Income from loan originations was $989,991 for the nine months ended September 30, 2007 and $676,948 for the nine months ended September 30, 2006.  Loan origination fees are earned by matching the client with the appropriate lender. These revenues are realized at the time the mortgage transaction is closed and funded.

Loan processing fees. Income from loan processing fees was $173,773 for the nine months ended September 30, 2007 and $82,566 for the nine months ended September 30, 2006.  Loan processing fees are earned by packaging the clients’ loan documentation and presenting the package to a lender for approval.  These fees are realized at the time the mortgage transaction is closed and funded.

Operating Expenses

FFMC expenses are not included for the period from January through April 2006.    Accordingly, the results of operations for the nine months ended September 30, 2007 and the results of operations for the nine months ended September 30, 2006 are not comparable.

Total operating expenses. Total operating expense was $2,209,317 for the nine months ended September 30, 2007 and $1,288,414 for the nine months ended September 30, 2006.  Total operating expenses consist of cost of revenues and selling, general and administrative expenses.  As previously stated FFMC expenses are not included for the period from January through April 2006.

Cost of revenues.  Cost of revenues was $945,661 for the nine months ended September 30, 2007 and $475,820 for the nine months ended September 30, 2006.  Cost of revenues is only related to FFMC for the cost of loan originations.

Gross Profit.

Gross profit was 19% for the nine months ended September 30, 2007 and 37% for the nine months ended September 30, 2006.  The difference is due to FFMC not being fully staffed in the processing department during the period ending September 30, 2006.

Selling, general and administrative expenses. Selling, general and administrative expenses were $1,263,656 for the nine months ended September 30, 2007 and $812,594 for the nine months ended September 30, 2006.  This results from FFMC’s operating expenses, the cost associated with a private placement memorandum and preparing for the SB-2 registration. Other expenses relate to the hiring of new employees to the executive staff as we prepare for company growth and the amortization of intangible assets.

Other income and expenses

Rent income. Rent income was $77,400 for the nine months ended September 30, 2007 and $ -0- for the nine months ended September 30, 2006.  This resulted from the acquisition of the office building on October 9, 2006 and the existing lease.

Interest income. Interest income was $25,177 for the nine months ended September 30, 2007 and $6,376 for the nine months ended September 30, 2006.  This resulted from the sale of

224,475 units of Class A Convertible Preferred Stock.  The proceeds from the Sale of Class A Convertible Preferred Stock were put on deposit in an interest bearing account.

Interest expense, related party. Interest expense, related party was $26,550 for the nine months ended September 30, 2007 and $10,320 for the nine months ended September 30, 2006.  This resulted from an officer of the company paying certain cost and expenses on behalf of the company.  The corresponding note payable for the year ended December 31, 2006 is $292,440 and $139,150 for the year ended December 31, 2005.  The note payable carried an Annual interest rate of 6% per annum.  The note payable was paid in full by the issuance of 152,294 shares of class B convertible preferred stock.  The increase in 2007 was due to a director of the company providing a bridge loan for operation.  The loan carries an interest rate of 20% per annum.

Interest expense, other. Interest expense other was $126,652 for the nine months ended September 30, 2007 and $30,904 for the nine months ended September 30, 2006.  The interest expense was due to the debt service of FFMC and the debt service on the mortgage for the building.  The short term and long term debt carry a variety of interest rates and monthly debt service consist of principal and interest payments.

Net loss. Net loss for the nine months ended September 30, 2007 was $1,096,178 and $563,748 for the nine months ended September 30, 2006. This loss is the results of FFMC’s operating loss combined with the cost associated with a private placement memorandum and preparing for the SB-2 registration.

Financial Condition

Total assets. Total assets at September 30, 2007 were $2,487,719.  Total assets decreased even though FFMC’s revenues were up for the nine months ended September 30, 2007.  The decrease was due to amortization of intangible assets and depreciation of PPE.

Cash and cash equivalents at September 30, 2007 were $19,314. The $19,314 was due primarily to revenues from FFMC.

Notes receivable. Total notes receivable at September 30, 2007 were $33,355.  FFMC restructured a signature loan of $31,000 to an unrelated third-party.  Interest for the signature loan is payable annually at 20 percent per annum.  Our management believes these notes to be collectible and have no allowance for doubtful accounts established.

Prepaid expenses at September 30, 2007 were $23,330.  This was primarily due to FFMC purchasing a list of leads for the purpose of generating mortgage loans.

Other current assets at September 30, 2007 were $2,079.  This miscellaneous receivable is a payroll advance made to a loan originator.  The loan will be paid back out of commissions on loans in the employee’s pipeline.

Property and equipment (net). Property and equipment (net) at September 30, 2007 was $1,630,143.  Fixed assets consist of fixed assets from FFMC, the purchase of equipment and of our new building.

Intangible assets, net. Intangible assets, net at September 30, 2007 were $472,706.  The Intangible assets are from FFMC. These assets are FFMC’s marketing essentials.  The assets are being amortized monthly with a weighted average amortization period of three (3) years.

Deferred offering Cost. Deferred offering Cost at September 30, 2007 was $303,206.  The Deferred offering cost is the expense allocated to the SB2 filing.  Those expenses consist of Consultant fees, legal fees and accounting fees.

Trade payables. Trade payables at September 30, 2007 were $299,079. The trade payables balance is allocated as follows: $157,687 to FFHI and $141,392 to FFMC.

Line of credit. The line of credit at September 30, 2007 was $244,088.  This is a line of credit with Tower bank and FFMC’s lines of credit with Wells Fargo Bank and Hicksville Bank.  The outstanding balances at September 30, 2007 were $43,574, $69,584, and $78,555 respectively.  The annual percentage rate for Tower Bank is adjustable and currently 7.75%.  The Wells Fargo Bank is adjustable and currently 13.00%.  The annual percentage rate at Hicksville Bank is 7.50% per annum.  These funds were used for debt consolidation and operations.  Also included is short term note with MVP mortgage.  The balance at September 30, 2007 was $52,375.  FFMC purchase a server and a lead list from MVP mortgage.

Due to related parties.  Due to related parties at September 30, 2007 was $500,000.  This resulted from a director providing a $300,000 line of credit for operations.  Principal and a flat 10% of the outstanding principal will be paid upon the Company raising $1,500,000 (50% of the offering) or more. In the event that the Company raises less than $1,500,000, the principal will continue to accrue interest at a flat rate of 20% per year and will be paid from operations, when available.

Long term debt. Long term debt including current maturities at September 30, 2007 was $980,459.  The majority of this debt results from the mortgage on the new office building $793,435. The remainder $187,024 resides on the books for FFMC.  This debt resulted from cost associated with expanding the mortgage subsidiaries markets in Florida and Georgia.

Bridge loans payable.  Bridge loans payable at September 30, 2007 was $125,000.  This was the result of the Company signing two Credit Agreements to borrow a total of $125,000, due to two unrelated individuals.  The terms on the Credit Agreement specifies an annual interest rate of 30%, due in full by March 14, 2008.  If amounts are not paid on or before March 14, 2008, an additional interest rate of 5% will be added with payment in full due on April 14, 2008.  The interest will continue to accrue thereafter at a rate of 1% per month or 12% per annum until paid in full.  The proceeds were used for operational support.

Accrued Interest.  The company accrued interest on Bridge loans payable and Due to Related parties.  The balance at September 30, 2007 was $8,809 and $26,550 respectively.  The interest on the Bridge loan is accruing at a rate of 30% per annum and the interest due on related party is accruing at a rate of 20% per annum.

Other current liabilities. Other current liabilities at September 30, 2007 were $180,298.  FFMC performs the payroll functions and had an accrued payroll liability at September 30, 2007 of $141,198, of the remainder, $38,950, was for accrued property taxes and $150 for escrow liabilities.

Capital lease obligations. Capital lease obligations including current maturities at September 30, 2007 were $148,655.  FFMC leased new office equipment as a part of its capacity building and growth strategies.

Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

Year ended December 31, 2006 Compared to Year Ended December 31, 2005

The Company has incurred losses in 2006 and 2005 of approximately $793,157 and $80,016, respectively. Because of the continued absence of positive cash flows from operations, the Company will require substantial additional funding for continuing the development and marketing of its products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due.  Our working capital deficit, or the amount by which our current liabilities exceed our current assets, was $421,653 as of December 31, 2006. Our working capital deficit was primarily due to the legal and accounting expenses incurred while preparing the company for the anticipated public registration, preparation of a private placement memorandum and the building of organizational infrastructure. In anticipation of becoming a public company, we have been operating as if we were public since May 2006. The legal and accounting costs that have been incurred in 2006 are higher than we anticipate going forward due to the learning curve of what is needed to be a fully reporting company and the need to audit 2004 and 2005 financial results of the Mortgage Subsidiary. Management anticipates that going forward the legal and accounting fees will decrease once the planned stock offering has been completed. Estimates for 2007 legal and accounting fees range between $75,000 and $125,000 as the Company does not anticipate the need for as much legal and accounting consulting. In addition to the aforementioned legal and accounting fees management anticipates additional marketing and advertising costs estimated for 2007 between $100,000 and $150,000. It is expected that these costs will be satisfied from working capital reserves and proceeds from operations.

The impact of these items was partially offset by the proceeds from the issuance of new debt of $1,173,383 and cash proceeds from the issuance of preferred stock during the year ended December 31, 2006.

Cash flows used in operations, totaling $129,141 for the year ended December 31, 2006 includes our net loss of $793,157 for the period and $272,529 in offering costs related to two proposed offerings; a private offering of our preferred stock and a public offering of our common stock, partially offset by non-cash items totaling $194,318.

Cash flows used in investing, totaling $1,000,538, for the year ended December 31, 2006 were due to the purchase of our new office building and the purchase of new office equipment.

Cash flows provided by financing, totaling $1,239,413 for the year ended December 31, 2006 resulted primarily from the issuance of debt and equity securities.

On May 3, 2006, we completed our acquisition of FFMC, our operating subsidiary, for a purchase price of $859,091, in stock and debt.

Nine months ended September 30, 2007 compared to the nine months ended September 30, 2006

The Company has incurred losses for the nine months ended September 30, 2007 of $1,096,178. Because of the continued absence of positive cash flows from operations, the Company will require substantial additional funding for continuing the development and marketing of its products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due.  Our working capital deficit, or the amount by which our current liabilities exceed our current assets, was $1,386,820 as of September 30, 2007. Our working capital deficit was primarily due to the legal and accounting expenses incurred while preparing the company for the anticipated public registration and the building of organizational infrastructure. Management anticipates that going forward that legal and accounting fees will decrease once the planned stock offering has been completed. Estimates for 2007 legal and accounting fees range between $75,000 and $125,000 as the company does not anticipate the need for as much legal and accounting consulting. In addition to the aforementioned legal and accounting fees management anticipates additional marketing and advertising costs estimated for 2007 between $100,000 and $150,000.  It is expected that these costs will be satisfied from working capital reserves and proceeds from operations.

The impact of these items was partially offset by the proceeds from the issuance of new debt of $1,226,574 and cash proceeds from the issuance of preferred stock of $109,000 during the nine months ended September 30, 2007.

Cash flows used in operations, totaling $592,602 for the nine months ended September 30, 2007 includes our net loss of $1,096,178 for the period and the lending activities associated with our warehouse line of credit.

Cash flows used in investing, totaling $21,116 for the nine months ended September 30, 2007 were due from the purchase of new office equipment.

Cash flows provided by financing, totaling $523,298 for the nine months ended September 30, 2007 resulted primarily from the issuance of debt and equity securities.

The Company plans to raise additional funds to meet its working capital requirements and for product development and marketing through proposed private and public sales of its securities. Management believes that it will require a minimum of $750,000 in financing over the next twelve months. Management believes that it will need approximately $150,000 to meet net capital requirements, approximately $300,000 to continue operations as currently conducted for the next twelve months and approximately $300,000 for product development.

Management has made plans to address these matters, which include:

§	Raise additional $750,000 to $3,000,000 in funds through the sale of its equity securities;
§	Use a portion of those proceeds to retain experienced wholesale account executives and retail loan officers with particular skills in the commercialization and marketing of its products; and

§	Use a portion of those proceeds to attain technology to develop such products and additional products.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability.

We believe that our capital resources, consisting of cash on hand together with our currently undrawn credit facility described below, the proceeds from the Company offering should be sufficient to meet our cash needs through the next twelve months. However, if we are unsuccessful in accessing the capital markets, we could be required to make significant payments that we may not have the resources to make. This could materially and adversely affect our financial condition and ability to continue as a going concern.

Our mortgage operations, which provides almost all of our total operating revenue with the balance attributed to rental income, also provides all of the consolidated cash flows from operations.

We are pursuing a strategy to improve our near-term liquidity and our capital structure in order to reduce financial risk. So far, we have taken the following measures to improve our near-term financial position:

(1)

On October 9, 2006 we closed on the acquisition of our new office building. We occupy 50 percent of the building and we rent out the remaining space to one tenant under a long-term lease. The proceeds from the tenant’s lease are sufficient to cover our mortgage debt service. The additional space that has been acquired will allow the company to implement its growth strategies concerning 1) Transition to a

Mortgage Banker, 2) Increase Mortgage Loan Originations and 3) Internal growth by recruitment of highly qualified loan originators.

(2)

On January 29, 2007, management secured a line of credit in the amount of $200,000 from Tower Bank which is collateralized by the equity in the building purchased on October 9, 2006. A summary of terms of the LOC as described in the agreement are as follows:

(a)

Initial interest rate is 7.75% (Prime plus .25%) calculated daily

(b)

 LOC is an open revolving account in which funds may be deposited or withdrawn on any business day.

(c)

Payment is interest only

(d)

LOC agreement matures on March 01,2008

(e)

Company will supply Tower Bank with:

(f)

Notice of Claims or litigation

(g)

Maintain financial records according to GAAP

(h)

Annual and Interim Financial statements

(i)

Tax Returns

(j)

Maintain proper and required insurance coverage

(3)

Management continued to raise capital under the private placement memorandum until January, 15, 2007.  On January 15, 2007 $116,700 of Bridge loan debt converted to equity under the PPM.  In addition, management has also raised an additional $109,000 under the PPM.

(4)

Since January 1, 2007 the Company has increased the loan officer personnel by 2.5 times that of 2006. These loan officers are compensated by commission only. FFMC has been successful in hiring experienced loan officer with proven production records. The company expects revenues to increase in 2007 as a result of the additional production personnel.

(5)

On April 27, 2007 the Company secured a line of credit in the amount of $300,000 from Robert W. Carteaux.  On August 1, 2007 the credit agreement was increased to $500,00.  A summary of the terms of the line of credit as described in the agreement are as follows: principal and a flat 10% of the outstanding principal will be paid upon the Company raising $1,500,000 (50% of the offering) or more. In the event that the Company raises less than $1,500,000, the principal will continue to accrue interest at a flat rate of 20% per year and will be paid from operations, when available. As of September 30, 2007 Carteaux has advanced $500,000 to the Company and the Company has not repaid any principal to Carteaux.

(6)

In September 2007, the Company signed two Credit Agreements to borrow a total of $125,000, due to two unrelated individuals.  The terms on the Credit Agreement specifies an annual interest rate of 30%, due in full by March 14, 2008.  If amounts are not paid on or before March 14, 2008, an additional interest rate of 5% will be added with payment in full due on April 14, 2008.  The interest will continue to accrue thereafter at a rate of 1% per month or 12% per annum until paid in full.  At September 30, 2007, the unrelated individuals have advanced $125,000 to the Company and the Company has not repaid any principal.

(7)

In October 2007, the Company authorized the issuance of 450,000 shares of Class D Convertible Preferred Shares.  The primary purpose of this authorization is to utilize the Class D Convertible Preferred Shares for retiring certain debt obligations.

However, we have historically operated with a working capital deficit as a result of our highly leveraged position, and it is likely that we will operate with a working capital deficit in the foreseeable future.

We may periodically need to obtain financing in order to meet our financial obligations as they come due. We may also need to obtain additional financing or investigate other methods to generate cash (such as further cost reductions or the sale of assets) if revenue and cash provided by operations decline, if economic conditions weaken, if competitive pressures increase or if we become subject to significant judgments, settlements and/or tax payments. In the event of an adverse outcome in one or more of these matters, we could be required to make significant payments that we do not have the resources to make. The magnitude of future operating losses may cause us to draw down significantly on our cash balances, which might force us to obtain additional financing or explore other methods to generate cash. Such methods could include issuing additional securities or selling assets.

Market Risks

Market risks generally represent the risk of loss that may result from the potential change in the value of a financial instrument due to fluctuations in interest and foreign exchange rates and in equity and commodity prices. Our market risk relates primarily to interest rate fluctuations. We may be directly affected by the level of and fluctuations in interest rates. Our profitability could be adversely affected during any period of unexpected or rapid changes in interest rates, by impacting the volume of mortgage originations. A significant change in interest rates could also change the level of loan applications, thereby adversely affecting origination fee income. We use several internal reports and risk management strategies to monitor, evaluate, and manage the risk profile of our loan volume in response to changes in the market. We cannot assure you, however, that we will adequately offset all risks associated with interest rate fluctuations impacting our loan volumes.

DESCRIPTION OF PROPERTY

Indiana Headquarters

The headquarters of the Company are located in Fort Wayne, Indiana. On August 9, 2006 the Company signed an agreement to purchase real property located at 6615 Brotherhood Way, Fort Wayne, Indiana 46825. The Company moved into the new office space in December 2006. The building is approximately 16,000 square feet. The purchase price of the property was seven hundred thousand dollars ($700,000) in addition to equity in the Company.  In connection with the purchase of the property the Company also entered into a loan agreement with Tower Bank & Trust Company (the “Bank”) in which the Bank provided a loan for $700,000.

On September 30, 2006, the Company executed an Amended and Restated Building Purchase Offer (the “Purchase Agreement”) which replaced the August 9, 2006 agreement. The terms of the Purchase Agreement called for the Company to issue Class C convertible preferred shares of stock in the amount of six hundred thousand (600,000) shares as partial payment for the property. The Class C preferred shares were to be convertible into common stock of the Company at 85% of the price set forth in the Company offering. The holders of the Class C shares entered into a registration rights agreement with the Company which, if the Company filed a registration statement, required the Company to register all of the common stock into which the Class C Preferred Shares may be converted.  Additionally, the Purchase Agreement provided for, as additional consideration, warrants to purchase shares of common stock, at the price set forth in the Company offering, in an amount equal to 150% of the number of shares the Class C preferred shares could be convertible into as of the closing date of the Company Offering Period. Further, the common stock underlying the warrants had piggyback registration rights.

Subsequently, in December 2006, the terms of the Purchase Agreement were renegotiated.  The terms of the Second Amended and Restated Purchase Agreement call for the Company to issue 300,000 Class C convertible preferred shares of stock as partial payment for the property. The remainder of the terms remained the same.

Additionally, and in connection with the Purchase Agreement, the Company entered into a personal guarantee agreement which granted Robert W. Carteaux (“Carteaux”) 150,000 warrants to acquire common stock, at 85% of the Company offering price, in exchange for the personal guarantee of Carteaux on the loan made to the Company by the Bank. The common stock underlying the warrants has piggyback registration rights.

The Company occupies approximately 8,000 square feet of the building space and renovations on the space were completed in December 2006.  The cost of the renovation was approximately $100,000.  The Bank loaned the Company the funds for the renovation.

The Company is currently leasing approximately 8,000 square feet of the building to Butler Telecom, Inc. which is a subsidiary of Butler International, Inc.  The rent is $8,600 per month. Butler Telecom has been a tenant in the space in the building for approximately five (5) years.

Former Headquarters

The former office of the Company was located in Stone Pointe Office Park at 421 E. Cook Road, Suite 200, Fort Wayne, Indiana 46825. The lease, which was originally effective July 1, 2003, was amended in January 2006 to extend the term for 36 months commencing on July 1, 2006 and ending on June 30, 2009.  The base rental is $2,943 per month and the space consists of approximately 2,277 square feet.  The Company intends to sub-lease its former headquarters on E. Cook Road. In the event that the Company is not able to sub-lease its former office space it will continue to be obligated to make monthly rental payments pursuant to the lease agreement which terminates in June 2009.  As of the date of this Prospectus, the Company has not sub-let the former headquarters.

Florida Office

FFMC has an office in the Cypress Point Executive Suites in a building located at 10014 N. Dale Mabry Highway, Suite 5, Tampa, Florida 33618. FFMC executed a lease for the term of one year commencing on April 1, 2001 and terminating on June 30, 2001 continuing month to month thereafter.  The base rental rate is $460.00 per month.  The space consists of approximately 800 square feet.

Georgia Office

FFMC also has an office in Woodstock, Georgia.  The office is located at 2230 Towne Lake Parkway, Bldg 600, Suite 120, Woodstock, Georgia 30189. The office space is approximately 1200 square feet and the base rental is $1250 per month. The lease is month to month and requires a 60 day written termination notice.  The space is owned by Elle’s Enterprises, which is owned by Lori Newbury and Lori Beardslee, who are employees of FFMC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Shareholders will not have any interest in any management entities and will not be in a position to control their activities. The Shareholders must rely on the general fiduciary standards which apply to the management of a corporation to prevent unfairness by the management in a transaction with the Company.  Except those as may arise in the normal course of the relationship, there are no transactions presently contemplated between the Company and its management other than those listed below.

Brian Kistler (“Kistler”), who is the CEO and a Director of the Company, has paid certain costs and expenses of the Company which, including interest, total $304,589, as of the date of this Prospectus. These costs and expenses were paid on behalf of the parent company for working capital purposes.  In August 2005, the Company issued a note payable, convertible into the Company’s common stock at $1.00 per share in exchange for Kistler agreeing to pay future costs and expenses. Subsequently, in September 2006, in exchange for payment of the debt owed by the Company, Mr. Kistler agreed to accept 304,589 shares of Class B Convertible Preferred Stock. The initial conversion price was $1. Kistler entered into a registration rights agreement with the Company which requires the Company to register all of the common stock into which the Class B Preferred Shares may be converted. However, any shares that are actually registered shall not be sold until 180 days after the closing date of the public offering of the Company. In November 2006, the terms of the transaction were renegotiated.  In exchange for payment of the debt owed by the Company, Mr. Kistler agreed to accept 152,294 shares of Class B Convertible Preferred Stock.  The initial conversion price is 2/3 of the initial registration price under a registration statement filed by the Company. The Class B shares were converted into common stock on February 8, 2007. The terms of the registration rights agreement remain the same.

As of July 2006, the Company was indebted to Kistler for accrued, but unpaid compensation. On September 30, 2006, in exchange for services performed, the Company issued Kistler 169,500 shares of Class B Convertible Preferred shares.  Subsequently, in November 2006, the terms of the transaction were renegotiated.  In exchange for services performed, Kistler agreed to accept 84,750 Class B Convertible Preferred Shares. The Class B shares were converted into common stock on February 8, 2007. Additionally, the shares are subject to the same registration rights agreement as described above.

In August 2006 the Company signed an agreement to purchase real property located at 6615 Brotherhood Way, Fort Wayne, Indiana 46825. The Company moved into the new office space in December 2006. At the time of the transaction Carteaux and Lipp were not directors of the Company; Carteaux and Lipp became directors of the Company in December 2006. In connection with the purchase of the property $700,000 was paid to Carteaux/Lipp Realty, a partnership of whom our current directors, Carteaux and Lipp, were the owners and only partners.  Additionally, in connection with the building purchase Carteaux received:  (i) Class C convertible preferred shares which have an approximate value of $300,000 and were converted into common stock of the Company on February 8, 2007 and; and (ii) 264,706 warrants to purchase common stock at the Company offering price of $2.00 per share which are valued at approximately $528,145. Lipp received: (i) Class C convertible preferred shares which have an approximate value of $300,000 and were converted into common stock on February 8, 2007; and (ii) 264,706 warrants to purchase common stock at the Company offering price of $2.00 per share which are valued at approximately $528,143.

In connection with the aforementioned building purchase transaction Carteaux personally guaranteed a portion of the loan which the Company used to renovate the property.  As consideration for his personal guarantee Carteaux received 150,000 warrants to purchase common stock of the Company at 85% of the Company offering price which were exercisable one year after the close of the Company Offering Period.  Following the termination of the Company offering in December 2007, the terms of these warrants were renegotiated and the warrants are now exercisable one year after the termination of the Company Offering Period.    The rest of the terms remain the same.  The warrants are valued at approximately $299,282.

In November 2006 the Company entered into a consulting agreement with Action International which had a monthly fee of $2,995.  Subsequently, in January 2007, the Company renegotiated the fee to $1,495 per month. The agreement is terminable at any time upon 30 days notice in writing.  Greg Fields, our former Chief Operations Officer and current Director, is the owner of Action International.  As of the date of this Prospectus, Mr. Fields does not draw a salary from Action International.  As of December 2007, the Company owed G.K. Fields and Associates $10,162.26 for past services rendered.  In exchange for payment of the debt owed by the Company, G.K. Fields and Associates agreed to accept 6,100 shares of Class D Convertible Preferred Stock

In April 2007 the Company entered into a line of credit agreement with Carteaux wherein the Company may borrow up to $300,000.  In August 2007 the line of credit was amended to increase the amount the Company may borrow to $500,000. The terms of the line of credit agreement call for payment of the principal and interest at a flat rate of ten percent (10%) of the amount actually borrowed.  Principal and interest at a flat 10% of the outstanding principal will be paid upon the Company raising $1,500,000 (50% of the offering) or more. In the event that the Company raises less than $1,500,000, the principal will continue to accrue interest at a flat rate of 20% per year and will be paid from operations, when available. As of the date of this Prospectus, Carteaux has advanced $500,000 to the Company and the Company has not repaid any principal to Carteaux.

In October 2007, the terms of the August 2007 amended line of credit agreement with Carteaux wherein the Company borrowed $500,000 were renegotiated.  Under the new agreement between the Company and Carteaux, in exchange for payment of the debt owed by the Company, Mr. Carteaux agreed to accept 300,000 shares of Class D Convertible Preferred Stock.

As of December 31, 2007, the Company was indebted to Kistler for further accrued, but unpaid compensation.  On December 31, 2007, in exchange for services performed, the Company issued Mr. Kistler 52,500 shares of Class D Convertible Preferred Stock.

On January 24, 2008 the Company entered into a loan agreement with Robin Hunt, in which Mr. Hunt provided a loan for fifteen thousand dollars ($15,000).  Pursuant to the Promissory Note executed by the parties, the interest rate is four percent (4%) APR with interest to be paid monthly.  The Company is to pay principal, together with any accrued interest, in full on or before January 24, 2010.   On January 24, 2008 the Company also entered into a loan agreement with Robert Carteaux, in which Mr. Carteaux provided a loan for twenty thousand dollars ($20,000).  Pursuant to the Promissory Note executed by the parties, the interest rate is twelve percent (12%) APR.  The Company is to pay principal and interest in one of two ways:  (a) Company can, at any point prior to the due date of January 24, 2010, pay Carteaux the Principal and interest amount in cash, or (b) Principal may be repaid by converting to common stock to be issued at a date to be determined and requested by Carteaux.  Company will issue common stock at a 25% (twenty-five percent) discount to the closing Bid price of Company’s stock price on the day prior to the date of the conversion notice.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

No public market for common stock

There is presently no public market for our common stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. We anticipate applying for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. We cannot guarantee that we will obtain trading status on the OTCBB. A market maker sponsoring a company's securities is required to obtain trading status of the securities quoted on any of the public trading markets, including the OTCBB. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for trading on the OTCBB.

A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale.

Holders

As of the date of this Prospectus we have approximately 70 registered shareholders of our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.  Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

To date we have not granted any stock options pursuant to our 2006 Stock Option Plan.

EXECUTIVE COMPENSATION

The following table sets forth all compensation earned for services rendered to us in all capacities by the Chief Executive Officer (Principal Executive Officer) and the Company’s two most highly compensated executive officers for the year ended December 31, 2006. Salary information for 2005 is based on salaries paid by FFMC before it was acquired by the Company. Although the Company existed in 2005, it did not pay any salaries in 2005.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Brian Kistler, Chief Executive Officer, Director	2005 2006	0(1) 50,000		169,500(2)					0(1) 219,500
Robin W. Hunt, Chief Financial Officer,

Director	2005 2006	118,240(3) 120,000(4)	18,857(4)	118,240 138,858
Rodney J. Sinn, Director & President of FFMC(5)	2005 2006	176,784(3) 180,000(4)	11,000(3) 85,359(4)	187,784 265,359

(1)

The Company did not pay any salary to Kistler in 2005.

(2)

The Company issued Kistler 169,500 Class B Preferred Shares pursuant to a Restricted Stock Agreement on September 30, 2006 as payment for accrued, but unpaid compensation due to Kistler. The Class B Shares were issued at a value of $1.00 per share.  In December 2006 the terms of the transaction were renegotiated and Kistler was issued 84,750 Class B Shares at a value of $2.00 per share which are convertible at 2/3 of the Company offering price. The value of the award is $169,500. Please see page F-8 of the notes to the financial statements, “Share Based Payments.” On February 8, 2007 the Class B shares were converted at 2/3 of the Company offering price ($1.33333) into 127,125 shares of common stock and will vest over the next three (3) years according to the following schedule: 42,375 shares on October 1, 2007; 42,375 shares on October 1, 2008; and 42,375 shares on October 1, 2009.

(3)

Amount indicated was paid by FFMC in 2005, before it was acquired by the Company.

(4)

Amount indicated was paid by FFMC.  Mr. Hunt and Mr. Sinn will not receive compensation from the Company for their services.

(5)

Mr. Sinn was removed as President of FFMC on December 13, 2007 and replaced by Mr. Hunt.

Employment Agreements & Noncompete and Nondisclosure Agreements

Rodney J. Sinn was to continue to be employed by FFMC while it was operating as a wholly-owned subsidiary of the Company. In April 2006, Mr. Sinn entered into an employment agreement with FFMC to recognize his continued employment with FFMC. His job was President. Pursuant to the agreement, Mr. Sinn was to be an “at will” employee and be eligible for equity-based compensation.  Mr. Sinn’s base salary was $180,000 per year.  However, on December 13, 2007 the Board of Directors of the Company voted to remove Mr. Sinn from his position as President of FFMC.  He will remain as a loan officer but will have no supervisory responsibility.  Mr. Sinn has no employment agreement in place and will be compensated on a commission only basis.

Robin W. Hunt will also continue to be employed by FFMC while it is operating as a wholly-owned subsidiary of the Company. In April 2006, Mr. Hunt entered into an employment agreement with FFMC to recognize his continued employment with FFMC. His job title was to l be Vice-President. Pursuant to the agreement, Mr. Sinn was to be an “at will” employee and be eligible for equity-based compensation. Mr. Hunt’s base salary was $120,000 per year.  On December 13, 2007 the Board of Directors of the Company appointed Mr. Hunt President of FFMC. Although the Board of Directors voted to terminate Mr. Hunt’s employment agreement on December 13, 2007, Mr. Hunt will continue to serve as President of FFMC and CFO of the Company with no employment agreement in place.  Mr. Hunt will receive no guaranteed salary for his continuing service to these entities.   The Board of Directors reserves the right to enter into a new Employment Agreement and/or compensation arrangement with Mr. Hunt once the Company’s cash flow improves.

In connection with the aforementioned employment agreements, Mr. Sinn and Mr. Hunt each entered into a noncompete and nondisclosure agreement with FFMC in April 2006. The agreements contain: (i) a covenant not to solicit for three (3) years after the termination of the employee’s employment; (ii) a covenant not to compete by becoming an investor in the equity securities of a publicly held company, engaging in, or owning a controlling interest in, or acting as a principal, director or officer of, or consultant to, any firm or corporation engaged in a similar business or which is in direct competition with the employer; and (iii) a covenant not to use or disclose proprietary information without written permission from the employer, FFMC.  While the Employment Agreements were terminated as of December 13, 2007, the noncompete and nondisclosure agreements with FFMC will remain in place.

Mr. Kistler entered into an employment agreement with the Company in August 2006 to be the Company’s Chief Executive Officer.  The initial term of the agreement was for three (3) years and was to be automatically renewed on a year-to-year basis thereafter unless terminated by either party on at least three (3) months prior written notice. Mr. Kistler’s base salary was $120,000 per year.   Pursuant to the agreement Mr. Kistler was entitled to severance of a total amount equal to his base salary payable in 12 equal consecutive monthly installments.  Although the Board of Directors voted to terminate Mr. Kistler’s employment agreement on December 13, 2007, he will continue to serve the Company as its CEO with no employment agreement in place.  Mr. Kistler will receive no guaranteed salary for his continuing service to the Company.  The Board of Directors reserves the right to enter into a new Employment Agreement and/or compensation arrangement with Mr. Kistler once the Company’s cash flow improves.

  Outstanding Equity Awards at Fiscal Year End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Brian Kistler						84,750	$169,500(1)

(1)

The Company issued Kistler 169,500 Class B Preferred Shares pursuant to a Restricted Stock Agreement on September 30, 2006 as payment for accrued, but unpaid compensation due to Kistler. The Class B Shares were issued at a value of $1.00 per share.  In December 2006 the terms of the transaction were renegotiated and Kistler was issued 84,750 Class B Shares at a value of $2.00 per share which are convertible at 2/3 of the Company offering price. The value of the award is $169,500. Please see page F-8 of the notes to the financial statements, “Share Based Payments.” The Class B shares were converted into 127,125 shares of common stock and will vest over three (3) years according to the following schedule: 42,375 shares on October 1, 2007; 42,375 shares on October 1, 2008; and 42,375 shares on October 1, 2009.

Restricted Stock Awards

The Company issued Kistler 169,500 Class B Preferred Shares pursuant to a Restricted Stock Agreement on September 30, 2006 as payment for accrued, but unpaid compensation due to Mr. Kistler. In consideration of the grant Mr. Kistler agreed to remain employed by the Company for a period of three (3) years. In the event that Mr. Kistler is not employed by the Company on each of the vesting dates his right to the Class B shares is forfeited. The Class B Shares were issued at a value of $1.00 per share. As such, the award is valued at $169,500.

In December 2006 the terms of the transaction were renegotiated and Mr. Kistler was issued 84,750 Class B Shares at a value of $2.00 per share. The Class B shares were convertible at 2/3 of the Company offering price. The value of the award remains at $169,500. The Class B shares have been converted to 127,125 common shares. 42,375 common shares vested on October 1, 2007.  The remaining shares will vest over the next two (2) years according to the following schedule:  October 1, 2008 – 42,375 shares and October 1, 2009 – 42,375.

Director Compensation

There are currently no compensation arrangements in place for members of the board of directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the reporting periods, there were no “reportable events” as such item is described in Item 304 of Regulation S-B under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock being offered in both the Company offering and the offering by the selling security holders. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this Prospectus concerning the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. We will file an annual report on Form

10K-SB and quarterly reports on Form 10QSB with the SEC as well as other required SEC filings. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street NE., Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street NE Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) where you can access that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

FREEDOM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

INDEX TO FINANCIAL STAEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheet at September 30, 2007 (Unaudited) and December 31, 2006	F-3

Consolidated Statements of Operations for the nine months ended September 30, 2007
(Unaudited) and 2006 (Unaudited), for the year ended December 31, 2006, and
for the period from August 16, 2005 (Inception) through December 31, 2005	F-3

Consolidated Statements of Changes in Shareholders’ Equity for the period from
August 16, 2005 (Inception) through December 31, 2006 and for the
nine months ended September 30, 2007 (Unaudited)	F-5

Consolidated Statements of Cash Flows for the nine months ended
September 30, 2007 (Unaudited) and 2006 (Unaudited), for the year ended December 31,
2006, and for the period from August 16, 2005 (Inception) through December 31, 2005	F-6

Notes to Consolidated Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Freedom Financial Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Freedom Financial Holdings, Inc. and subsidiary ("the "Company") as of December 31, 2006, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2006 and the period from August 16, 2005 (inception) through December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Freedom Financial Holdings, Inc. and subsidiary as of December 31, 2006, and the consolidated results of their operations and their cash flows for the year ended December 31, 2006 and the period from August 16, 2005 (inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has losses from operations through December 31, 2006 and a working capital deficit at that date. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

As discussed in Note 7 to the financial statements, Freedom Financial Holdings, Inc. acquired Freedom Financial Mortgage Corporation on May 3, 2006.

Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

April 5, 2007

FREEDOM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

	September30,	December 31,
	2007	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,314	$109,734
Notes receivable (Notes 2 and 3):
Due from related parties	---	152
Other	33,355	30,000
Prepaid expenses	23,330	7,904
Other current assets	2,079	2,360
Total current assets	78,078	150,150

Property and equipment, net (Note 3)	1,630,143	1,650,519
Intangible assets, net (Note 3)	472,706	616,454
Deposits	3,586	3,586
Deferred offering costs	303,206	272,530
Total assets	$2,487,719	$2,693,239

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts and notes payable:
Trade payables	$299,079	$118,255
Line of credit (Note 3)	244,088	147,848
Due to related parties (Note 2)	500,000	40,985
Current maturities of long-term debt	55,082	57,730
Current maturities of capital lease obligations	25,992	22,332
Accrued interest	8,809	20,963
Accrued interest related party (Note 2)	26,550	---
Bridge loans payable (Note 3)	125,000	126,700
Other current liabilities	180,298	36,900
Total current liabilities	1,464,898	571,713

Long term debt: net of current maturities (Note 3):
Notes payable	925,377	959,710
Capital lease obligation	122,663	123,097
Total liabilities	2,512,938	1,654,520

Commitments and contingency (Note 6)	---	---

Shareholders’ equity (Notes 2 and 5):
Preferred stock, $.001 par value. Authorized 10,000,000 shares,
-0- (Unaudited) and 761,520 shares issued and outstanding, respectively	0	762
Common stock, $.001 par value. Authorized 150,000,000 shares,
3,669,043 (Unaudited) and 2,454,545 shares issued and outstanding, respectively	3,670	2,455
Additional paid-in capital	1,940,462	1,908,675
Retained deficit	(1,969,351)	(873,173)
Total shareholders’ equity	(25,219)	1,038,719
Total liabilities and shareholders’ equity	$2,487,719	$2,693,239

See accompanying notes to consolidated financial statements

FREEDOM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

	Nine months ended September 30,		Year ended December 31,		August 16, 2005 (inception) through December 31,
	2007	2006	2006		2005
	(Unaudited)	(Unaudited)
Revenue:
Loan origination	$989,991	$676,948	$1,095,253	$	---
Loan processing fees	173,773	82,566	136,891		---
Total revenue	1,163,764	759,514	1,232,144		---

Costs and expenses:
Cost of revenues	945,661	475,820	680,332		---
Selling, general and administrative expenses	1,263,656	812,594	1,294,695		78,186
Total operating expenses	2,209,317	1,288,414	1,975,027		78,186

Loss from operations	(1,045,553)	(528,900)	(742,883)		(78,186)

Other income (expense):
Rent Income	77,400	----	17,200		----
Interest income	25,177	6,376	9,273		---
Interest expense, related party (Note 2)	(26,550)	(10,320)	(10,320)		(1,830)
Interest expense, other	(126,652)	(30,904)	66,427)		---
Loss before income taxes	(1,096,178)	(563,748)	(793,157)		(80,016)

Income tax provision (Note 4)	----	----	----		----
Net loss	$(1,096,178)	$(563,748)	$(793,157)		$(80,016)

Pro forma adjustments:
Officer/shareholder
distributions	----	----	----		----
Income taxes	----	----	----		----
Pro forma net loss	$(1,096,178)	$(563,748)	$(793,157)		$(80,016)
Pro forma basic and diluted loss per common shares	$(0.32)	$(0.32)	$(0.41)		$(0.06)
Pro forma basic and diluted weighted average number of
common shares outstanding	3,426,143	1,788,182	1,917,482		1,350,000

See accompanying notes to consolidated financial statements

FREEDOM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

							Additional
	Preferred Stock			Common Stock			Paid-in		Retained
	Shares		Par Value	Shares		Par Value	Capital		Deficit		Total
Balance at August 16, 2005 (inception)	---	$	---	---	$	---	---	$	---	$	---
Issuance of common stock in payment of
Organization expenses on behalf of the
Company (Note 2)	---		---	1,350,000		1,350	(560)		---		790
Net loss	---		---	---		---	---		(80,016)		(80,016)
Balance at December 31, 2005	---		---	1,350,000		1,350	(560)		(80,016)		(79,226
Merger with Northern Business
Acquisitions Corp. (Note 7)	---		---	150,000		150	(150)		---		---
Balance at February 10, 2006	---		---	1,500,000		1,500	(710)		(80,016		(79,226)
Acquisition of Freedom Financial Mortgage
Corporation (Note 7)	---		---	859,091		860	224,079		---		224,939
Sale of 224,475 units pursuant to Private
Placement Memorandum (Notes 2 and 5)	224,475		225	---		---	448,725		---		448,950
Shares issued pursuant to Anti-dilution
Agreement (Note 7)	---		---	95,454		95	24,723		---		24,818
Class B Preferred shares issued to an Officer
to satisfy a Note Payable (Note 5)	152,295		152	---		---	304,438		---		304,590
Class B Preferred shares issued to an Officer
to satisfy accrued compensation (Note 5)	84,750		85	---		---	169,415		---		169,500
Class C Preferred shares issued to seller of
Corporate office building as part of the
Purchase Agreement (Note 5)	300,000		300	---		---	599,700		---		600,000
Warrants issued to purchase common stock
Issued to sellers of corporate office
Building as part of the Purchase
Agreement (Note 5)	---		---	---		---	136,705		---		136,705
Share-based compensation for warrants issued
for personal guarantee (Note 5)	---		---	---		---	1,600		---		1,600
Net Loss	---		---	---		---	---		(793,157)		(793,157)
Balance at December 31, 2006	761,520		762	2,454,545		2,455	1,908,675		(873,173)		1,038,719
Closed of the Private Placement Memorandum,
sale of 54,500 units (Unaudited) (Note 5)	54,500		55	----		----	108,945		----		109,000
Offering costs incurred as part of Private
Placement Memorandum (Unaudited) (Note) 5	----		----	----		----	(193,460)		----		(193,460)
Converted Bridge loans to Preferred Class A
stock pursuant to Private Placement
Memorandum (Unaudited ) (Note 5)	58,350		58	----		----	116,642		----		116,700
Converted all shares of preferred stock
into common stock on Feb. 8, 2007,
the date of the filing of the
Company’s IPO (Unaudited) (Note 5)	(874,370)		(875)	1,214,498		1,215	(340)		----		----

Net loss (Unaudited)	----		----	----		----	----		(1,096,178)		(1,096,178)

Balance at September 30, 2007 (Unaudited)	----	$	----	3,669,043		$3,670	$1,940,462		$(1,969,351)		$(25,219)

See accompanying notes to consolidated financial statements

FREEDOM FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

								August 16, 2005
								(inception)
		Nine months ended September 30,				Year ended December 31,		through December 31,
		2007		2006		2006		2005
Cash flows from operating activities:
Net loss		$(1,096,178)		$(563,748)		$(793,157)		$(80,016)
Adjustments to reconcile net loss to net cash
Provided by (used in) operating activities:
Depreciation and amortization		220,149		117,538		227,288		---
Debt issued in exchange for services		---		---		169,500		---
Shares of common stock issued in exchange for services		---		---		24,818		790
Changes in operating assets and liabilities, excluding
effects of business combinations:
Loans held for sale		---		---		---		---
Prepaid expenses and other current assets		147,790		(1,371)		27,137		(61,754)
Trade payable		139,839		72,135		159,240		---
Warehouse line of credit		---		---		---		---
Accrued interest		(12,154)		---		20,963		---
Other accrued liabilities		(18,598)		12,556		36,900		---
Accrued interest related party		26,550		(1,830)		(1,830)		1,830
Net cash used in operating activities		(592,602)		(364,720)		(129,141)		(139,150)
Cash flows from investing activities:
Loans made		(3,355)		(34,058)		---		---
Purchase of property and equipment		(17,761)		(786,845)		(1,000,538)		---
Net cash used in
investing activities		(21,116)		(820,903)		(1,000,538)		---
Cash flows from financing activities:
Proceeds from lines of credit, notes payable, bridge loans
And current portion of long-term debt		1,226,574		541,615		1,173,383		139,150
Repayments of notes payable		(600,780)		(157,946)		(106,334)		---
Repayments of capital lease obligations		(18,036)		(171)		(4,057)		---
Proceeds from issuance of preferred stock		109,000		1,172,797		448,950		---
Deferred offering cost		(193,460)		(147,630)		(272,529)		---
Net cash provided by
financing activities		523,298		1,408,665		1,239,413		139,150
Net change in cash and
cash equivalents		(90,420)		223,042		109,734		---
Cash and cash equivalents:
Beginning of period		109,734		----		---		---
End of period		$19,314		$223,042		109,734		---
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$	----	$	----		---		---
Interest		$48,081		$41,224		47,938		---
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	$	----	$	----		(749,486)		---
Equipment and software acquired under capital lease		----		----		149,486		---
Noncash purchase of subsidiary intangible assets		----		(744,238)		(744,238)		---
Noncash notes payable for debt and service		----		----		(308,650)		---
Issued stock for debt and services		----		----		308,650		---
Acquisition of subsidiary and building with stock and warrants		----		744,238		1,344,238		---
Repaid short term bridge loan		(116,700)		----		---		---
Issued stock for payment on bridge loan		116,700		----		---		---
Total non-cash investing and financing activities	$	----	$	----	$	---	$	---

See accompanying notes to consolidated financial statements

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Freedom Financial Holdings, Inc., a Maryland corporation, and subsidiary, Freedom Financial Mortgage Corp., an Indiana corporation, (together, the "Company") originate single family and multifamily mortgages for sale or transfer to another institution, referred to as a “sponsor.”  The Company is a Department of Housing and Urban Development (“HUD”) approved Loan Correspondent Mortgagee pursuant to Title II of the National Housing Act, as amended.

The Company is headquartered in Fort Wayne, Indiana with two branch offices located in the southeast United States.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Freedom Financial Holdings, Inc. (“FFHI”) and its wholly-owned subsidiary, Freedom Financial Mortgage Corp. (“FFMC”).  All significant inter-company balances and transactions have been eliminated in consolidation.

GOING CONCERN/LIQUIDITY CONSIDERATIONS

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company has incurred losses in 2006 and 2005 of approximately $793,157 and $80,016, respectively.  Because of the continued absence of positive cash flows from operations, the Company will require substantial additional funding for continuing the development and marketing of its products.    These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to raise additional funds to meet its working capital requirements and for product development and marketing through proposed private and public sales of its securities. Management believes that it will require a minimum of $750,000 in financing over the next twelve months. Management believes that it will need approximately $150,000 to meet net capital requirements, approximately $200,000 to continue operations as currently conducted for the next twelve months and approximately $400,000 for product development.

Management has made plans to address these matters, which include:

•

Raise additional $750,000 to $3,000,000 in funds through the sale of its equity securities;

•

Use a portion of those proceeds to retain experienced wholesale account executives and retail loan officers with particular skills in the commercialization and marketing of its products; and

•

Use a portion of those proceeds to attain technology to develop such products and additional products.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability.

The success and growth of its business will also depend upon management’s ability to adapt to and implement technological changes. The successful outcome of these future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

Further, Federal and State regulations govern the sale of the Company's products. There can be no assurance that the Company will receive further regulatory approvals which are required to market its products.

OTHER RISKS AND UNCERTAINTIES

The Company operates in an industry that is subject to intense competition, government regulation and technological change. The Company's operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risk of business failure.

USE OF ESTIMATES

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include the realization of long-lived assets and the fair market value of the assets acquired in the acquisition of Freedom Financial Mortgage Corp. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's accounts and notes receivable, accounts payable, accrued expenses, and long term debt approximates their estimated fair values due to the short-term maturities of those financial instruments.

SHARE-BASED PAYMENT

SFAS No. 123-R, "Share-Based Payment", a revision to SFAS No. 123, was issued in December 2004 and requires that the compensation costs relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25. Due to a recent SEC announcement delaying the effective date, the Company applied SFAS No. 123-R as of January 1, 2006. Thus, the Company's consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

CONVERTIBLE PREFERRED STOCK

The Company applies EITF Issue No. 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” to convertible securities with beneficial conversion features that must be settled in stock. This Issue also applies to instruments with conversion features that are not beneficial at the commitment date but that become beneficial upon the occurrence of a future event, such as an initial public offering.

According to EITF 98-5, the embedded beneficial conversion feature should be recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. That amount should be calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible (intrinsic value).

According to EITF 98-5, the commitment date is the date when an agreement, as to terms, has been reached and the investor is committed to purchase the convertible securities.

UNAUDITED FINANCIAL INFORMATION

The accompanying financial information as of September 30, 2007 and for the nine months ended September 30, 2007 and 2006 is unaudited.  In the opinion of management, all normal and recurring adjustments which are necessary to provide a fair presentation of the Company’s financial position at September 30, 2007 and its operating results for the nine months ended September 30, 2007 and 2006 have been made.  The results of operations for the nine months ended September 30, 2007 is not necessarily indication of the results to be expected for the year.

ADVERTISING COSTS

All advertising costs are expensed as incurred.  Advertising expenses were $31,975 (unaudited) and $5,132 (unaudited) for the nine months ended September 30, 2007 and 2006, and $6,307, and $ -0- for the year ended December 31, 2006 and for the period from August 16, 2005 through December 31, 2005, respectively.

REVENUE AND COST RECOGNITION

The Company earns revenue on mortgage loans which it originates and transfers to mortgage lenders for eventual funding.  Mortgage origination revenue is recognized at the time the loan is funded by the mortgage lender.

The Company earns revenue on mortgage loans which it originates and funds utilizing a Warehouse Line of Credit. Revenues are recognized from loan originations at the time the loan is closed by the Company. Further, additional revenue is recognized upon the sale of the loan to an approved investor.

The Company also earns revenue from processing loans, which is recognized as follows: (1) After the Company enters into a legally binding arrangement with a customer to process loans; (2) When the Company performs the service; (3) When the customer payment is deemed fixed or determinable and free of contingencies or significant uncertainties; and (4) When collection is probable.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. There was $19,314 (unaudited) and $109,734 in cash equivalents at September 30, 2007 and December 31, 2006, respectively.

COLLECTIBILITY OF ACCOUNTS RECEIVABLE

The Company reflects accounts and notes receivable at their net realizable value. Periodically, management assesses the collectability of accounts and notes receivable. A considerable amount of judgment is required in order to make this assessment, including an analysis of historical bad debts, a review of the aging of the receivables and the current creditworthiness of certain customers and debtors. The Company has not recorded an allowance for doubtful accounts and notes receivables at September 30, 2007 (unaudited) and December 31, 2006, as management feels that all are collectible. However, if the financial condition of any customers or debtors was to deteriorate and their ability to make required payments became impaired, an increase in the allowance may be required.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost.  Expenditures that extend the useful lives of assets are capitalized.  Repairs, maintenance and renewals that do not extend the useful lives of the assets are expensed as incurred.  Depreciation is provided on the straight-line method over the following estimated useful lives:

Equipment******************************************..	3-5 years
Building improvements****************************************	5 years
Office equipment****************************************..	5 years
Office furniture****************************************..	7 years
Building****************************************	30 years

INTANGIBLE ASSETS

The Company has applied the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," in accounting for its intangible assets. Intangible assets are being amortized over their useful lives.  The Company had one indefinite life intangible asset at September 30, 2007 (unaudited) and December 31, 2006.

IMPAIRMENT OF LONG LIVED-ASSETS

The Company periodically evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets, and supersedes (a) SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and (b) the accounting and reporting provisions of APB Opinion No. 30 ("Reporting the Effects of the Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions") for the disposal of a segment of a business as previously defined in that Opinion. SFAS No. 144 also amends Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation of a subsidiary when control is likely to be temporary.

SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations, including amortizable intangible assets when indicators of impairment are present. Indicators of impairment include an economic downturn or a change in the assessment of future operations. In the event a condition is identified that may indicate an impairment issue, an assessment is performed using a variety of methodologies, including analysis of undiscounted future cash flows, estimates of sales proceeds and independent appraisals. If such assets are impaired, the expense recognized is the amount by which the carrying amount of the asset exceeds the estimated fair value. Assets to be disposed of are reported at the lower of the carrying value or the estimated fair market value, less cost to sell.

DEFERRED OFFERING COSTS

The Company has incurred legal, accounting, printing, and registration costs in connection with the offering of its securities for sale to investors.    Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds.  In the event the offering is unsuccessful, the costs will be expensed.  During the nine months ended September 30, 2007, the Company closed its Private Placement Memorandum and recognized deferred offering costs of $303,206 (unaudited) against additional paid-in capital. At September 30, 2007, deferred offering costs consisted primarily of registration costs.   Deferred offering costs at September 30, 2007 and December 31, 2006 were $147,630 (unaudited) and $272,530, respectively.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

Deferred income taxes reflect the estimated tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes. The Company records a valuation allowance for deferred tax assets when, based on management's best estimate of taxable income (if any) in the foreseeable future, it is more likely than not that some portion of the deferred tax assets may not be realized.

PRO FORMA INFORMATION

Pro forma officer/shareholder distribution, provision for income taxes and pro forma net income.  Prior to the acquisition of Freedom Financial Mortgage Corporation, FFMC was organized as an S corporation and, consequently, was not subject to income tax.  A pro forma provision for income taxes for the nine months ended September 30, 2007 and 2006 and for the year ended December 31, 2006 and for the period from August 16, 2005 (inception) through December 31, 2005 has been presented for purposes of comparability as if FFMC had been a taxable entity for all period presented.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), an interpretation of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” FIN 48 seeks to reduce the diversity in practice associated with certain aspects of the measurement and recognition related to accounting for income taxes.  This interpretation did not have a significant impact on the financial statements due to the Company’s significant net operating loss carryforward.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), an amendment of FASB Statement No. 115. SFAS No. 159 addresses how companies should measure many financial instruments and certain other items at fair value.  The objective is to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. Management is assessing the impact of the adoption of SFAS No. 159.

In December 2004, the FASB issued SFAS No. 153, ”Exchange of Nonmonetary Assets, and Amendment of APB No. 29,  “Accounting for Nonmonetary Transactions” The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has "commercial substance" if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005. The adoption of this pronouncement is not expected to have any impact on the Company's results of operations or financial condition.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154. The adoption of this pronouncement did not have a material impact on the Company's results of operations or financial condition.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-03 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company's results of operations or financial condition.

In December 2003, the FASB issued a revision of SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits. This pronouncement ("SFAS No. 132-R") expands employers' disclosures about pension plans and other post-retirement benefits, but does not change the measurement or recognition of such plans required by SFAS No. 87, No. 88, or No. 106. SFAS No. 132-R retains the existing disclosure requirements of SFAS No. 132, and requires certain additional disclosures about defined benefit post-retirement plans. Except as described in the following sentence, SFAS No. 132-R is effective for foreign plans for fiscal years ending after June 15, 2004; after the effective date, restatement for some of the new disclosures is required for earlier annual periods. Some of the interim-period disclosures mandated by SFAS No. 132-R (such as the components of net periodic benefit cost, and certain key assumptions) are effective for foreign plans for quarters beginning after December 15, 2003; other interim-period disclosures will not be required for the Company until the first quarter of 2005. Since the Company does not have any defined benefit post-retirement plans, the adoption of this pronouncement did not have any impact on the Company's results of operations or financial condition.

Other significant recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC are discussed elsewhere in these notes to the consolidated financial statements. In the opinion of management, significant recent accounting pronouncements did not or will not have a material effect on the consolidated financial statements.

NOTE 2. RELATED PARTY TRANSACTIONS

The Company paid certain expenses on behalf of two officers.  The balance due to the Company from certain officers at fiscal year ended December 31, 2006 was $152.

An officer of the Company paid certain costs and expenses totaling $153,290 and $139,150 on behalf of the Company for the year ended December 31, 2006 and for the period from August 16, 2005 (inception)

through December 31, 2005, respectively for working capital purposes.  The Company issued a note payable, convertible into the Company’s Class B Convertible Preferred Stock at $2.00 per share to the officer in exchange for agreeing to pay the costs and expenses.  On October 2, 2006, the Company issued 152,294 shares of Class B Convertible Preferred Stock to an officer to settle a note payable totaling $292,440 plus related accrued interest of $12,149.

On April 27, 2007 the Company secured a line of credit in the amount of $300,000 from a director, Robert W. Carteaux.  A summary of the terms of the line of credit as described in the agreement are as follows: principal and a flat 10% of the outstanding principal will be paid upon the Company raising $1,500,000 (50% of the offering) or more. In the event that the Company raises less than $1,500,000, the principal will continue to accrue interest at a flat rate of 20% per year and will be paid from operations, when available.

On August 1, 2007 the Company amended the line of credit to increase the amount of credit from $300,000 to $500,000. All terms remain the same as in the original agreement.  At September 30, 2007 and December 31, 2006, the balance due to related parties was $500,000 (unaudited) and $40,985, respectively.

During the year ended December 31, 2006, the Company accrued compensation costs totaling $169,500 payable to an officer.  On October 2, 2006, the Company issued 84,750 shares of Class B Convertible Preferred Stock at $2.00 per share to an officer to settle accrued compensation totaling $169,500.

Effective February 7, 2007, the 237,044 shares of Class B Convertible Preferred Stock were automatically converted to 355,568 (unaudited) shares the Company’s common stock at two-thirds of the IPO price of $2.00.  No beneficial conversion was recorded by the Company as the conversion price was out-of-the-money at the commitment date.

In February 2005, the Company loaned Freedom Service Corporation, an affiliate, $4,058.  The loan is noninterest-bearing and is uncollateralized.  On December 30, 2006, an officer of the Company paid the note in full.  The balance at December 31, 2006 is $ -0-.

During the year ended December 31, 2006, the Company sold 75,750 units at $2.00 per unit to its officers and directors for proceeds of $151,500 pursuant to an exemption from registration claimed under Rule 506 of Regulation D pursuant to the Securities Act of 1933, as amended.  During the nine months ended September 30, 2007, the Company sold an additional 39,500 (unaudited) units at $2.00 per unit to two of its officers for proceeds of $79,000 (unaudited).   Each unit consisted of one share of Class A Convertible Preferred stock, one Series A Common Stock Warrant and one Series B Common Stock Warrant.  At September 30, 2007, there were 115,250 (unaudited) and 115,250 (unaudited) Series A warrants and Series B warrants outstanding, and at December 31, 2006, there were 75,750 and 75,750 Series A warrants and Series B warrants outstanding, respectively.  See Note 5 for the rights and preferences of the convertible preferred stock and the terms and conditions of the A and B warrants.

Effective February 7, 2007, the 115,250 shares of Class A Convertible Preferred Stock were automatically converted to 172,875 (unaudited) shares the Company’s common stock at two-thirds of the IPO price of $2.00.  No beneficial conversion was recorded by the Company as the conversion price was out-of-the-money at the commitment date.

NOTE 3. BALANCE SHEET COMPONENTS

NOTE RECEIVABLE

The balance on notes receivable is $33,355 (unaudited) and $30,152 at September 30, 2007 and December 31, 2006, respectively.

In May 2006, the Company loaned Industrial Systems, Inc. (an unrelated third-party) $30,000 pursuant to the terms of a one-year promissory note. The note is uncollateralized.  Interest is payable monthly at 20 percent per annum.  At December 31, 2006, the debtor is current on the interest payments.

During the nine months ended September 30, 2007, the note receivable from Industrial Systems, Inc. was extended to March 1, 2008.  All other material terms and conditions remain in force (unaudited).

LOANS HELD FOR SALE

The Company originates single family real estate loans for sale to approved investors.  Loans are originated on the underwriting criteria established by the approved investors.  Loans held for sale asset represents the amount of mortgages that the Company originated and provided the funding to close on the transaction.  When the Company provides the funding for the closing, it owns the mortgage until it resells it to an approved investor.  The Company however, will not fund a mortgage until it has a commitment from an approved investor prior to close.  Accordingly, this asset is held by the company for a very short period, generally no more than two weeks or until the approved investor is satisfied that the transaction is properly documented.  During the nine months ended September 30, 2007 the Company originated and funded loans for an aggregate total of $4,038,302 (unaudited).  The balance of notes receivable at September 30, 2007 and 2006 is $0 (unaudited) and $-0-, respectively. Loans held for sale are reported at the lower of cost or market as of the balance sheet date. Loans held for sale are reported at the lower of cost or market as of the balance sheet date.

PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of September 30, 2007 and December 31, 2006:

	September 30, 2007		December 31, 2006
	(Unaudited)
Equipment******************************************..	$158,647	0	$128,601
Building & improvements*****************************************..	1,534,839	0	1,531,750
Computer software******************************************..	74,268	0	50,278
Office furniture****************************************..	31,694	0	32,794
	1,799,448	0	1,743,423
Less accumulated depreciation************************..	(169,305)	0	(92,904)
	$1,630,143	0	$1,650,519

Depreciation expense for the nine months ended September 30, 2007 and 2006 was $76,401 (unaudited) and $4,653 (unaudited), and for the year ended December 31, 2006 and the period from August 16, 2005 (inception) through December 31, 2005 was $47,130 and -0-, respectively.

ACQUISITION OF BUILDING

On October 9, 2006, the Company acquired an office building in Fort Wayne, Indiana, to be used as its home office, for debt and securities.  The purchase price of $1,300,000 was comprised of $700,000 in debt, 300,000 shares of Class C Convertible Preferred Stock, and Series C warrants to acquire 529,412 shares of the Company’s Common Stock, in an amount equal to 150 percent of the number of shares the Class C Convertible Preferred Shares could be converted into as of the closing date of the proposed IPO, valued at $600,000. The preferred stock is automatically convertible as of the date of the filing of an IPO into the Company’s Common Stock at 85 percent of the IPO price.

Effective February 8, 2007, the 300,000 shares of Class C Convertible Preferred Stock were automatically converted to 352,941 (unaudited) shares the Company’s common stock at 85% of the IPO price of $2.00.  No beneficial conversion was recorded by the Company as the conversion price was out-of-the-money at the commitment date.

INTANGIBLE ASSETS

The total amount assigned to the major intangible asset class and the corresponding weighted average amortization period as of September 30, 2007 and December 31, 2006 is as follows:

				Weighted Avg.
				Amortization
	September 30,	December 31,	December 31,	Period
	2007	2006	2005	(Yrs)
	(Unaudited)
Noncompete agreements***************************************..	$440,000	$440000	0	3
Noncontractural customer relationships***************************************..	50,000	50000	0	5
Customer list***************************************..	175,000	175000	0	5
Licenses***************************************..	79,238	79238	0	-
	744,238	744,238	0	3
Less accumulated amortization************************..	(271,532)	(127,784)	0
	$472,706	$616,454	0

There was no residual value assigned to the assets.  The estimated aggregate amortization expense for each of the five succeeding years is as follows:

Years Ending
December 31,
2007************************..	191,667
2008************************..	191,667
2009************************..	93,889
2010************************..	59,993
$537,216

SHORT-TERM DEBT

In September 2007, the Company signed two Credit Agreements to borrow a total of $125,000, due to two unrelated individuals.  The terms on the Credit Agreement specifies an annual interest rate of 30%, due in full by March 14, 2008.  If amounts are not paid on or before March 14, 2008, an additional interest rate of 5% will be added with payment in full due on April 14, 2008.  The interest will continue to accrue thereafter at a rate of 1% per moth or 12% per annum until paid in full.  At September 30, 2007, the balance of the loans was $125,000.

In January 2007, the Company negotiated a $200,000 line of credit with Tower Bank.  All outstanding principal plus accrued interest are due on March 1, 2008.  The Company shall pay regular monthly payments on interest beginning March 1, 2007, at a rate of prime plus 0.25%, currently at 7.75%.  The line of credit is guaranteed personally by certain officers of the Company.  At September 30, 2007, the balance on the line of credit is $43,574.

In January 2007, the Company purchased certain assets from MVP Mortgage Corp. for a total price of $60,000, in exchange for a non-interest bearing promissory note of $60,000.  Principal shall be payable in consecutive monthly installments of $875 beginning February 1, 2007 and the first day of each month thereafter.  Such monthly installments shall continue until September 1, 2007, except that any remaining indebtedness, if not sooner paid, shall be due and payable on July 1, 2007; provided, however, the Company reserves the right to extend the monthly payments for an additional nine months, or until November 1, 2007, with the remaining indebtedness due and payable on December 1, 2007.  At September 30, 2007, the balance on the note is $52,375.

The Corporation negotiated a $70,000 line-of-credit, dated January 20, 2006, with Wells Fargo Bank.  The agreement calls for monthly interest only payments at prime plus 5.5 percent, currently 13.75 percent.  The loan is guaranteed personally by certain officer/shareholders of FFMC.  The line of credit has no maturity date. The outstanding balance at September 30, 2007 and December 31, 2006 was $69,584 (unaudited) and $69,589, respectively, including accrued interest.  At September 30, 2007 and December 31, 2006, the unused portion of the line of credit with Wells Fargo Bank was $416 (unaudited) and $411, respectively.

The Corporation negotiated a debt consolidation loan in the amount of $78,259, dated August 18, 2006, with Hicksville Bank.  The agreement calls for monthly interest only payments at 8.25 percent per annum.  After October 2, 2006 the interest rate is a variable rate based on the corporate rate as posted by the Wall Street Journal.  The loan is guaranteed personally by certain officer/shareholders of FFHI.  The loan agreement matures on October 2, 2007.  On March 20, 2007, the Company renewed the loan and amended the maturity date to be due on demand.  The outstanding balance at September 30, 2007 and December 31, 2006 was $78,555 (unaudited) and $78,259, respectively.

As of September 30, 2007 and December 31, 2006, the Company’s short term debt is as follows:

	September 30,	December 31,	December 31,
	2007	2006	2005
	(Unaudited)
Line of Credit to Tower Bank, personally guaranteed
by certain officers of the Company, monthly interest-
only payment due at the rate of prime plus 0.25%,
currently 8.50%. Maturity date on March 1, 2008****************..	$43,574	$-

Note payable to MVP Mortgage Corp. Monthly
installments of $875 until June 1, 2007, remaining
indebtedness shall be due on July 1, 2007. The
Company reserves the right to extend the maturity date
until November 1, 2007. No applicable interest rate****************..	52,375	-

Line of Credit to Wells Fargo Bank, personally
guaranteed by certain officers of FFMC,
monthly interest-only payment due at the rate of
prime plus 5.5 percent, currently 13.75%.
Revolving line of credit, No maturity date*****************..	69,584	69,589	$0

Note payable to Hicksville Bank, guaranteed by
officer, monthly interest-only paymet due at the rate
of 8.25% per annum until October 2, 2006,
variable index rate for the base corporate rate
as posted by the Wall Street Journal thereafter.
Collateralized by substantially all business assets of
the Company. Maturity date on October 2, 2007
Renewed on March 2007 and amended maturity date
to be due on demand****************..	78,555	78,259	0
	$244,088	$147,848	$0

Certain individuals provided bridge loans totaling $126,700 to the Company during the year ended December 31, 2006.  These unsecured loans carry interest at 10 percent and are payable on demand.  In February 2007, the individual bridge lenders settled the outstanding loans in exchange for $10,000 (unaudited) in cash and 58,350 (unaudited) unit shares at $2.00 (unaudited) per unit.   Each unit consisted of one share of Class A Convertible Preferred stock, one Series A Common Stock Warrant and one Series B Common Stock Warrant.   At September 30, 2007, there were 58,350 (unaudited) and 58,350 (unaudited) Series A warrants and Series B warrants outstanding, respectively.

Effective February 8, 2007, the 58,350 shares of Class A Convertible Preferred Stock were automatically converted to 87,525 (unaudited) shares the Company’s common stock at two-thirds of the IPO price of $2.00.  No beneficial conversion was recorded by the Company as the conversion price was out-of-the-money at the commitment date.

WAREHOUSE LINE OF CREDIT

On March 27, 2007 the Company was approved for a $5,000,000 (unaudited) warehouse line of credit (WLOC) with a national warehouse lender. This approval will allow the company to begin the expansion of its services to mortgage banking. The base rate of the line is Libor plus 2.99%.  The Company has a transaction fee of $175 per loan.  The balance on the WLOC at September 30, 2007 is $0 (unaudited).

On October 5, 2007 the national warehouse lender terminated its warehouse lending program.  Thus terminating the Company’s warehouse line of credit.

LONG-TERM DEBT

Notes payable consisted of the following as of September 30, 2007 and December 31, 2006:

	September 30,	December 31,	December 31,
	2007	2005	2006
	(Unaudited)
Note payable to Lake City Bank,
collateralized by substantially all assets,
guaranteed by officers, due in monthly
installments of $5,868, matures
November 10, 2010 with interest at prime
plus .5%, currently at 8.75% per annum******************..	$187,024	0	224,005

Note payable to Tower Bank,
collateralized by building and guaranteed by
certain officers and directors, due in monthly
interest-only installments of $5,636 for 12 months.
On November 9, 2007, the monthly payments of
$8,354 will include principal plus interest.
A balloon payment of $602,722 is due on
October 9, 2012. The note carries a prime rate
plus 0% currently at 8.25%.******************..	$793,435		793,435
Total long-term debt.******************..	980,459		1,017,440
Less: current maturities.******************..	(55,082)	0	(57,730)
Notes payable, net of current maturities.******************..	$925,377	0	959,710

Principal payments on the above notes as of December 31, 2006 are as follows:

Year Ending
December 31,
2007*************..*************..	$57,730
2008*************..*************..	57,091
2009*************..*************..	62,367
2010*************..*************..	56,599
2011*************..*************..	45,490
2012*************..*************..	738,163
$1,017,440

CAPITAL LEASE

The Company leases equipment under capital leases expiring in 2011.   The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets.   The assets are amortized over the lower of their related lease terms or their estimated productive lives.  Amortization of assets under capital leases is included in amortization expense for the nine months ended September 30, 2007 and for the year ended December 31, 2006.

Office equipment held under capital leases totaled $148,655 (unaudited) and $126,027 as of September 30, 2007 and December 31, 2006, respectively:

Minimum future lease payments under capital leases as of December 31, 2006 are approximately as follows:

Year Ending
December 31,
2007**************..************..	$43,460
2008**************..************..	42,458
2009**************..************..	41,811
2010**************..************..	41,811
2011*************..*************..	39,139
208,679
Less: amount representing interest*************..	(63,250)
Lease payments net of interest*************..	145,429
Less: current maturities*************..	(22,332)
Present value of minimum lease payments*************..	$123,097

NOTE 4. INCOME TAXES

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the year ended December 31, 2006  and the period from August 16, 2005 (inception) through December 31, 2005:

At December 31, 2005, the Company has a deferred tax asset of $19,538 due to net operating loss carryforward for federal income tax purposes of approximately $80,016, which was fully allowed for in the valuation allowance of $19,538.  The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.  The change in the valuation allowance for the period from August 16, 2006 (inception) through December 31, 2005 was $19,538.

At December 31, 2006, the Company has a deferred tax asset of $95,047 due to net operating loss carryforward for federal income tax purposes of approximately $590,386, which was fully allowed for in the valuation allowance of $95,047.  The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.  The change in the valuation allowance for the year ended December 31, 2006 was $75,509.

Because of various stock transactions during 2006, management believes the Company has undergone an “ownership change” as defined by Section 382 of the Internal Revenue Code.  Accordingly, the utilization of a portion of the net operating loss carryforward may be limited.  Due to this limitation, and the uncertainty regarding the ultimate utilization of the net operating loss carryforward, no tax benefit for losses has been provided by the Company in the accompanying financial statements.  The net operating loss carryforward will expire through 2026.

The Company records its income taxes in accordance with SFAS 109. The Company incurred net operating losses during the periods shown on the condensed financial statements resulting in a deferred tax asset, all of which was fully reserved; therefore the net benefit and expense resulted in $0 income taxes.   The recognition of these net operating loss carryforwards depends on the ability of the Company to generate taxable income.

The Company adopted the provisions of FIN 48 on January 1, 2007. As a result of the implementation of FIN 48, the Company had no changes in the carrying value of its tax assets or liabilities for any unrecognized tax benefits.

NOTE 5. SHAREHOLDERS' EQUITY

AUTHORIZED CAPITAL

The Company's authorized capital stock consists of 150,000,000 shares of $0.001 par value per share Common Stock and 10,000,000 shares of $0.001 par value per share preferred stock.

CLASS A PREFERRED STOCK

The Company has designated 1,000,000 of its Preferred Shares as Class A Convertible Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, Class A Convertible Preferred Shareholders are entitled to receive a preferential treatment vis-à-vis common shareholders.  All Class A Convertible Preferred Shares outstanding were automatically converted into Common Shares at a rate of two-thirds of the initial public offering (“IPO”) price of the Common Shares on February 8, 2007, the date a registration statement was filed with the SEC.    No beneficial conversion was recorded by the Company as the conversion price was out-of-the-money at the commitment date.   If the Company fails to register the common shares within two years of issuance, Class A Convertible Preferred Shareholders have an automatic right to force the Company to redeem the Class A Convertible Preferred Shares at $2.00 per share.

SALE OF UNITS

During the year ended December 31, 2006, the Company sold 148,725 units at $2.00 per unit to certain accredited investors for proceeds of $297,450 pursuant to an exemption from registration claimed under Rule 506 of Regulation D pursuant to the Securities Act of 1933, as amended.    During the nine months ended September 30, 2007, the Company sold an additional 15,000 (unaudited) units at $2.00 per unit for proceeds of $30,000 (unaudited).   Each unit consisted of one share of Class A Convertible Preferred Stock, one Series A Common Stock Warrant and one Series B Common Stock Warrant.  At September 30, 2007, there were 163,725 (unaudited) and 163,725 (unaudited) Series A warrants and Series B warrants outstanding, and at December 31, 2006, there were 148,725 and 148,725 Series A warrants and Series B warrants outstanding, respectively.

Effective February 8, 2007, the 163,725 shares of Class A Convertible Preferred Stock were automatically converted to 245,588 (unaudited) shares the Company’s common stock at two-thirds of the IPO price of $2.00.

REGISTRATION RIGHTS

Each shareholder has the right to request that their shares of common stock be registered under the Securities Act of 1933, as amended.  However, shareholders may not sell their shares of common stock for 180 days following the effective date of the registration statement. Additionally, commencing on the 180th calendar day after an effective registration statement, each shareholder may offer and sell only an aggregate of one-third of their shares of common stock provided that any of the shares are sold for a price not less than 120 percent of the IPO price. After 270 days from the effective date, a shareholder may offer and sell up to two-thirds of their shares of common stock provided that any of the shares are sold for a price not less than 120 percent of the IPO price.  After 360 days, all shareholder restrictions on the sale of their shares of common stock are lifted.

CLASS B CONVERTIBLE PREFERRED SHARES

On October 2, 2006, the Company designated 500,000 of its Preferred Shares as Class B Convertible Preferred Shares.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, holders of Class B Convertible Preferred Shares are entitled to receive preferential treatment vis-à-vis common shareholders.

The Class B Convertible Preferred shares were automatically converted into Common Shares as of February 8, 2007, the date of the filing of an initial registration (or “IPO”) of Common Shares under the Securities Act of 1933, as amended at a rate of two-thirds of the initial registration price.  No beneficial conversion was recorded by the Company as the conversion price was out-of-the-money at the commitment date. If the Company fails to register the underlying Common Shares within two years, Class B Convertible Preferred Shareholders have an automatic right to force the Company to redeem their shares at $2.00 per share. Class B Preferred Convertible Shareholders are not entitled to dividends.

CLASS C CONVERTIBLE PREFERRED SHARES

On October 2, 2006, the Company designated 300,000 of its Preferred Shares as Class C Convertible Preferred Shares.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, Class C Convertible Preferred Shareholders are entitled to receive preferential treatment vis-à-vis common shareholders.

The Class C Convertible Preferred Shares were automatically converted into Common Shares on February 8, 2007, the date of the filing of an IPO of its Common Shares at a rate of eighty five percent of the initial registration price.  No beneficial conversion was recorded by the Company as the conversion price was out-of-the-money at the commitment date.

If the Company fails to register the underlying Common Shares within two years, Class C Convertible Preferred Shareholders have an automatic right to force the Company to redeem their shares at a price of $2.00 per share, plus an amount equal to all accrued and unpaid dividends on those shares. Class C Convertible Preferred Shareholders are entitled to receive, when and as declared by the Board of Directors, out of any assets at the time legally available, dividends in cash at the rate of six percent per annum.

Effective February 8, 2007, all 300,000 shares of Class C Convertible Preferred Stock were automatically converted to 352,941 shares the Company’s common stock at 85% of the IPO price of $2.00.  No beneficial conversion was recorded by the Company as the conversion price was out-of-the-money at the commitment date.

WARRANTS OUTSTANDING

Series A Common Stock warrant holders have the right to purchase one share of Common Stock for a period of three years at a price of 120 percent of the price for Common Stock in a registered offering,

which is anticipated to be filed by the Company.  Series B Common Stock warrant holders have the right to purchase one share of Common Stock for a period of five years at a price of 150 percent of the price for Common Stock in a registered offering, which is anticipated to be filed by the Company.

In connection with the additional borrowing for the building improvements, the Company granted the seller, who guaranteed the loan, a warrant to purchase 150,000 shares of its Common Stock at a price of 85 percent of the proposed IPO price per share for a period of 5 years.

At December 31, 2006 and September 30, 2007, the status of the Company’s warrants outstanding is summarized as follows:

					Weighted
					Average
					Exercise
	Series A	Series B	Other	Total	Price
Outstanding at December 31, 2005................................................................................................................................................	0	0	0	0	$0
Class A convertible preferred stock to related
party (See Note 2)...	75,750	75,750	0	151500	2.24
Class A convertible preferred stock to unrelated
party (See Note 5)...	148,725	148,725		297450	2.24
Class B convertible preferred stock............................................................................................................................................................	0	0	0	0
Class C convertible preferred stock............................................................................................................................................................	0	0	529,412	529412	2.24
In connection with personal guarantee............................................................................................................................................................	0	0	150,000	150000	2.24
Outstanding at December 31, 2006................................................................................................................................................	224475	224475	679412	1128362	2.24
Class A convertible preferred stock to
related party (See Note 2) (Unaudited)............................................................................................................................................................	39,500	39,500	0	79000	2.70
Class A convertible preferred stock in exchange
for bridge loans (See Note 3) (Unaudited)...	58,350	58,350	0	116700	2.70
Class A convertible preferred stock to
unrelated party (See Note 5) (Unaudited)................................................................................................................................................	15,000	15,000	0	30000	2.70
Outstanding at June 30, 2007 (Unaudited)................................................................................................................................................	337,325	337,325	679,412	1,354,062	$2.28

2006 INCENTIVE STOCK PLAN

The Company has designed an incentive stock plan to retain directors, executives, selected employees and consultants and reward them for making major contributions to the success of the Company.  Pursuant to the terms of the plan, incentive stock options may be issued only to employees of the Company. Incentive stock options may be granted to officers or directors, provided they are also employees of the Company.  The Company has reserved 300,000 shares under the plan.

As of September 30, 2007 (unaudited) and December 31, 2006, no incentive stock options have been granted under the plan.

 INITIAL PUBLIC OFFERING

On February 8, 2007, the Company filed a registration statement on Form SB-2 with the Securities and Exchange Commission in order to register:

Up to 625,000 newly issued shares on a “best efforts” basis;

Up to 1,214,498 shares currently held by shareholders; and

Up to 1,397,812 shares which are issuable upon exercise of outstanding warrants owned by Selling Shareholders and underwriter.

On May 3, 2007, the Company amended its registration statement and increased the number of shares to be offered in the IPO from 625,000 to 718,750.  On May 29, 2007 the Company amended its registration statement to reduce the number of shares to be offered by selling shareholders from 1,214,498 to 322,501.  On July 16, 2007, the Company amended its registration statement and increased the number of shares to be offered in the IPO from 718,750 to 1,500,000 and removed the 1,397,812 shares issuable upon exercise of outstanding warrants.

FRIEDLAND CAPITAL

In September 2007, the Company amended an agreement with Friedland Capital regarding anti-dilution rights under which the Company had previously issued approximately 148,483 (unaudited) shares of its common stock to Friedland in exchange for certain consulting services.  The amended agreement voided an earlier agreement for the issuance of approximately 148,483 (unaudited) shares of the Company’s common stock in final satisfaction of a certain anti-dilution agreement.  Pursuant to the amended agreement, the Company has no further obligation to issue shares to Friedland Capital relative to anti-dilution. Further, the 148,483 (unaudited) shares were cancelled.

NOTE 6. COMMITMENTS AND CONTINGENCY

LEASE ARRANGEMENTS

The Company rents office space and equipment under operating lease agreements which expire as follows:

Office-Indiana*****************..*****************..	mmmm-yy
Office-Georgia*****************..*****************..	mmmm-yy
Copier*****************..*****************..	mmmm-yy
Facsimile*****************..*****************..	mmmm-yy
Phone systems****************..*****	mmmm-yy
Phone systems****************..*****	mmmm-yy
Computers****************..*****	mmmm-yy

Rent expense for the nine months ended September 30, 2007 and 2006 was $50,956 (unaudited) and $35,524 (unaudited) and for the year ended December 31, 2006 and the period August 16, 2005 (inception) through December 31, 2005 was $40,709 and $-0-, respectively.

The minimum annual rent payable under such leases approximates the following:

Year Ending
December 31,
2007..................................................................	$50,520
2008..................................................................	44,165
2009..................................................................	20,164
$114,849

TELEPHONE CONSUMER PROTECTION ACT LAWSUIT

The Company is a defendant in a lawsuit that alleges that its lead generation firm sent unsolicited facsimile transmissions to the plaintiffs. The Company filed an answer to the complaint in which it denied liability and filed a suit against its lead generation firm for indemnification purposes.   Management estimates that the Company’s maximum exposure to damages from the suit totals approximately $94,400, including legal defense costs.  The Company intends to vigorously defend against all claims asserted in the complaint. While it is too early to assign any probability to the success or failure of the suit, it appears at this time that the lawsuit should not have a material adverse impact on the Company.

NOTE 7.  ACQUISITIONS

REVERSE MERGER WITH NORTHERN BUSINESS ACQUISITIONS CORP.

On February 10, 2006, Titan Holdings, Inc. ("THI"), an Indiana corporation, entered into a Plan and Agreement of Reorganization Agreement (the "Agreement") with Northern Business Acquisitions Corp. ("NBAC"), a Maryland corporation, in a tax-free share exchange under Section 368(a)(1)(B) of the Internal Revenue Code. NBAC exchanged 1,350,000 shares of its $.001 par value Common Stock for 100 percent of the issued and outstanding Common Stock of THI.  This acquisition has been treated as a recapitalization; with NBAC the legal surviving entity.  By virtue of the reorganization, the sole shareholder of THI acquired 90 percent (or 1,350,000) of the restricted common shares of NBAC.  THI was dissolved in the merger and NBAC changed its name to Titan Holdings, Inc. and later, to Freedom Financial Holdings, Inc.    Management accounted for the reorganization as a capital stock transaction. Costs of the transaction were charged to the period.

ACQUISITION OF FREEDOM FINANCIAL MORTGAGE CORPORATION

On May 3, 2006, Freedom Financial Holdings, Inc. (“FFHI”) acquired 100 percent of the outstanding common shares of Freedom Financial Mortgage Corporation (“FFMC”). The results of FFMC’s operations have been included in the consolidated financial statements since that date.

FFHI acquired all of the issued and outstanding shares of FFMC in exchange for issuing 859,091 common shares to the former shareholders of FFMC.  An additional 95,454 shares of FFHI Common Stock were issued to their founding shareholders pursuant to certain anti-dilutive rights contained in the Exchange Agreement.  For tax purposes, the transaction was structured to qualify as a tax-free reorganization pursuant to Section 368(a) (1) (B) of the IRC.

There was no public market for the Company’s Common Stock at the time of this offering.  Accordingly, the Board of Directors valued the transaction at $224,939, ($.26 per share), based on the fair value of the net assets acquired on the date the acquisition was agreed to and announced.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

At May 3, 2006

Current assets....................................................................................	$7,295
Property and equipment................................................................................	40,234
Intangible assets.................................................................................	744,238
Total assets....................................................................................	791,767

Current liabilities................................................................................	49,267
Long-term debt...............................................................................	517,561
Total liabilities assumed...................................................................................	566,828
Net assets................................................................................	$224,939

Acquired intangible assets consisted of the following:

Noncompete agreements ...........................................................................	$440,000
Noncontractural
customer relationships ...............................................................................	50,000
Licenses..............................................................................	79,238
Customer list ...............................................................................	175,000
Current assets ................................................................................	$744,238

NOTE 8. CONCENTRATIONS

The Company originates mortgages primarily in the states of Florida, Indiana, and Georgia. An overall decline in the economy or the residential real estate market, or the occurrence of a natural disaster that is not covered by standard homeowners’ insurance policies, such as a tornado or hurricane, in one of these states could decrease the value of mortgaged properties in those states and could hamper the Company’s success in attracting clients, ability to originate or sell, and significantly harm the Company’s business, financial condition, liquidity and results of operations.

NOTE 9. S CORPORATION TERMINATION

FFMC terminated its S Corporation tax status as of May 3, 2006 in conjunction with its merger with FFHI.

NOTE 10. SUBSEQUENT EVENTS

SHORT-TERM DEBT

In October 2007, the Company signed a Credit Agreements to borrow a total of $100,000, due to an unrelated individual.  The terms on the Credit Agreement specifies an annual interest rate of 30%, due in full by April 1, 2008.  If amounts are not paid on or before April 1, 2008, an additional interest rate of 5% will be added with payment in full due on May 1, 2008.  The interest will continue to accrue thereafter at a rate of 1% per moth or 12% per annum until paid in full.  At September 30, 2007, the balance of the loans was $100,000.

CLASS D PREFERRED STOCK

On October 19, 2007 the Company authorized 450,000 of its Preferred Shares as Class D Convertible Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, Class D Convertible Preferred Shareholders are entitled to receive a preferential treatment vis-à-vis common shareholders.  At the Company’s discretion Class D Convertible Preferred Shares are convertible into fully paid and non-assessable Common Shares without any action by the holder thereof.  Class D Convertible Preferred Shares shall be converted at the average closing price of the common shares for the twenty (20) trading days prior to conversion.  In the event not converted to Common shares and if the Company has not registered the shares within five (5) years the shareholder will have the right to redeem the shares at a price or prices per share fixed for that Class D, plus an amount equal to all accrued and unpaid dividends on those shares to and including the date fixed for redemption.   The holders of the Class D Preferred shares shall be entitled to receive, when and as declared by the Board of Directors, out of any assets at the time legally available, dividends in cash at the rate of twelve percent and no more.  Those dividends shall accrue and be cumulative as follows: As to shares issued when no other shares of Class D Preferred shares are outstanding, from the date of issuance; as to shares issued when other shares of Class D are outstanding, from that date as shall make the dividend rights per share of the shares being issued uniform with the dividend rights per share of the Class D shares then outstanding, excluding rights to dividends declared and directed to be paid to shareholders of record as of a date preceding the date of issuance of the shares being issued.

On or about November 28, 2007, the Company converted approximately seven hundred and twenty-five thousand dollars ($725,000) of debt into four hundred and thirty five thousand (435,000) shares of Class D convertible preferred stock.  Five hundred thousand dollars ($500,000) of the former debt was owed to Robert Carteaux, a shareholder and director of the Company with repayment terms beginning in December 2007.  The remaining two hundred and twenty-five thousand dollars ($225,000) was owed to unaffiliated parties with repayment terms beginning in March 2008.

On December 23, 2007, the Company increased the number of authorized Class D Convertible Preferred Shares to one million (1,000,000).   In December 2007, the Company converted approximately two hundred and thirty-eight thousand two hundred and sixty-eight dollars ($238,268) of debt into 143,000 shares of Series D convertible preferred stock.  Eighty-seven thousand five hundred dollars ($87,500) of the former debt was owed to Brian Kistler, the CEO and a shareholder and director of the Company, with repayment terms beginning in December 2007.  Ten thousand one hundred and sixty-two dollars and twenty-six cents ($10,162.26) was owed to G.K. Fields and Associates.  Greg Fields, the President of G.K. Fields and Associates, is a director of the Company.  The remaining one hundred and forty thousand six hundred and six dollars ($140,606) was owed to unaffiliated parties.

As of this date, 578,000 Class D Convertible Preferred Shares have been issued.

INITIAL PUBLIC OFFERING

As of December 15, 2007, the Company had not sold any of the Company offering units registered under the Registration Statement.  As a result, the Company terminated the IPO of up to 1,500,000 shares of the common stock of the Company on December 15, 2007.

TELEPHONE CONSUMER PROTECTION ACT LAWSUIT

On December 3, 2007, FFMC entered into a Mutual Release and Settlement Agreement (“Settlement Agreement”).  Under the terms of the Settlement Agreement, FFMC was to pay to Plaintiffs Fifteen Thousand Dollars ($15,000.00) on or before December 5, 2007.  In addition, FFMC shall take all reasonable actions in the Litigation to obtain a monetary award in the amount of $15,000.00 against

EZPMG, Inc. in connection with the Motion for Default Judgment that FFMC has been granted against EZPMG, Inc. in the Litigation and shall then assign said judgment to Plaintiffs. The risk of collecting any money from EZPMG, Inc. pursuant to the assignment shall be borne solely by Plaintiffs, and FFMC does not represent, guarantee or warrant that Plaintiffs will successfully collect from EZPMG, Inc. any part of the assigned judgment.

BACK PROSPECTUS COVER PAGE

Dealer Prospectus Delivery Obligation

Until ______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as the underwriters and with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.

Indemnification of Directors and Officers

Article Seven of the Company’s Articles of Incorporation provides that the corporation shall, to the fullest extent permitted by the Maryland General Corporation Law, as the same may be amended and supplemented, and without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to or covered by said Maryland General Corporation Law.

Item 25.

Other Expenses of Issuance and Distribution

Expenses payable in connection with the distribution of securities being registered, all of which will be borne by the Company, are estimated as follows:

Securities and Exchange Commission Registration Fee	$425
Independent Underwriter Fee	$90,000
Blue Sky Qualification Fees and Expenses	$35,000
Accounting Fees and Expenses	$50,000
Legal Fees and Expenses	$100,000
Printing Expenses	$29,000
Miscellaneous Expenses	-$0-
Total Expenses	$304,425

Item 26.

Recent Sales of Unregistered Securities

In February 2005 the Company issued 245,454 shares of its common stock to consultants in exchange for services rendered to us. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

In August 2005, the Company issued a note payable, convertible into the Company’s common stock at $1.00 per share in exchange for Brian Kistler (“Kistler”) agreeing to pay future costs and expenses. Subsequently, in September 2006, in exchange for payment of the debt owed by the Company, Mr. Kistler agreed to accept 304,589 shares of Class B Convertible Preferred Stock. In November 2006, the terms of the transaction were renegotiated.  In exchange for payment of the debt owed by the Company, Mr. Kistler agreed to accept 152,294 shares of Class B Convertible Preferred Stock which are convertible at 2/3 of the Company offering price.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act. These shares were converted to 228,443 common shares upon the filing of this registration statement. Mr. Kistler is the CEO of the Company.

In April 2006 the Company issued 1,350,000 shares of common stock to Brian Kistler, the CEO of the Company, and members of his immediate family in connection with the merger of Titan Holdings, Inc., an Indiana corporation into Northern Business Acquisition Corp, a Maryland corporation. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

In April 2006 the Company issued 859,091 shares of its common stock to the shareholders of FFMC in connection with the acquisition of FFMC by the Company. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

In the second quarter of 2006 the Company commenced and completed a private offering to accredited investors only (the “Private Placement”).  The Company offered Class A Preferred Shares at $1.00 per share which were convertible at 1/3 of the price of our stock in the Company offering and warrants to purchase common stock at 150% of the Company offering price. The total amount sold was 448,950 Class A Shares and warrants and the Company received $448,950. The Company sold units pursuant to an exemption for registration claimed under Regulation D pursuant to the Securities Act.

These shares of Class A Preferred Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 because the issuance of the shares by the Company did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and manner of the offering. Each investor completed a questionnaire to confirm that he/she/it met all of the requirements necessary to be classified as an accredited investor and that he/she/it could bear the economic risk of the investment.  Additionally, each of these investors had some form of prior relationship with the Company or Mr. Kistler, the Chief Executive Officer of the Company, in that these investors were all either friends or family of Mr. Kistler. As a result the offering was completed with no general solicitation or advertising by the Company.  Based on the analysis of the aforementioned items, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

As of July 2006, the Company was indebted to Kistler for accrued, but unpaid compensation. In September 2006, in exchange for services performed, the Company issued Kistler 169,500 shares of Class B Convertible Preferred shares.  Subsequently, in November 2006, the terms of the transaction were renegotiated.  In exchange for services performed, Kistler agreed to accept 84,750 Class B Convertible Preferred Shares convertible at 2/3 of the Company offering price. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act. These shares were converted to 228,443 common shares upon the filing of this registration statement. Mr. Kistler is the CEO of the Company.

In October 2006 the Company issued a warrant to purchase 150,000 shares of common stock to Robert W. Carteaux, a director of the Company, at an exercise price of 85% of the price of shares in the Company offering.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act.

In October 2006 the Company issued 529,412 warrants to purchase common stock, as part of an agreement to purchase real property, at an exercise price equal to the price of shares sold in the Company offering. The warrants were issued to Robert W. Carteaux and Stanley P. Lipp, directors of the Company, pursuant to an exemption under Section 4(2) of the Securities Act.

In October 2006 the Company issued 600,000 shares of Class C Preferred shares to Robert W. Carteaux and Stanley P. Lipp, directors of the Company, valued at one dollar ($1.00) per share as part of an agreement to purchase real property. In December 2006 the terms of the transaction were renegotiated and the Company issued 300,000 Class C Preferred shares valued at two dollars ($2.00) per share. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act. The 300,000 Class C shares were converted into 352,941 shares of common stock upon the filing of this registration statement.

In December 2006 the terms of the Private Placement were renegotiated. At that time the accredited investors were given a private placement memorandum (“Memorandum”) and financial statements of the Company. The accredited investors who invested in the previous private placement agreed to reinvest subject to the new terms. Pursuant to the Memorandum, the Company offered Units which consisted of:  one (1) Class A Preferred Share at $2.00 per share which were convertible at 2/3 of the Company offering price of our stock; one (1) Series A warrant to purchase common stock at 120% of the Company offering price; and one (1) Series B warrant to purchase common stock at 150% of the Company offering price. In January 2007 the Company sold an additional 55,850 Units ($111,700) in the Company.

In January 2007 the Company issued 337,325 shares of its Class A Preferred stock, 337,325 Series A warrants and 337,325 Series B warrants that were sold pursuant to the Memorandum. Such shares were issued in reliance on an exemption for registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  The shares were converted  to 505,989 common shares upon the filing of this registration statement

In January 2007 the Company issued 148,483 shares of its common stock to consultants in exchange for services rendered to us. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.  In June 2007, as the result of the renegotiation of a contract, the 148,483 shares were cancelled.

On or about November 28, 2007, the Company issued a total of 435,000 shares of Class D Convertible Preferred Stock to certain debtors in exchange for their agreeing to cancel debts owed to them by the Company.  The Company issued Carteaux three hundred thousand (300,000) Class D Convertible Preferred shares in exchange for his agreeing to cancel the five hundred thousand dollar ($500,000) debt owed to him by the Company pursuant to the line of Credit Agreement.  The remaining 135,000 shares of Class D Convertible Preferred Stock were issued by the Company to unaffiliated parties to cancel debts owed to them by the Company.

As of December 2007, the Company was indebted to Kistler for accrued, but unpaid compensation. On or about December 31, 2007, in exchange for services performed, the Company issued Kistler 52,500 shares of Class D Convertible Preferred stock.

On or about December 31, 2007, the Company issued a total of 90,500 shares of Class D Convertible Preferred stock to certain debtors in exchange for their agreeing to cancel debts owed to them by the Company. The Company issued G.K. Fields and Associates 6,100 Class D Convertible Preferred Shares in exchange for it agreeing to cancel the ten thousand one hundred and sixty-two dollars and twenty-six cents ($10,162.26) debt owed to it by the Company.  The remaining 84,400 shares of Class D Convertible Preferred Stock were issued by the Company to unaffiliated parties to cancel debts owed to them by the Company.

Item 27.

Exhibits

Exhibit Number

Description

Description

    Exhibit Number

Soliciting Dealer Agreement

1.1

Plan and Agreement of Reorganization by Merger of Titan Holdings, Inc.

with and into Northern Business Acquisition Corp. under the name of

Titan Holdings, Inc.

2.1

Exchange Agreement (Acquisition of FFMC by Freedom Financial)

2.2

Exhibits to Exchange Agreement

FFMC Shares to Shares

2.2(a)

Escrow Agreement (Freedom Financial acquisition of FFMC)

2.2(b)

Legal Opinion re Exchange Agreement 05/22/2006

2.2(c)

Sinn Employment Agreement

2.2(d)

Hunt Employment Agreement

2.2(e)

Sinn Non-Competition Agreement

2.2(f)

Hunt Non-Competition Agreement

2.2(g)

Termination Agreement

2.2(h)

Lock Up Agreement

2.2(i)

Opinion of Buyer’s Counsel

2.2(j)

Northern Business Acquisition Corp. Articles of Incorporation

3.1(a)

Northern Business Acquisition Corp. Bylaws

3.1(b)

Articles of Amendment Titan Holdings, authorizing Class A Preferred

Shares filed 03/30/2006

3.2

Articles of Amendment Titan Holdings, name change to Freedom

Financial, filed 04/24/2006

3.3

Articles of Amendment Freedom Financial, authorizing Class B & Class

C Preferred Shares filed 10/02/06

3.4

Articles of Amendment Freedom Financial, changing share price to $2 for Class B and C filed 12.28.06

3.5

Titan Holdings Articles of Incorporation filed 08/15/2005

3.6(a)

Titan Holdings, Inc. Bylaws

3.6(b)

Articles of Amendment of Freedom Financial authorizing Class

3.7

D Shares, filed 10.19.2007

Articles of Amendment of Freedom Financial authorizing additional

Class D Shares, filed 1.18.2007

3.8

Opinion of Weintraub Law Group PC

5.1

Employment Agreement – Brian Kistler dated 8/1/06

10.1

Employment Agreement – Sinn

10.2

Non-Compete Agreement – Sinn

10.3

Employment Agreement – Hunt

10.4

Non-Compete Agreement – Hunt

10.5

Employment Agreement – Fields

10.6

Lock-Up Agreement

- Hunt

10.7

Lock-Up Agreement – Sinn

10.8

Registration Rights Agreement - Class A - Form

10.9

Series A Warrant Agreement – Form

10.10

Series B Warrant Agreement – Form

10.11

Convertible Note – Titan Holdings and Brian Kistler dated 8/1/05

10.12

Novation Agreement

10.13

Subscription Agreement – Class B – Brian Kistler (September)

10.14

Registration Rights – Class B – Kistler (September)

10.15

Amended and Restated Subscription Agreement (December)

10.16

Registration Rights –Class B Note –Kistler (December)

10.17

Restricted Stock Agreement

10.18

Registration Rights Agreement – Class B Services- Kistler (September)

10.19

Amended and Restated Restricted Stock Agreement dated 12/19/06

10.20

Registration Rights Agreement – Class B Services dated 12/31/06

10.21

Official Offer to Purchase Real Estate 8.9.06

10.22

Amended and Restated Offer to Purchase Real Estate 092506

10.23

Second Amended and Restated Offer to Purchase Real Estate

1/09/2007

10.24

Registration Rights Agreement Building Purchase Class C – Carteaux

(September)

10.25

Registration Rights Agreement Building Purchase Class C – Lipp

(September)

10.26

Warrant Agreement – Building Purchase – Lipp (September)

10.27

Warrant Agreement – Building Purchase – Carteaux (September)

10.28

Registration Rights Agreement Building Purchase – Class C – Lipp

(January)

10.29

Registration Rights Agreement Building Purchase – Class C – Carteaux

(January)

10.30

Warrant Agreement – Building Purchase – Lipp 1.9.07

10.31

Warrant Agreement – Building Purchase – Carteaux 1.9.07

10.32

Official Offer for Personal Guarantee

 - Carteaux

10.33

Amended and Restated Personal Guarantee dated 092206

10.34

Warrant Agreement – Personal Guarantee – Carteaux

10.35

Registration Rights Agreement Personal Guarantee - Carteaux

10.36

Consulting Agreement – Action Mentoring Program

10.37

Addendum to Action Consulting Agreement

10.38

Consulting Agreement – Medallion Consultants

10.39

Friedland Capital Advisory Agreement with Titan

10.40

Amendment to Friedland Capital Advisory Agreement

10.41

Friedland Corporate Investor Services Agreement with NBAC

10.42

Commercial Lease Agreement (Georgia office)

10.43

Office Lease Stone Pointe Suite 100

(Ft. Wayne)

10.44

Office Lease Stone Pointe Suite 200

(Ft. Wayne)

10.45

Florida Lease

10.46

2006 Incentive Stock Plan

10.47

Form – Lock Up Agreement

10.48

Form –Amended Lock Up Agreement (Merger Shares)

10.49

Underwriter Warrant

10.50

Registration Rights Agreement – Class B Note – Kistler (February)

10.51

Tower Bank Line of Credit

10.52

Tower Bank Building Purchase Note

10.53

Form – Amended Lock-Up Agreement Selling Security Holders – Price

10.54

Escrow Agreement Tower Trust Company - Proceeds

10.55

Escrow Agreement – Shares

10.56

Master Treasury Management Services Agreement

10.57

Exhibits to Master Agreement

Software Addendum

10.57(a)

Product Guide

10.57(b)

Schedule A

10.57(c)

Amended Line of Credit Agreement – Carteaux

10.58

Second Amendment to Friedland Capital Agreement

10.59

Shareholder Agreement Re: Surrender of Shares

10.60

Credit Agreement

10.61

Credit Agreement

10.62

Credit Agreement

10.63

Amended Series A Warrant Agreement – Form

10.64

Amended Series B Warrant Agreement – Form

10.65

Amended Registration Rights Agreement Building Purchase –

Class C – Lipp

10.66

Amended Registration Rights Agreement Building Purchase –

Class C – Carteaux

10.67

Amended Warrant Agreement – Building Purchase – Lipp

10.68

Amended Warrant Agreement – Building Purchase – Carteaux

10.69

Amended Warrant Agreement – Personal Guarantee – Carteaux

10.70

Amended Registration Rights Agreement Personal Guarantee - Carteaux

10.71

Form –Amended Lock Up Agreement (Merger Shares)

10.72

Amended Registration Rights Agreement – Class B Note – Kistler

10.73

Form – Amended Lock-Up Agreement Selling Security Holders – Price

10.74

Form - Novation Agreement

10.75

Form - Subscription Agreement

10.76

Novation Agreement – Carteaux

10.77

Subscription Agreement-Carteaux

10.78

Novation Agreement – Services – Kistler

10.79

Subscription Agreement – Kistler

10.80

Novation Agreement – Fields

10.81

Subscription Agreement – Fields

10.82

Carteaux Promissory Note

10.83

Hunt Promissory Note

10.84

Subsidiaries of the Small Business Issuer

21.1

Consent of Certified Independent Public Accountant Re Freedom

Financial Holdings, Inc.

23.1

Consent of Certified Independent Public Accountant Re Freedom

Financial Mortgage Corporation.

23.2

Consent of Weintraub Law Group PC (included in Exhibit 5.1 hereto)

23.3

Item 28.

Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining any liability under the Securities Act, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are sold to a purchaser by means of any of the following communications, the undersigned will be will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.

Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

b.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to be the undersigned;

c.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

d.

Any other communication that is an offer in the offering made by the undersigned to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to

Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fort Wayne, State of Indiana on February 13, 2008.

FREEDOM FINANCIAL HOLDINGS, INC.

/s/Brian K. Kistler

Principal Executive Officer

Brian K. Kistler

/s/ Robin W. Hunt_______

Principal Accounting Officer And

Robin W. Hunt

Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name

Title

Date

/s/ Brian K. Kistler

Principal Executive Officer,

2/13/08

Brian K. Kistler

Director

/s/ Robin W. Hunt

Principal Accounting Officer,

2/13/08

Robin W. Hunt

Principal Financial Officer,

2/13/08

Secretary, Director

/s/ Gregory K. Fields

Director

2/13/08

Gregory K. Fields

/s/ Robert W. Carteaux

Director

2/13/08

Robert W. Carteaux

/s/ Robert Houlihan

Director

2/13/08

Robert Houlihan

/s/ Stan Lipp

Director

2/13/08

Stan Lipp

INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Description

    Exhibit Number

Soliciting Dealer Agreement

1.1

Plan and Agreement of Reorganization by Merger of Titan Holdings, Inc.

with and into Northern Business Acquisition Corp. under the name of

Titan Holdings, Inc.

2.1

Exchange Agreement (Acquisition of FFMC by Freedom Financial)

2.2

Exhibits to Exchange Agreement

FFMC Shares to Shares

2.2(a)

Escrow Agreement (Freedom Financial acquisition of FFMC)

2.2(b)

Legal Opinion re Exchange Agreement 05/22/2006

2.2(c)

Sinn Employment Agreement

2.2(d)

Hunt Employment Agreement

2.2(e)

Sinn Non-Competition Agreement

2.2(f)

Hunt Non-Competition Agreement

2.2(g)

Termination Agreement

2.2(h)

Lock Up Agreement

2.2(i)

Opinion of Buyer’s Counsel

2.2(j)

Northern Business Acquisition Corp. Articles of Incorporation

3.1(a)

Northern Business Acquisition Corp. Bylaws

3.1(b)

Articles of Amendment Titan Holdings, authorizing Class A Preferred

Shares filed 03/30/2006

3.2

Articles of Amendment Titan Holdings, name change to Freedom

Financial, filed 04/24/2006

3.3

Articles of Amendment Freedom Financial, authorizing Class B & Class

C Preferred Shares filed 10/02/06

3.4

Articles of Amendment Freedom Financial, changing share price to $2 for Class B and C filed 12.28.06

3.5

Titan Holdings Articles of Incorporation filed 08/15/2005

3.6(a)

Titan Holdings, Inc. Bylaws

3.6(b)

Articles of Amendment of Freedom Financial authorizing Class

3.7

D Shares, filed 10.19.2007

Articles of Amendment of Freedom Financial authorizing additional

Class D Shares, filed 1.18.2007

3.8

Opinion of Weintraub Law Group PC

5.1

Employment Agreement – Brian Kistler dated 8/1/06

10.1

Employment Agreement – Sinn

10.2

Non-Compete Agreement – Sinn

10.3

Employment Agreement – Hunt

10.4

Non-Compete Agreement – Hunt

10.5

Employment Agreement – Fields

10.6

Lock-Up Agreement

- Hunt

10.7

Lock-Up Agreement – Sinn

10.8

Registration Rights Agreement - Class A - Form

10.9

Series A Warrant Agreement – Form

10.10

Series B Warrant Agreement – Form

10.11

Convertible Note – Titan Holdings and Brian Kistler dated 8/1/05

10.12

Novation Agreement

10.13

Subscription Agreement – Class B – Brian Kistler (September)

10.14

Registration Rights – Class B – Kistler (September)

10.15

Amended and Restated Subscription Agreement (December)

10.16

Registration Rights –Class B Note –Kistler (December)

10.17

Restricted Stock Agreement

10.18

Registration Rights Agreement – Class B Services- Kistler (September)

10.19

Amended and Restated Restricted Stock Agreement dated 12/19/06

10.20

Registration Rights Agreement – Class B Services dated 12/31/06

10.21

Official Offer to Purchase Real Estate 8.9.06

10.22

Amended and Restated Offer to Purchase Real Estate 092506

10.23

Second Amended and Restated Offer to Purchase Real Estate

1/09/2007

10.24

Registration Rights Agreement Building Purchase Class C – Carteaux

(September)

10.25

Registration Rights Agreement Building Purchase Class C – Lipp

(September)

10.26

Warrant Agreement – Building Purchase – Lipp (September)

10.27

Warrant Agreement – Building Purchase – Carteaux (September)

10.28

Registration Rights Agreement Building Purchase – Class C – Lipp

(January)

10.29

Registration Rights Agreement Building Purchase – Class C – Carteaux

(January)

10.30

Warrant Agreement – Building Purchase – Lipp 1.9.07

10.31

Warrant Agreement – Building Purchase – Carteaux 1.9.07

10.32

Official Offer for Personal Guarantee

 - Carteaux

10.33

Amended and Restated Personal Guarantee dated 092206

10.34

Warrant Agreement – Personal Guarantee – Carteaux

10.35

Registration Rights Agreement Personal Guarantee - Carteaux

10.36

Consulting Agreement – Action Mentoring Program

10.37

Addendum to Action Consulting Agreement

10.38

Consulting Agreement – Medallion Consultants

10.39

Friedland Capital Advisory Agreement with Titan

10.40

Amendment to Friedland Capital Advisory Agreement

10.41

Friedland Corporate Investor Services Agreement with NBAC

10.42

Commercial Lease Agreement (Georgia office)

10.43

Office Lease Stone Pointe Suite 100

(Ft. Wayne)

10.44

Office Lease Stone Pointe Suite 200

(Ft. Wayne)

10.45

Florida Lease

10.46

2006 Incentive Stock Plan

10.47

Form – Lock Up Agreement

10.48

Form –Amended Lock Up Agreement (Merger Shares)

10.49

Underwriter Warrant

10.50

Registration Rights Agreement – Class B Note – Kistler (February)

10.51

Tower Bank Line of Credit

10.52

Tower Bank Building Purchase Note

10.53

Form – Amended Lock-Up Agreement Selling Security Holders – Price

10.54

Escrow Agreement Tower Trust Company - Proceeds

10.55

Escrow Agreement – Shares

10.56

Master Treasury Management Services Agreement

10.57

Exhibits to Master Agreement

Software Addendum

10.57(a)

Product Guide

10.57(b)

Schedule A

10.57(c)

Amended Line of Credit Agreement – Carteaux

10.58

Second Amendment to Friedland Capital Agreement

10.59

Shareholder Agreement Re: Surrender of Shares

10.60

Credit Agreement

10.61

Credit Agreement

10.62

Credit Agreement

10.63

Amended Series A Warrant Agreement – Form

10.64

Amended Series B Warrant Agreement – Form

10.65

Amended Registration Rights Agreement Building Purchase –

Class C – Lipp

10.66

Amended Registration Rights Agreement Building Purchase –

Class C – Carteaux

10.67

Amended Warrant Agreement – Building Purchase – Lipp

10.68

Amended Warrant Agreement – Building Purchase – Carteaux

10.69

Amended Warrant Agreement – Personal Guarantee – Carteaux

10.70

Amended Registration Rights Agreement Personal Guarantee - Carteaux

10.71

Form –Amended Lock Up Agreement (Merger Shares)

10.72

Amended Registration Rights Agreement – Class B Note – Kistler

10.73

Form – Amended Lock-Up Agreement Selling Security Holders – Price

10.74

Form - Novation Agreement

10.75

Form - Subscription Agreement

10.76

Novation Agreement – Carteaux

10.77

Subscription Agreement-Carteaux

10.78

Novation Agreement – Services – Kistler

10.79

Subscription Agreement – Kistler

10.80

Novation Agreement – Fields

10.81

Subscription Agreement – Fields

10.82

Carteaux Promissory Note

10.83

Hunt Promissory Note

10.84

Subsidiaries of the Small Business Issuer

21.1

Consent of Certified Independent Public Accountant Re Freedom

Financial Holdings, Inc.

23.1

Consent of Certified Independent Public Accountant Re Freedom

Financial Mortgage Corporation

23.2

Consent of Weintraub Law Group PC (included in Exhibit 5.1 hereto)

23.3

Endnotes